UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 10

GENERAL FORM FOR REGISTRATION OF SECURITIES

Pursuant to Section 12(b) or (g) of The Securities Exchange Act of 1934

GLOBAL TECHNOLOGIES, LTD

(Exact name of registrant as specified in its charter)

Delaware	86-0970492
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

510 1st Ave N., Suite 901 St. Petersburg, FL	33701
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (727) 482-1505

A Registered Agent, Inc.

8 The Green, Suite A

Dover, DE 19901

(302) 288-0670

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Securities to be registered pursuant to Section 12(g) of the Act:

Class A Common Stock, $.0001 par value

(Title of Class)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer [ ]	Accelerated filer [ ]
Non-accelerated filer [X]	Smaller reporting company [X]
Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act. [X] YES [  ] NO

As of June 5, 2020, there were 12,189,293,609 shares of registrant’s Class A common stock outstanding.

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EXPLANATORY NOTE

Global Technologies, Ltd. is filing this General Form for Registration of Securities on Form 10, which we refer to as the Registration Statement, to register its Class A Common Stock, par value $0.0001 per share, pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended, or the Exchange Act. Once this registration statement is deemed effective, we will be subject to the requirements of Regulation 13A under the Exchange Act, which will require us to file annual reports on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K, and we will be required to comply with all other obligations of the Exchange Act applicable to issuers filing registration statements pursuant to Section 12(g) of the Exchange Act. Unless otherwise mentioned or unless the context requires otherwise, when used in this Registration Statement, the terms “Global Technologies,” “Company,” “we,” “us,” and “our” refer to Global Technologies, Ltd.

FORWARD-LOOKING STATEMENTS

This Registration Statement contains forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical fact, contained in this Registration Statement, including statements regarding our strategy, future operations, future financial position, future revenues, projected costs, prospects, plans and objectives of management, are forward-looking statements. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “target,” “potential,” “will,” “would,” “could,” “should,” “continue,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words.

We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. We have included important cautionary statements in this Registration Statement, particularly in the “Risk Factors” section, that we believe could cause actual results or events to differ materially from the forward-looking statements that we make. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments we may make.

You should read this Registration Statement and the documents that we have filed as exhibits to this Registration Statement with the understanding that our actual future results may be materially different from what we expect. The forward-looking statements contained in this Registration Statement are made as of the date of this Registration Statement, and we do not assume any obligation to update any forward-looking statements except as required by applicable law.

WHERE YOU CAN FIND MORE INFORMATION ABOUT US

When this Registration Statement becomes effective, we will begin to file reports, proxy statements, information statements and other information with the United States Securities and Exchange Commission, or SEC. You may read and copy this information, for a copying fee, at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information on its Public Reference Room. Our SEC filings will also be available to the public from commercial document retrieval services, and at the website maintained by the SEC at http://www.sec.gov.

Our Internet website address is http://www.globaltechnologiesltd.info. Information contained on the website does not constitute part of this Registration Statement. We have included our website address in this Registration Statement solely as an inactive textual reference. When this Registration Statement is effective, we will make available, through a link to the SEC’s website, electronic copies of the materials we file with the SEC, including annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, the Section 16 reports filed by our executive officers, directors and 10% stockholders and amendments to those reports.

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Item 1. Business.

Overview

We were incorporated under the laws of the State of Delaware on January 20, 1999 under the name of NEW IFT Corporation. On August 13, 1999, the Company filed an Amended and Restated Certificate of Incorporation with the State of Delaware to change the name of the corporation to Global Technologies, Ltd. Our principal executive offices are located at 501 1st Ave N., Suite 901, St. Petersburg, FL 33701 and our telephone number is (727) 482-1505. Our website address is www.globaltechnologiesltd.info. The information contained on, or that can be accessed through, our website is not a part of this Registration Statement. We have included our website address in this Registration Statement solely as an inactive textual reference.

Prior Operational History

From inception until March 2011, Global Technologies was a technology portfolio company that acquired nascent technology and related innovations, inventions and IP assets to enhance their growth and development. The Company built revenues and asset value through a model of continuous growth, income from or sale of its portfolio holdings, and technology licensing or distribution agreements.

The Company invested primarily in innovative and promising clean/renewable energy or bio-tech technologies that had reached the stage in the critical Technology Development & Demonstration phase of the Innovative Cycle, which includes Prototype, Demonstration and Market Analysis.

In March 2011, the Company abandoned its operations. Mr. Jimmy Wayne Anderson, our sole officer and director, was appointed a director of the Company in December 2017 and an officer in January 2018.

Current Operations

Global Technologies, Ltd (“Global”) is a holding corporation, which through its subsidiaries, has operations engaged in the online sales of CBD and hemp related products, the acquisition of intellectual property in the safety and security space and as a portal for entrepreneurs to provide immediate access to live shopping, e-commerce, product placement in brick and mortar retail outlets and logistics.

On November 30, 2019, the Company entered into a Purchase and Sale Agreement (the “Agreement”) for the purchase of TCBM Holdings, LLC (“TCBM”). Under the terms of the Agreement, the Company issued a Convertible Promissory Note (the “Note”) in the amount of $2,000,000 to Jetco Holdings, LLC for the purchase of all issued and outstanding membership units of TCBM and its subsidiaries, HMNRTH, LLC and 911 Help Now, LLC.

On March 11, 2020, the Company, through its two wholly owned subsidiaries, HMNRTH, LLC (the “Seller”) and TCBM Holdings, LLC (the “Owner”) (together Seller and Owner the “Selling Parties”) entered into an Asset Purchase Agreement (the “Agreement”) with Edison Nation, Inc. and its wholly owned subsidiary, Scalematix, LLC (together the “Buyer”), for the sale of certain assets in the health and wellness industry and related consumer products industry. Under the terms of the Agreement, Buyer was to remit $70,850 via wire transfer at Closing and issue to a representative of the Selling Parties Two Hundred Thirty-Eight Thousand Seven Hundred and Fifty (238,750) shares of restricted common stock. In addition, the Selling Parties shall have the right to additional earn out compensation based upon the following metrics: (i) at such time as the purchased assets achieve cumulative revenue of $2,500,000, the Selling Parties shall earn One Hundred Twenty-Five Thousand (125,000) shares of common stock; and (ii) at such time as the purchased assets achieve cumulative revenue of $5,000,000, the Selling Parties shall earn One Hundred Twenty-Five Thousand (125,000) shares of common stock. The Closing of the transaction occurred on March 11, 2020. As of the date of this filing, the Company has received the 238,750 shares of restricted common stock valued at $477,500 due under the terms of the Agreement. The shares were subsequently transferred to the principal of Jetco Holdings, LLC as payment against the November 30, 2019 convertible note. Please see NOTE F - NOTES PAYABLE, THIRD PARTIES for further information.

Our wholly owned subsidiaries:

About TCBM Holdings, LLC

TCBM Holdings, LLC (“TCBM”) was formed as a Delaware limited liability company on August 10, 2017. TCBM is a holding corporation, which operated through its two wholly owned subsidiaries, HMNRTH, LLC and 911 Help Now, LLC.

About HMNRTH, LLC

HMNRTH, LLC (“HMN”) was formed as a Delaware limited liability company on July 30, 2019. HMNRTH operates as an online store selling a variety of hemp and CBD related products. The Company’s business model is to bridge the gap between the lifestyle and knowledge components within the cannabis industry. The Company’s goal is to educate every consumer while cultivating an experience by providing quality products, branded cutting-edge content, and diversified product lines for any purpose. Most importantly, we want our clients to discover their inner HMN, redefine their inner HMN and Empower their inner HMN. The Company’s ecommerce website can be found at www.hmnrth.com.

About 911 Help Now, LLC

911 Help Now, LLC (“911”) was formed as a Delaware limited liability company on February 2, 2018. 911 was a holding company of intellectual property in the safety and security space. In July 2019, 911 sold all intellectual property assets. The Company intends on acquiring additional intellectual property during the current fiscal year.

About Markets on Main, LLC

Markets on Main, LLC (“MOM”) was formed as a Florida limited liability company on April 2, 2020. MOM is the operational subsidiary for the Company’s sales and distribution business. MOM’s focus is on bringing small businesses and entrepreneurs to large opportunities and distribution. MOM provides a range of services including full e-commerce management, Amazon shopping distribution and retail placement. In addition, the Company provides third-party fulfillment and logistics capabilities with online access to reporting and revenue. MOM’s website can be found at www.marketsonmain.com.

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REVENUE

We have no revenues for the years ended June 30, 2019 and 2018, or for the six months ended December 31, 2019.

RESEARCH AND DEVELOPMENT

For the twelve months ended June 30, 2019 and 2018 and six months ended December 31, 2019, we had $0, $0 and $0 research and development costs, respectively.

Employees

Currently, Global Technologies has one part-time employee. We intend on retaining additional officers and ancillary staff during fiscal 2020 as our operational subsidiaries further their business plans.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Form 10 contains forward-looking statements that may be affected by matters outside our control that could cause materially different results.

Some of the information in this Form 10-12g contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933. These statements express, or are based on, our expectations about future events. Forward-looking statements give our current expectations or forecasts of future events. Forward-looking statements generally can be identified by the use of forward-looking terminology, such as, “may”, “will”, “expect”, “intend”, “project”, “estimate”, “anticipate”, “believe” or “continue” or the negative thereof or similar terminology. They include statements regarding our:

●	financial position,

●	business plans,

●	budgets,

●	amount, nature and timing of capital expenditures,

●	cash flow and anticipated liquidity,

●	future operations of unknown nature costs,

●	acquisition and development of other technology,

●	future demand for any products and services acquired,

●	operating costs and other expenses.

Although we believe the expectations and forecasts reflected in these and other forward-looking statements are reasonable, we can give no assurance they will prove to have been correct. They can be affected by inaccurate assumptions or by known or unknown risks and uncertainties. Factors that could cause actual results to differ materially from expected results are described under “Risk Factors” and include:

●	general economic conditions,

●	our cost of operations,

●	our ability to generate sufficient cash flows to operate,

●	availability of capital,

●	the strength and financial resources of our competitors,

●	our ability to find and retain skilled personnel,

●	the lack of liquidity of our common stock,

●	Various risks related to health epidemics, pandemics and similar outbreaks, such as the coronavirus disease 2019 (“COVID-19”) pandemic, which may have material adverse effects on our business, financial position, results of operations and/or cash flows, and

●	Our ability to take advantage of opportunities under the Coronavirus Aid, Relief, and Economic Security Act, or the CARES Act, and the potential impact of the CARES Act on our business, results of operations, financial condition or liquidity.

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Any of the factors listed above and other factors contained in this Form 10 could cause our actual results to differ materially from the results implied by these or any other forward-looking statements made by us or on our behalf. We cannot assure you that our future results will meet our expectations. When you consider these forward-looking statements, you should keep in mind these risk factors and the other cautionary statements in this Form 10. Our forward-looking statements speak only as of the date made.

Our Business Plan

Our business plan is to operate through our wholly owned subsidiaries for the foreseeable future, while seeking potential acquisition, joint venture and merger candidates.

Our wholly owned subsidiaries:

About TCBM Holdings, LLC

TCBM Holdings, LLC (“TCBM”) was formed as a Delaware limited liability company on August 10, 2017. TCBM is a holding corporation, which operated through its two wholly owned subsidiaries, HMNRTH, LLC and 911 Help Now, LLC.

About HMNRTH, LLC

HMNRTH, LLC (“HMN”) was formed as a Delaware limited liability company on July 30, 2019. HMNRTH operates as an online store selling a variety of hemp and CBD related products. The Company’s business model is to bridge the gap between the lifestyle and knowledge components within the cannabis industry. The Company’s goal is to educate every consumer while cultivating an experience by providing quality products, branded cutting-edge content, and diversified product lines for any purpose. Most importantly, we want our clients to discover their inner HMN, redefine their inner HMN and Empower their inner HMN. The Company’s ecommerce website can be found at www.hmnrth.com.

About 911 Help Now, LLC

911 Help Now, LLC (“911”) was formed as a Delaware limited liability company on February 2, 2018. 911 was a holding company of intellectual property in the safety and security space. In July 2019, 911 sold all intellectual property assets. The Company intends on acquiring additional intellectual property during the current fiscal year.

About Markets on Main, LLC

Markets on Main, LLC (“MOM”) was formed as a Florida limited liability company on April 2, 2020. MOM is the operational subsidiary for the Company’s sales and distribution business. MOM’s focus is on bringing small businesses and entrepreneurs to large opportunities and distribution. MOM provides a range of services including full e-commerce management, Amazon shopping distribution and retail placement. In addition, the Company provides third-party fulfillment and logistics capabilities with online access to reporting and revenue. MOM’s website can be found at www.marketsonmain.com.

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Potential Future Acquisitions

In implementing a structure for a particular business acquisition, we may become a party to a merger, consolidation, reorganization, joint venture, or licensing agreement with another company or entity. We may also acquire stock or assets of an existing business. Upon consummation of a transaction, it is probable that our present management and stockholders will no longer be in control of us. In addition, our sole director may, as part of the terms of the acquisition transaction, resign and be replaced by new directors without a vote of our stockholders, or sell his stock in us. Any such sale will only be made in compliance with the securities laws of the United States and any applicable state.

It is anticipated that any securities issued in any such acquisition would be issued in reliance upon exemption from registration under application federal and state securities laws. In some circumstances, as a negotiated element of the transaction, we may agree to register all or a part of such securities immediately after the transaction is consummated or at specified times thereafter. If such registration occurs, it will be undertaken by the surviving entity after it has successfully consummated a merger or acquisition and is no longer considered an inactive company.

The issuance of substantial additional securities and their potential sale into any trading market which may develop in our securities may have a depressive effect on the value of our securities in the future. There is no assurance that such a trading market will develop.

While the actual terms of a transaction cannot be predicted, it is expected that the parties to any business transaction will find it desirable to avoid the creation of a taxable event and thereby structure the business transaction in a so-called “tax-free” reorganization under Sections 368(a)(1) or 351 of the Internal Revenue Code (the “Code”). In order to obtain tax-free treatment under the Code, it may be necessary for the owner of the acquired business to own 80% or more of the voting stock of the surviving entity. In such event, our stockholders would retain less than 20% of the issued and outstanding shares of the surviving entity. This would result in significant dilution in the equity of our stockholders.

As part of our investigation, we expect to meet personally with management and key personnel, visit and inspect material facilities, obtain independent analysis of verification of certain information provided, check references of management and key personnel, and take other reasonable investigative measures, to the extent of our limited financial resources and management expertise. The manner in which we participate in an opportunity will depend on the nature of the opportunity, the respective needs and desires of both parties, and the management of the opportunity.

With respect to any merger or acquisition, and depending upon, among other things, the target company’s assets and liabilities, our stockholders will in all likelihood hold a substantially lesser percentage ownership interest in us following any merger or acquisition. The percentage ownership may be subject to significant reduction in the event we acquire a target company with assets and expectations of growth. Any merger or acquisition can be expected to have a significant dilutive effect on the percentage of shares held by our stockholders.

We will participate in a business opportunity only after the negotiation and execution of appropriate written business agreements. Although the terms of such agreements cannot be predicted, generally we anticipate that such agreements will (i) require specific representations and warranties by all of the parties; (ii) specify certain events of default; (iii) detail the terms of closing and the conditions which must be satisfied by each of the parties prior to and after such closing; (iv) outline the manner of bearing costs, including costs associated with the Company’s attorneys and accountants; (v) set forth remedies on defaults; and (vi) include miscellaneous other terms.

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As stated above, we will not acquire or merge with any entity which cannot provide independent audited financial statements within a reasonable period of time after closing of the proposed transaction. If such audited financial statements are not available at closing, or within time parameters necessary to insure our compliance within the requirements of the 1934 Act, or if the audited financial statements provided do not conform to the representations made by that business to be acquired, the definitive closing documents will provide that the proposed transaction will be voidable, at the discretion of our present management. If such transaction is voided, the definitive closing documents will also contain a provision providing for reimbursement for our costs associated with the proposed transaction.

There are no guarantees that we will be successful in Closing any additional acquisitions or mergers.

Competition

We believe we are an insignificant participant among the firms, which engage in the acquisition of business opportunities. There are many established venture capital and financial concerns that have significantly greater financial and personnel resources and technical expertise than we have. In view of our limited financial resources and limited management availability, we will continue to be at a significant competitive disadvantage compared to our competitors.

In reference to our subsidiary 911 Help Now, the Personal Emergency Response marketplace is a large and fragmented market which has many competitors with larger financial resources than us. Our differentiating factor in this space is our no monthly fee sales model. As such, we intend on making our presence known through establishing marketing and advertising campaigns leveraged off our earlier product sales.

In reference to our subsidiary HMNRTH, the market for the sale of CBD-based products is fragmented and intensely competitive. Currently, in the United States, we do not believe that there are any businesses that can demonstrate or claim a dominant market share of the growing CBD products market. Our competitors in the retail location sales of CBD-based products include Green Roads, PlusCBD, and Select CBD, and in the digital space include Diamond CBD, CBDistillery, and Lazarus Natural. We expect that the quantity and composition of the competitive environment will continue to evolve as the industry matures and new customers enter the marketplace.

In reference to our newly formed business operation through our subsidiary Markets on Main, the Company’s goal is to become a leader in sales and distribution of entrepreneur driven products, in a highly competitive industry. We compete with companies from all industries, some of which have substantially more resources, stronger name recognition, and longer operating histories than us, and which benefit from greater economies of scale. Our competitive advantage is based primarily on our ability to locate and partner with leading entrepreneurs in niche industries with competitive advantage.

We target products that leverage some sort of intellectual property that we own or license from the entrepreneurs. Certain of our licensors have reserved the rights to manufacture, distribute and sell similar or identical products. Some of these products could directly compete with our products and could be sold to our customers or directly to consumers at lower prices than those at which our products are sold. Our competitors for Markets to Main include Funko, Inc. and Edison Nation, Inc. to name a few.

Investment Company Act 1940

Although we will be subject to regulation under the Securities Act of 1933, as amended, and the 1934 Act, we believe we will not be subject to regulation under the Investment Company Act of 1940 (the “1940 Act”) insofar as we will not be engaged in the business of investing or trading in securities. In the event we engage in business combinations that result in us holding passive investment interests in a number of entities, we could be subject to regulation under the 1940 Act. In such event, we would be required to register as an investment company and incur significant registration and compliance costs. We have obtained no formal determination from the SEC as to our status under the 1940 Act and, consequently, any violation of the 1940 Act would subject us to material adverse consequences. We believe that, currently, we are exempt under Regulation 3a-2 of the 1940 Act.

Intellectual Property

We own no intellectual property.

Factors Effecting Future Performance

Rather than an operating business, our goal is to obtain debt and/or equity financing to meet our ongoing operating expenses and attempt to merge with another entity with experienced management and opportunities for growth in return for shares of our common stock to create value for our shareholders.

Although there is no assurance that this series of events will be successfully completed, we believe we can successfully complete an acquisition or merger which will enable us to continue as a going concern. Any acquisition or merger will most likely be dilutive to our existing stockholders.

The factors affecting our future performance are listed and explained below under the section “Risk Factors” below:

Item 1A. Risk Factors.

You should carefully consider the risks described below and other information in this prospectus, including the financial statements and related notes that appear at the end of this prospectus, before deciding to invest in our securities. These risks should be considered in conjunction with any other information included herein, including in conjunction with forward-looking statements made herein. If any of the following risks actually occur, they could materially adversely affect our business, financial condition, operating results or prospects. Additional risks and uncertainties that we do not presently know or that we currently deem immaterial may also impair our business, financial condition, operating results and prospects.

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Risks Relating to Our Company

We have incurred significant losses and anticipate future losses.

As of December 31, 2019, we had an accumulated deficit of $161,730,012 and a stockholders’ deficit of approximately $2,301,661.

Future losses are likely to occur as, until we are able to merge with another entity with experienced management and opportunities for growth in return for shares of our common stock to create value for our shareholders as we have no sources of income to meet our operating expenses. As a result of these, among other factors, we received from our registered independent public accountants in their report for the financial statements for the years ended June 30, 2019 and 2018, an explanatory paragraph stating that there is substantial doubt about our ability to continue as a going concern.

Our existing financial resources are insufficient to meet our ongoing operating expenses.

We have no sources of income at this time and no existing cash balances to meet our ongoing operating expenses. In the short term, unless we are able to raise additional debt and/or equity we shall be unable to meet our ongoing operating expenses. On a longer-term basis, we intend to raise the debt and/or equity to meet our ongoing operating expenses and merge with another entity with experienced management and opportunities for growth in return for shares of our common stock to create value for our shareholders. There can be no assurance that this series of events will be successfully completed.

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Scarcity of, and competition for, business opportunities and combinations.

We believe we are an insignificant participant among the firms which engage in the acquisition of business opportunities. There are many established venture capital and financial concerns that have significantly greater financial and personnel resources and technical expertise than we have. Nearly all such entities have significantly greater financial resources, technical expertise and managerial capabilities than us and, consequently, we will be at a competitive disadvantage in identifying possible business opportunities and successfully completing a business combination. Moreover, we will also compete in seeking merger or acquisition candidates with numerous other small public companies. In view of our limited financial resources and limited management availability, we will continue to be at a significant competitive disadvantage compared to our competitors.

We may be negatively affected by adverse general economic conditions.

Current conditions in domestic and global economies are extremely uncertain. Adverse changes may occur as a result of softening global economies, wavering consumer confidence caused by the threat of terrorism and war, and other factors capable of affecting economic conditions. Such changes could have a material adverse effect on our business, financial condition, and results of operations.

Because our principal shareholder controls our activities, he may cause us to act in a manner that is most beneficial to himself and not to other shareholders which could cause us not to take actions that outside investors might view favorably.

Our principal shareholder, our sole officer and director, has voting authority for ninety six percent (96%) of our outstanding common stock. As a result, he effectively controls all matters requiring stockholder approval, including the election of directors, the approval of significant corporate transactions, such as mergers and related party transaction. These insiders also have the ability to delay or perhaps even block, by their ownership of our stock, an unsolicited tender offer. This concentration of ownership could have the effect of delaying, deterring or preventing a change in control of our company that you might view favorably.

Our director may have conflicts of interest which may not be resolved favorably to us.

Certain conflicts of interest may exist between our sole director and us. Our sole Director has other business interests to which he devotes his attention and may be expected to continue to do so although management time should be devoted to our business. As a result, conflicts of interest may arise that can be resolved only through exercise of such judgment as is consistent with fiduciary duties to us. See “Directors and Executive Officers” (page 30 below), and “Conflicts of Interest.” (page 30 below).

We may depend upon outside advisors; who may not be available on reasonable terms and as needed.

To supplement the business experience of our officers and directors, we may be required to employ accountants, technical experts, appraisers, attorneys, or other consultants or advisors. Our Board without any input from stockholders will make the selection of any such advisors. Furthermore, it is anticipated that such persons may be engaged on an “as needed” basis without a continuing fiduciary or other obligation to us. In the event we consider it necessary to hire outside advisors, we may elect to hire persons who are affiliates, if they are able to provide the required services.

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We are not a reporting company at this time, but will become one due to the filing of this Registration Statement on Form 10-12G.

Upon the successful filing of this Form 10-12G, we will be subject to the reporting requirements under the Securities and Exchange Act of 1934. As a result, shareholders will have access to the information required to be reported by publicly held companies under the Exchange Act and the regulations thereunder. We intend to provide our shareholders with quarterly unaudited reports and annual reports containing financial information prepared in accordance with generally accepted accounting principles audited by independent certified public accountants and intend to register under the Securities Exchange Act, Section12(g). There can be no assurance that we shall be able to file this Form 10–12G successfully or that we shall become a reporting company.

We may not be able to meet the filing and internal control reporting requirements imposed by the Securities and Exchange Commission, which may result in a decline in the price of our common shares and an inability to obtain future financing.

As directed by Section 404 of the Sarbanes-Oxley Act, as amended by SEC Release No. 33-8934 on June 26, 2008, the SEC adopted rules requiring each public company to include a report of management on the company’s internal controls over financial reporting in its annual reports. In addition, the independent registered public accounting firm auditing a company’s financial statements may have to also attest to and report on management’s assessment of the effectiveness of the company’s internal controls over financial reporting. We may be required to include a report of management on its internal control over financial reporting. The internal control report must include a statement

●	Of management’s responsibility for establishing and maintaining adequate internal control over its financial reporting;

●	Of management’s assessment of the effectiveness of its internal control over financial reporting as of year-end; and

●	Of the framework used by management to evaluate the effectiveness of our internal control over financial reporting.

Furthermore, our independent registered public accounting firm may be required to file its attestation on whether it believes that we have maintained, in all material respects, effective internal control over financial reporting.

While we expect to expend significant resources in developing the necessary documentation and testing procedures required by Section 404 of the Sarbanes-Oxley Act, there is a risk that we may not be able to comply timely with all of the requirements imposed by this rule. In the event that we are unable to receive a positive attestation from our independent registered public accounting firm with respect to our internal controls, investors and others may lose confidence in the reliability of our financial statements and our stock price and ability to obtain equity or debt financing as needed could suffer.

In addition, in the event that our independent registered public accounting firm is unable to rely on our internal controls in connection with its audit of our financial statements, and in the further event that it is unable to devise alternative procedures in order to satisfy itself as to the material accuracy of our financial statements and related disclosures, it is possible that we would be unable to file our Annual Report on Form 10-K with the SEC, which could also adversely affect the market price of our common stock and our ability to secure additional financing as needed.

Reporting requirements under the Exchange Act and compliance with the Sarbanes-Oxley Act of 2002, including establishing and maintaining acceptable internal controls over financial reporting, are costly and may increase substantially.

The rules and regulations of the SEC require a public company to prepare and file periodic reports under the Exchange Act, which will require that the Company engage legal, accounting, auditing and other professional services. The engagement of such services is costly. Additionally, the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) requires, among other things, that we design, implement and maintain adequate internal controls and procedures over financial reporting. The costs of complying with the Sarbanes-Oxley Act and the limited technically qualified personnel we have may make it difficult for us to design, implement and maintain adequate internal controls over financial reporting. In the event that we fail to maintain an effective system of internal controls or discover material weaknesses in our internal controls, we may not be able to produce reliable financial reports or report fraud, which may harm our overall financial condition and result in loss of investor confidence and a decline in our share price.

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As a public company, we will be subject to the reporting requirements of the Exchange Act, the Sarbanes-Oxley Act, the Dodd-Frank Act of 2010 and other applicable securities rules and regulations. Despite recent reforms made possible by the JOBS Act, compliance with these rules and regulations will nonetheless increase our legal and financial compliance costs, make some activities more difficult, time-consuming or costly and increase demand on our systems and resources, particularly after we are no longer an “emerging growth company.” The Exchange Act requires, among other things, that we file annual, quarterly, and current reports with respect to our business and operating results.

We are working with our legal, accounting and financial advisors to identify those areas in which changes should be made to our financial and management control systems to manage our growth and our obligations as a public company. These areas include corporate governance, corporate control, disclosure controls and procedures and financial reporting and accounting systems. We have made, and will continue to make, changes in these and other areas. However, we anticipate that the expenses that will be required in order to adequately prepare for being a public company could be material. We estimate that the aggregate cost of increased legal services; accounting and audit functions; personnel, such as a chief financial officer familiar with the obligations of public company reporting; consultants to design and implement internal controls; and financial printing alone will be a few hundred thousand dollars per year and could be several hundred thousand dollars per year. In addition, if and when we retain independent directors and/or additional members of senior management, we may incur additional expenses related to director compensation and/or premiums for directors’ and officers’ liability insurance, the costs of which we cannot estimate at this time. We may also incur additional expenses associated with investor relations and similar functions, the cost of which we also cannot estimate at this time. However, these additional expenses individually, or in the aggregate, may also be material.

In addition, being a public company could make it more difficult or more costly for us to obtain certain types of insurance, including directors’ and officers’ liability insurance, and we may be forced to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. The impact of these events could also make it more difficult for us to attract and retain qualified persons to serve on our board of directors, our board committees or as executive officers.

The increased costs associated with operating as a public company may decrease our net income or increase our net loss and may cause us to reduce costs in other areas of our business or increase the prices of our products or services to offset the effect of such increased costs. Additionally, if these requirements divert our management’s attention from other business concerns, they could have a material adverse effect on our business, financial condition and results of operations.

The Jobs Act allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies.

Since, we have elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(1) of the JOBS Act, this election allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates.

We have material weakness in our controls and procedures.

We have conducted an evaluation of our internal control over financial reporting based on the framework in “Internal Control Integrated Framework” issued by the Committee of Sponsoring Organizations for the Treadway Commission (“COSO”) and published in 2013, and subsequent guidance prepared by COSO specifically for smaller public companies. Based on that evaluation, management concluded that our internal control over financial reporting was not sufficient as of June 30, 2019 and 2018, and December 31, 2019 for the reasons discussed below:

A significant deficiency is a deficiency, or combination of deficiencies in internal control over financial reporting, that adversely affects the entity’s ability to initiate, authorize, record, process, or report financial data reliably in accordance with generally accepted accounting principles such that there is more than a remote likelihood that a misstatement of the entity’s financial statements that is more than inconsequential will not be prevented or detected by the entity’s internal control.

A material weakness is a deficiency or a combination of deficiencies in internal control over financial reporting such that there is a reasonable possibility that a material misstatement of the annual or interim consolidated financial statements will not be prevented or detected on a timely basis.

Management identified the following material weakness and significant deficiencies in its assessment of the effectiveness of internal control over financial reporting as of June 30, 2019 and December 31, 2019:

●	The Company did not maintain effective controls over certain aspects of the financial reporting process because we lacked personnel with accounting expertise and an adequate supervisory review structure that is commensurate with our financial reporting requirements.

●	Material Weakness – Inadequate segregation of duties.

The management of the Company believes that these material weaknesses will remain until such time that the Company has the resources to increase the number of personnel committed to the performance of its financial duties that such weaknesses can be specifically addressed. This will include, but not limited to, the following:

●	Hiring of additional personnel to adequately segregate financial reporting duties.

●	The retention of outside consultants to review our controls and procedures

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General Business Risks

Conflicts of interest may arise from other business activities of our directors and officers.

Our sole officer and director, Jimmy Wayne Anderson, currently serves in the role as President and Chairman of another publicly traded entity, Sylios Corp (a fully-reporting company “UNGS” on the OTC Markets “PINK”). Mr. Anderson also serves as the President and Chairman of AMDAQ Corp. As such, Mr. Anderson may not be able to dedicate the required time to the Company.

We are highly dependent on the services of key executives, the loss of whom could materially harm our business and our strategic direction. If we lose key management or significant personnel, cannot recruit qualified employees, directors, officers, or other personnel or experience increases in our compensation costs, our business may materially suffer.

We are highly dependent on our management team, specifically Wayne Anderson. If we lose key employees, our business may suffer. Furthermore, our future success will also depend in part on the continued service of our management personnel and our ability to identify, hire, and retain additional key personnel. We do not carry “key-man” life insurance on the lives of any of our executives, employees or advisors. We experience intense competition for qualified personnel and may be unable to attract and retain the personnel necessary for the development of our business. Because of this competition, our compensation costs may increase significantly.

We will need to raise additional capital to continue operations over the coming year.

We anticipate the need to raise approximately $1,000,000 in capital to fund our operations through December 31, 2020. We expect to use these cash proceeds, primarily to identify new business opportunities and possible acquisitions. We cannot guarantee that we will be able to raise these required funds or generate sufficient revenue to remain operational.

We may be unable to manage growth, which may impact our potential profitability.

Successful implementation of our business strategy requires us to manage our growth. Growth could place an increasing strain on our management and financial resources. To manage growth effectively, we will need to:

●	Establish definitive business strategies, goals and objectives;
●	Maintain a system of management controls; and
●	Attract and retain qualified personnel, as well as, develop, train and manage management-level and other employees.

If we fail to manage our growth effectively, our business, financial condition or operating results could be materially harmed, and our stock price may decline.

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Our lack of adequate D&O insurance may also make it difficult for us to retain and attract talented and skilled directors and officers.

We may in the future be subject to additional litigation, including potential class action and stockholder derivative actions. Risks associated with legal liability are difficult to assess and quantify, and their existence and magnitude can remain unknown for significant periods of time. To date, we have not obtained directors and officers liability (“D&O”) insurance. While neither Florida law nor our Articles of Incorporation or bylaws require us to indemnify or advance expenses to our officers and directors involved in such a legal action, we have entered into an indemnification agreement with our President and intend to enter into similar agreements with other officers and directors in the future. Without adequate D&O insurance, the amounts we would pay to indemnify our officers and directors should they be subject to legal action based on their service to the Company could have a material adverse effect on our financial condition, results of operations and liquidity. Furthermore, our lack of adequate D&O insurance may make it difficult for us to retain and attract talented and skilled directors and officers, which could adversely affect our business.

If we are unable to maintain effective internal control over our financial reporting, the reputational effects could materially adversely affect our business.

Under the provisions of Section 404(a) of the Sarbanes-Oxley Act of 2002, as amended by the Dodd Frank Wall Street Reform and Consumer Protection Act of 2010, the SEC adopted rules requiring public companies to perform an evaluation of Internal Control over Financial Reporting (Internal Controls) and to report on our evaluation in our Annual Report on Form 10-K. Our Internal Controls constitute a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements in accordance with GAAP. In the event we discover material weakness in our internal controls and our remediation of such reported material weakness is ineffective, or if in the future we are unable to maintain effective Internal Controls, additional resulting material restatements could occur, regulatory actions could be taken, and a resulting loss of investor confidence in the reliability of our financial statements could occur.

We expect to incur substantial expenses to meet our reporting obligations as a public company. In addition, failure to maintain adequate financial and management processes and controls could lead to errors in our financial reporting and could harm our ability to manage our expenses.

We estimate that it will cost approximately $50,000 annually to maintain the proper management and financial controls for our filings required as a public reporting company. In addition, if we do not maintain adequate financial and management personnel, processes and controls, we may not be able to accurately report our financial performance on a timely basis, which could cause a decline in our stock price and adversely affect our ability to raise capital.

If the registration of our common stock is revoked in the future, our business opportunities will cease to exist.

In the event our securities registration was to be revoked, we would not have the ability to raise money through the issuance of shares and would lose the ability to continue the business plan set out in this filing. Common stock issued and outstanding at that time would no longer be tradable.

Our business operations have been and may continue to be materially and adversely affected by the outbreak of the novel respiratory illness coronavirus (“COVID-19”).

On March 11, 2020, the World Health Organization declared the outbreak of the novel respiratory illness COVID-19 a pandemic. The new strain of COVID-19 is considered to be highly contagious and poses a serious public health threat.

Any outbreak of such epidemic illness or other adverse public health developments may materially and adversely affect the global economy, our markets and our business.

We cannot foresee whether the outbreak of COVID-19 will be effectively contained, nor can we predict the severity and duration of its impact. If the outbreak of COVID-19 is not effectively and timely controlled, our business operations and financial condition may be materially and adversely affected as a result of the deteriorating market outlook for automobile sales, the slowdown in regional and national economic growth, weakened liquidity and financial condition of our customers or other factors that we cannot foresee. Any of these factors and other factors beyond our control could have an adverse effect on the overall business environment, cause uncertainties in the regions where we conduct business, cause our business to suffer in ways that we cannot predict and materially and adversely impact our business, financial condition and results of operations.”

Our ability to use our net operating loss carry-forwards and certain other tax attributes may be limited.

We have incurred substantial losses during our history. To the extent that we continue to generate taxable losses, unused losses will carry forward to offset future taxable income, if any, until such unused losses expire. Under Sections 382 and 383 of the Internal Revenue Code of 1986, as amended, if a corporation undergoes an “ownership change,” generally defined as a greater than 50% change (by value) in its equity ownership over a three-year period, the corporation’s ability to use its pre-change net operating loss carry-forwards, or NOLs, and other pre-change tax attributes (such as research tax credits) to offset its post-change income may be limited. We may experience ownership changes in the future as a result of subsequent shifts in our stock ownership. As a result, if we earn net taxable income, our ability to use our pre-change net operating loss carry-forwards to offset U.S. federal taxable income may be subject to limitations, which could potentially result in increased future tax liability to us. In addition, at the state level, there may be periods during which the use of NOLs is suspended or otherwise limited, which could accelerate or permanently increase state taxes owed.

Risks Associated with Our Subsidiary, HMNRTH, LLC

Until we have developed and launched our products at commercial levels, there is uncertainty of market acceptance and the efficacy of the commercialization strategy.

While we have launched our core products in the marketplace, natural, hemp-based consumer products are new to the marketplace and it is not yet determined whether such products will gain consumer acceptance. Until we have consistent, proven sales, there is uncertainty of product acceptance in the intended markets and our ability to commercialize our products. As with any transformational product, there will be a time before customers embrace the product and recognize its full value. If there are no, or only low levels of, product acceptance and sales, we may have to alter our business plan. As is typical of any new business concept, demand and market acceptance for newly introduced products and services is subject to great uncertainty. Achieving market acceptance will require us to undertake substantial marketing efforts and to make significant expenditures to create awareness of and demand for our products. We have limited marketing experience and limited financial, personnel and other resources to undertake extensive marketing activities. Our efforts will be subject to all of the risks associated with the commercialization of new products, including unanticipated delays, expenses and the evolution of industry standards. There can be no assurance that markets for our products will not be limited, or that our strategies will result in successful product commercialization or in initial or continued market acceptance for our products.

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Due to controversy over the cannabis plant within the United States, we face challenges getting our products into stores.

Some of our products are intended for ingestion purposes. There are potential significant health benefits to consuming hemp-based products, however, all products derived from the cannabis plant are controversial. Our products contain only trace amounts of THC and are below the legal limit for ingestion within the U.S. However, we anticipate that we may face scrutiny and experience resistance in getting our products into stores due to hesitation by food chains to carry any product even affiliated with the cannabis plant.

The U.S. Food and Drug Administration has recently called into question the legality of products containing CBD sold as dietary supplements.

In a question and answer page (“Q&A Posting”) posted in mid-May 2015 on the U.S. Food and Drug Administration’s (“FDA”) website relating to marijuana products, the FDA indicated that products containing CBD cannot be sold as dietary supplements. The FDA stated that “based on available evidence, FDA has concluded that cannabidiol products are excluded from the dietary supplement definition (the “IND Preclusion”) under Section 201(ff)(3)(B)(ii) of the Federal Food, Drug, and Cosmetic Act” (the “FD&C Act”). Under that provision, if a substance (such as CBD) has been authorized for investigation as a new drug for which substantial clinical investigations have been instituted and for which the existence of such investigations has been made public, the products containing that substance are excluded from the Section 201(ff)(3)(B)(ii) definition of a dietary supplement. There is an exception to the IND Preclusion if the substance was “marketed as” a dietary supplement or as a conventional food before substantial clinical investigations were instituted pursuant to an authorization for investigation of a new drug and made public, as further discussed below; however, based on available evidence, the FDA concluded that this is not the case for cannabidiol. This Q&A Posting by the FDA did not institute any rulemaking procedures or provide an opportunity for public comment in arriving at its conclusion regarding CBD in dietary supplements.

The investigational new drug (“IND”) preclusion language from section 201(ff) of the FD&C Act includes several requirements that must be met for a certain ingredient to be precluded from the definition of a dietary supplement. First, the ingredient must have been authorized by FDA for investigation as a new drug. Next, substantial clinical investigations must have been instituted. These substantial clinical investigations must also be made public. Lastly, all of the above must have occurred prior to the marketing of the ingredient as a dietary supplement or food. That is, all of these conditions must be met before the article can be precluded from the definition of a dietary supplement under section 201(ff)(3)(B)(ii) of the FD&C Act.

The FDA did not provide any information for IND’s that may serve as a basis for its Q&A Posting. In fact, in the Company’s opinion, the FDA failed to follow appropriate rulemaking and notice procedures in issuing its position on CBD in dietary supplements as required by law under the Administration Procedure Act, which requires that FDA give notice of proposed rules, and accept and respond to public comments in finalizing a rule.

Notwithstanding the FDA’s Q&A Posting, it is our opinion, which is broadly shared by the marketplace, that CBD has been marketed as a dietary supplement prior to commencement and public notice of any substantial clinical investigations instituted on CBD, as the investigations that were publicized were not substantial as they were limited in number and preliminary in nature, thereby rendering the IND Preclusion inapplicable.

There is limited availability of clinical studies.

Although industrial hemp has a long history of human consumption, and the Company believes all of its products to be safe when taken as directed by the Company, there is little long-term experience with human consumption of certain of these innovative product ingredients or combinations thereof in concentrated form. Although the Company performs research and/or tests the formulation and production of its products, there is limited clinical data regarding the safety and benefits of ingesting industrial hemp-based products. Any instance of illness or negative side effects of ingesting industrial hemp-based products would have a material adverse effect on our business and operations.

We face substantial risk of product liability claims and potential adverse product publicity.

Like any other retailer, distributor or manufacturer of products that are designed to be ingested, we face an inherent risk of exposure to product liability claims in the event that the use of our products results in injury. In the event we do not have adequate insurance or contractual indemnification, product liability claims could have a material adverse effect on the Company. The Company is not currently a named defendant in any product liability lawsuit; however, other manufacturers and distributors of nutritional supplements currently are or have been named as defendants in such lawsuits. The successful assertion or settlement of any uninsured claim, a significant number of insured claims, or a claim exceeding the Company’s insurance coverage could have a material adverse effect on the Company.

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Government regulation of cannabis and hemp is constantly evolving, and unfavorable developments could have an adverse effect on our operating results.

Any changes in laws or regulations relating to cannabis and hemp could adversely affect our business, results of operations and our business prospects.

Risks Associated with Our Subsidiary, Markets on Main, LLC

An inability to develop and introduce products in a timely and cost-effective manner may damage our business.

Our sales and profitability depend on our ability to bring products to market to meet customer demands and before consumers begin to lose interest in a given property. There is no guarantee that we will be able to manufacture, source and ship new or continuing products in a timely manner and on a cost-effective basis to meet constantly changing consumer demands. This risk is heightened by our customers’ increasingly compressed shipping schedules and the seasonality of our business. Moreover, unforeseen delays or difficulties in the development process, significant increases in the planned cost of development, manufacturing delays or changes in anticipated consumer demand for our products and new brands may cause the introduction date for products to be later than anticipated, may reduce or eliminate the profitability of such products or, in some situations, may cause a product or new brand introduction to be discontinued.

Our success will depend on the reliability and performance of third-party distributors, manufacturers and suppliers.

We compete with other companies for the production capacity of third-party suppliers for components. Certain of these competing companies have substantially greater financial and other resources than we have, and we may be at a competitive disadvantage in seeking to procure production capacity. Our inability to contract with third-party manufacturers and suppliers to provide a sufficient supply of our products on acceptable terms and on a timely basis could negatively impact our relationships with existing customers and cause us to lose revenue-generating opportunities with potential customers. We also rely on operators and distributors to market and distribute our products. If our operators or distributors are unsuccessful, we may miss revenue-generating opportunities that might otherwise have been recognized.

We are increasingly dependent on information technology, and potential cyberattacks, security problems or other disruption and expanding social media vehicles present new risks.

We rely on information technology networks and systems, including the internet, to process, transmit and store electronic information, and to manage or support a variety of business processes, including financial transactions and records, billing and operating data. We may purchase some of our information technology from vendors, on whom our systems will depend, and we rely on commercially available systems, software, tools and monitoring to provide security for processing, transmission and storage of confidential operator and other customer information. We depend upon the secure transmission of this information over public networks. Our networks and storage applications could be subject to unauthorized access by hackers or others through cyberattacks, which are rapidly evolving and becoming increasingly sophisticated, or by other means, or may be breached due to operator error, malfeasance or other system disruptions. In some cases, it will be difficult to anticipate or immediately detect such incidents and the damage they cause. Any significant breakdown, invasion, destruction, interruption or leakage of information from our systems could harm our reputation and business.

In addition, the use of social media could cause us to suffer brand damage or information leakage. Negative posts or comments about us on any social networking website could damage our or our brands’ reputations. Employees or others might disclose non-public sensitive information relating to our business through external media channels, including through the use of social media. The continuing evolution of social media will present us with new challenges and risks.

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Defects in products we develop internally or for clients could reduce our revenue, increase our costs, burden our engineering and marketing resources, involve us in litigation and adversely affect us.

Our success will depend on our ability to avoid, detect and correct defects in our products. We may not be able to maintain products that are free from defects. Although we have taken steps to prevent defects, our products could suffer such defects. The occurrence of such defects or malfunctions could result in physical harm to the patrons of our customers and the subsequent termination of agreements, cancellation of orders, product returns and diversion of our resources. Even if our customers do not suffer financial losses, customers may replace our products if they do not perform according to expectations. Any of these occurrences could also result in the loss of or delay in market acceptance of our products and/or loss of sales. In addition, the occurrence of defects in our products may give rise to claims for lost revenues and related litigation by our customers and may subject us to investigation or other disciplinary action by regulatory authorities that could include suspension or revocation of our ability to do business in certain jurisdictions.

Our success depends, in part, on our ability to successfully manage our inventories.

We must maintain sufficient inventory levels to operate our business successfully, but we must also avoid accumulating excess inventory, which increases working capital needs and lowers gross margin. We obtain substantially all of our inventory from third-party manufacturers located outside the United States and must typically order products well in advance of the time these products will be offered for sale to our customers. As a result, it may be difficult to respond to changes in consumer preferences and market conditions, which, for pop culture products, can change rapidly. If we do not accurately anticipate the popularity of certain products, then we may not have sufficient inventory to meet demand. Alternatively, if demand or future sales do not reach forecasted levels, we could have excess inventory that we may need to hold for a long period of time, write down, sell at prices lower than expected or discard. If we are not successful in managing our inventory, our business, financial condition and results of operations could be adversely affected.

We may also be negatively affected by changes in retailers’ inventory policies and practices. As a result of the desire of retailers to more closely manage inventory levels, there is a growing trend to make purchases on a “just-in-time” basis. This requires us to more closely anticipate demand and could require us to carry additional inventory. Policies and practices of individual retailers may adversely affect us as well, including those relating to access to and time on shelf space, price demands, payment terms and favoring the products of our competitors. Our retail customers make no binding long-term commitments to us regarding purchase volumes and make all purchases by delivering purchase orders. Any retailer can therefore freely reduce its overall purchase of our products, including the number and variety of our products that it carries, and reduce the shelf space allotted for our products. If demand or future sales do not reach forecasted levels, we could have excess inventory that we may need to hold for a long period of time, write down, sell at prices lower than expected or discard. If we are not successful in managing our inventory, our business, financial condition and results of operations could be adversely affected.

An inability to develop and introduce products in a timely and cost-effective manner may damage our business.

Our sales and profitability depend on our ability to bring products to market to meet customer demands and before consumers begin to lose interest in a given property. There is no guarantee that we will be able to manufacture, source and ship new or continuing products in a timely manner or on a cost-effective basis to meet constantly changing consumer demands. This risk is heightened by our customers’ increasingly compressed shipping schedules and the seasonality of our business. Furthermore, our license agreements typically require us to obtain the licensor’s approval of the products we develop under a particular license prior to making any sales, which can have the effect of delaying our product releases. Additionally, for products based on properties in our movie, TV show and video game categories, this risk may also be exacerbated by our need to introduce new products on a timeframe that corresponds with a particular content release. These time constraints may lead our customers to reduce their demand for these products in order to minimize their inventory risk. Moreover, unforeseen delays or difficulties in the development process, significant increases in the planned cost of development, manufacturing or distribution delays or changes in anticipated consumer demand for our products and new brands, or the related third party content, may cause the introduction date for products to be later than anticipated, may reduce or eliminate the profitability of such products or, in some situations, may cause a product or new brand introduction to be discontinued.

Risk to Our Common Stock

If we fail to remain current on our reporting requirements, we could be removed from the OTC Bulletin Board which would limit the ability of broker-dealers to sell our securities in the secondary market.

Companies trading on the Over the Counter Bulletin Board must be reporting issuers under Section 12 of the Securities Exchange Act of 1934, as amended, and must be current in their reports under Section 13, in order to maintain price quotation privileges on the OTC Bulletin Board. As a result, the market liquidity for our securities could be severely adversely affected by limiting the ability of broker-dealers to sell our securities and the ability of stockholders to sell their securities in the secondary market. In addition, we may be unable to get relisted on the OTC Bulletin Board, which may have an adverse material effect on the Company.

We do not expect to pay dividends in the future; any return on investment may be limited to the value of our common stock.

We do not currently anticipate paying cash dividends in the foreseeable future. The payment of dividends on our common stock will depend on earnings, financial condition and other business and economic factors affecting it at such time as the board of directors may consider relevant. Our current intention is to apply net earnings, if any, in the foreseeable future to increasing our capital base and development and marketing efforts. There can be no assurance that the Company will ever have sufficient earnings to declare and pay dividends to the holders of our common stock, and in any event, a decision to declare and pay dividends is at the sole discretion of our board of directors. If we do not pay dividends, our common stock may be less valuable because a return on your investment will only occur if its stock price appreciates.

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Authorization of preferred stock.

Our Certificate of Incorporation authorizes the issuance of up to 5,000,000 shares of preferred stock with designations, rights and preferences determined from time to time by its Board of Directors. Accordingly, our Board of Directors is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting, or other rights which could adversely affect the voting power or other rights of the holders of the common stock. On July 16, 2019, the Company’s Board of Directors approved the designation of two new series of preferred stock, Series K Super Voting Preferred Stock and Series L Preferred Stock. On August 2, 2019, the Company issued three (3) shares of its Series K Super Voting Preferred Stock to its sole officer and director, Jimmy Wayne Anderson.

On September 2, 2019, the Company issued ten (10) shares of its Series L Preferred Stock to Sylios Corp, an entity controlled by the Company’s sole officer and director. In the event of issuance of additional shares, the preferred stock could be utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of the Company. At present, we have authorized 5,000,000 shares of Preferred Stock with 13, 0 and 0 shares outstanding at December 31, 2019, June 30, 2019 and 2018, respectively. Please see NOTE I - CAPITAL STOCK for further information.

The market price for our common stock may be particularly volatile given our status as a relatively unknown company, with a limited operating history and lack of profits which could lead to wide fluctuations in our share price. You may be unable to sell your common stock at or above your purchase price, which may result in substantial losses to you.

Our stock price may be particularly volatile when compared to the shares of larger, more established companies that trade on a national securities exchange and have large public floats. The volatility in our share price will be attributable to a number of factors. First, our common stock will be compared to the shares of such larger, more established companies, sporadically and thinly traded. As a consequence of this limited liquidity, the trading of relatively small quantities of shares by our shareholders may disproportionately influence the price of those shares in either direction. The price for our shares could decline precipitously in the event that a large number of shares of our common stock are sold on the market without commensurate demand. Second, we are a speculative or “risky” investment due to our limited operating history and lack of profits to date, and uncertainty of future market acceptance for our potential products. As a consequence of this enhanced risk, more risk-adverse investors may, under the fear of losing all or most of their investment in the event of negative news or lack of progress, be more inclined to sell their shares on the market more quickly and at greater discounts than would be the case with the stock of a larger, more established company that trades on a national securities exchange and has a large public float. Many of these factors are beyond our control and may decrease the market price of our common stock, regardless of our operating performance. We cannot make any predictions or projections as to what the prevailing market price for our common stock will be at any time. Moreover, the OTC Bulletin Board is not a liquid market in contrast to the major stock exchanges. We cannot assure you as to the liquidity or the future market prices of our common stock if a market does develop. If an active market for our common stock does not develop, the fair market value of our common stock could be materially adversely affected.

Existing stockholders will experience significant dilution from our sale of shares under potential Securities Purchase Agreements.

The sale of shares pursuant to any Securities Purchase Agreements executed by the Company in the future will have a dilutive impact on our stockholders. As a result, the market price of our common stock could decline significantly, as we sell shares pursuant to the Securities Purchase Agreement. In addition, for any particular advance, we will need to issue a greater number of shares of common stock under the Securities Purchase Agreement as our stock price declines. If our stock price is lower, then our existing stockholders would experience greater dilution.

The Company May Issue Shares of Preferred Stock with Greater Rights than Common Stock.

The Company’s charter authorizes the Board of Directors to issue one or more series of preferred stock and set the terms of the preferred stock without seeking any further approval from holders of the Company’s common stock. Any preferred stock that is issued may rank ahead of the Company’s common stock in terms of dividends, priority and liquidation premiums and may have greater voting rights than the Company’s common stock.

Being a Public Company Significantly Increases the Company’s Administrative Costs.

The Sarbanes-Oxley Act of 2002, as well as rules subsequently implemented by the SEC and listing requirements subsequently adopted by the NYSE Amex in response to Sarbanes-Oxley, have required changes in corporate governance practices, internal control policies and audit committee practices of public companies. Although the Company is a relatively small public company, these rules, regulations, and requirements for the most part apply to the same extent as they apply to all major publicly traded companies. As a result, they have significantly increased the Company’s legal, financial, compliance and administrative costs, and have made certain other activities more time consuming and costly, as well as requiring substantial time and attention of our senior management. The Company expects its continued compliance with these and future rules and regulations to continue to require significant resources. These rules and regulations also may make it more difficult and more expensive for the Company to obtain director and officer liability insurance in the future and could make it more difficult for it to attract and retain qualified members for the Company’s Board of Directors, particularly to serve on its audit committee.

Our shares are subject to the U.S. “Penny Stock” Rules and investors who purchase our shares may have difficulty re-selling their shares as the liquidity of the market for our shares may be adversely affected by the impact of the “Penny Stock” Rules.

Our stock is subject to U.S. “Penny Stock” rules, which may make the stock more difficult to trade on the open market. Our common shares are not currently traded on the OTC Bulletin Board, but it is the Company’s plan that the common shares be quoted on the OTC Bulletin Board. A “penny stock” is generally defined by regulations of the U.S. Securities and Exchange Commission (“SEC”) as an equity security with a market price of less than US$5.00 per share. However, an equity security with a market price under US $5.00 will not be considered a penny stock if it fits within any of the following exceptions:

(i)	the equity security is listed on NASDAQ or a national securities exchange;

(ii)	the issuer of the equity security has been in continuous operation for less than three years, and either has (a) net tangible assets of at least US $5,000,000, or (b) average annual revenue of at least US $6,000,000; or

(iii)	the issuer of the equity security has been in continuous operation for more than three years and has net tangible assets of at least US $2,000,000.

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Our common stock does not currently fit into any of the above exceptions.

If an investor buys or sells a penny stock, SEC regulations require that the investor receive, prior to the transaction, a disclosure explaining the penny stock market and associated risks. Furthermore, trading in our common stock will be subject to Rule 15g-9 of the Exchange Act, which relates to non-NASDAQ and non-exchange listed securities. Under this rule, broker/dealers who recommend our securities to persons other than established customers and accredited investors must make a special written suitability determination for the purchaser and receive the purchaser’s written agreement to a transaction prior to sale. Securities are exempt from this rule if their market price is at least $5.00 per share. Since our common stock is currently deemed penny stock regulations, it may tend to reduce market liquidity of our common stock, because they limit the broker/dealers’ ability to trade, and a purchaser’s ability to sell, the stock in the secondary market.

The low price of our common stock has a negative effect on the amount and percentage of transaction costs paid by individual shareholders. The low price of our common stock also limits our ability to raise additional capital by issuing additional shares. There are several reasons for these effects. First, the internal policies of certain institutional investors prohibit the purchase of low-priced stocks. Second, many brokerage houses do not permit low-priced stocks to be used as collateral for margin accounts or to be purchased on margin. Third, some brokerage house policies and practices tend to discourage individual brokers from dealing in low-priced stocks. Finally, broker’s commissions on low-priced stocks usually represent a higher percentage of the stock price than commissions on higher priced stocks. As a result, the Company’s shareholders may pay transaction costs that are a higher percentage of their total share value than if our share price were substantially higher.

Because we can issue additional shares of common stock, purchasers of our common stock may incur immediate dilution and experience further dilution.

We are authorized to issue up to 14,991,000,000 shares of common stock, of which 12,189,293,609 shares of common stock are issued and outstanding as of December 31, 2019 and June 30, 2019. Our Board of Directors has the authority to cause us to issue additional shares of common stock and to determine the rights, preferences and privileges of such shares, without consent of any of our stockholders. Consequently, the stockholders may experience more dilution in their ownership of our stock in the future. Please see NOTE-I CAPITAL STOCK for further information.

A reverse stock split may decrease the liquidity of the shares of our common stock.

The liquidity of the shares of our common stock may be affected adversely by a reverse stock split given the reduced number of shares that will be outstanding following a reverse stock split, especially if the market price of our common stock does not increase as a result of the reverse stock split.

Following a reverse stock split, the resulting market price of our common stock may not attract new investors, including institutional investors, and may not satisfy the investing requirements of those investors. Consequently, the trading liquidity of our common stock may not improve.

Although we believe that a higher market price of our common stock may help generate greater or broader investor interest, we cannot assure you that a reverse stock split will result in a share price that will attract new investors.

You may be diluted by conversions of the Company’s convertible notes and future conversions of the Company’s Series L Preferred Stock.

As of December 31, 2019, we had (i) outstanding convertible promissory notes in an aggregate principal amount of $2,276,805; (ii) which are convertible for up to 37,172,261,904 shares of our common stock based on a closing stock price of $0.0001 and conversion features; (iii) 10 shares of Series L Preferred Stock outstanding; (iv) which are convertible into 714,285,714 shares of our common stock based on a closing stock price of $0.0001 and conversion features,

The conversion of the convertible promissory notes and Series L Preferred Stock will result in further dilution of your investment. In addition, you may experience additional dilution if we issue common stock in the future. As a result of this dilution, you may receive significantly less in net tangible book value than the full purchase price you paid for the shares in the event of liquidation.

Issuances of shares of common stock or securities convertible into or exercisable for shares of common stock following this offering, will dilute your ownership interests and may adversely affect the future market price of our common stock.

The issuance of additional shares of our common stock or securities convertible into or exchangeable for our common stock could be dilutive to stockholders if they do not invest in future offerings. We may seek additional capital through a combination of private and public offerings in the future.

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The Company’s shares of common stock are quoted on the OTC Pink Sheet market, which limits the liquidity and price of the Company’s common stock.

The Company’s shares of Common Stock are traded on the OTC Pink Sheet market under the symbol “GTLL.” Quotation of the Company’s securities on the OTC Pink Sheet market limits the liquidity and price of the Company’s Common Stock more than if the Company’s shares of Common Stock were listed on The Nasdaq Stock Market or a national exchange. There is currently no active trading market in the Company’s Common Stock. There can be no assurance that there will be an active trading market for the Company’s Common Stock following a business combination. In the event that an active trading market commences, there can be no assurance as to the market price of the Company’s shares of Common Stock, whether any trading market will provide liquidity to investors, or whether any trading market will be sustained.

FINRA sales practice requirements may limit a stockholder’s ability to buy and sell our stock.

The Financial Industry Regulatory Authority, Inc. (“FINRA”) has adopted rules requiring that, in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative or low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA has indicated its belief that there is a high probability that speculative or low-priced securities will not be suitable for at least some customers. If these FINRA requirements are applicable to us or our securities, they may make it more difficult for broker-dealers to recommend that at least some of their customers buy our common stock, which may limit the ability of our stockholders to buy and sell our common stock and could have an adverse effect on the market for and price of our common stock.

We are classified as a “smaller reporting company” and we cannot be certain if the reduced disclosure requirements applicable to smaller reporting companies will make our common stock less attractive to investors.

We are a “smaller reporting company.” Specifically, “smaller reporting companies” are able to provide simplified executive compensation disclosures in their filings; are exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that independent registered public accounting firms provide an attestation report on the effectiveness of internal control over financial reporting; and have certain other decreased disclosure obligations in their SEC filings.

Because directors and officers currently and for the foreseeable future will continue to control Global Technologies, it is not likely that you will be able to elect directors or have any say in the policies of the Company

Our shareholders are not entitled to cumulative voting rights. Consequently, the election of directors and all other matters requiring shareholder approval will be decided by majority vote. The directors, officers and affiliates of Global Technologies beneficially own approximately 30% of our outstanding common stock either through direct ownership or through another class of capital stock that may be convertible into shares of our common stock. Due to such significant ownership position held by our insiders, new investors may not be able to effect a change in our business or management, and therefore, shareholders would have no recourse as a result of decisions made by management. Our President, Jimmy Wayne Anderson, owns 900,000,000 shares of the Company’s Class A Common Stock and 3 shares of Series K Super Voting Preferred stock. Sylios Corp, an entity controlled by Mr. Anderson, owns 10 shares of Series L Preferred stock. As of the date of this filing, our President would have voting rights equal to 244,685,872,440 shares or 96.30% of the shares available to vote for a matter brought before shareholders. Our President is also the control person for one of the entities, Around the Clock Partners, LP, that holds a Convertible Note issued by the Company. If the entire Note, in the amount of $124,800, were converted into shares of the Company’s Class A Common Stock, the Company would be required to issue 3,120,000,000 shares.

Since we intend to retain any earnings for development of our business for the foreseeable future, you will likely not receive any dividends for the foreseeable future.

We have never declared or paid any cash dividends or distributions on our capital stock. We currently intend to retain our future earnings to support operations and to finance expansion and therefore we do not anticipate paying any cash dividends on our common stock in the foreseeable future.

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Item 2. Financial Information.

Management’s Discussion and Analysis of Financial Condition and Results of Operations.

This registration statement on Form 10-12G and other reports filed by us from time to time with the SEC (collectively, the “Filings”) contain or may contain forward-looking statements and information that are based upon beliefs of, and information currently available to, our management as well as estimates and assumptions made by our management. Readers are cautioned not to place undue reliance on these forward-looking statements, which are only predictions and speak only as of the date hereof. When used in the Filings, the words “anticipate,” “believe,” “estimate,” “expect,” “future,” “intend,” “plan,” or the negative of these terms and similar expressions as they relate to us or our management identify forward-looking statements. Such statements reflect our current view with respect to future events and are subject to risks, uncertainties, assumptions, and other factors, including the risks relating to our business, industry, and our operations and results of operations. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended, or planned.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

Our financial statements are prepared in accordance with accounting principles generally accepted in the United States (“GAAP”). These accounting principles require us to make certain estimates, judgments and assumptions. We believe that the estimates, judgments and assumptions upon which we rely are reasonable based upon information available to us at the time that these estimates, judgments and assumptions are made. These estimates, judgments and assumptions can affect the reported amounts of assets and liabilities as of the date of the financial statements as well as the reported amounts of revenues and expenses during the periods presented. Our financial statements would be affected to the extent there are material differences between these estimates and actual results. In many cases, the accounting treatment of a particular transaction is specifically dictated by GAAP and does not require management’s judgment in its application. There are also areas in which management’s judgment in selecting any available alternative would not produce a materially different result. The following discussion should be read in conjunction with our financial statements and notes thereto appearing elsewhere in this report.

The following discussion of our financial condition and results of operations should be read in conjunction with our financial statements and the notes to those statements included elsewhere in this prospectus.  In addition to the historical financial information, the following discussion and analysis contains forward-looking statements that involve risks and uncertainties.  Our actual results may differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth under “Risk Factors” and elsewhere in this prospectus.

Overview

We were incorporated under the laws of the State of Delaware on January 20, 1999 under the name of NEW IFT Corporation. On August 13, 1999, the Company filed an Amended and Restated Certificate of Incorporation with the State of Delaware to change the name of the corporation to Global Technologies, Ltd. Our principal executive offices are located at 501 1st Ave N., Suite 901, St. Petersburg, FL 33701 and our telephone number is (727) 482-1505. Our website address is www.globaltechnologiesltd.info. The information contained on, or that can be accessed through, our website is not a part of this Registration Statement. We have included our website address in this Registration Statement solely as an inactive textual reference.

Prior Operational History

From inception until March 2011, Global Technologies was a technology portfolio company that acquired nascent technology and related innovations, inventions and IP assets to enhance their growth and development. The Company built revenues and asset value through a model of continuous growth, income from or sale of its portfolio holdings, and technology licensing or distribution agreements.

The Company invested primarily in innovative and promising clean/renewable energy or bio-tech technologies that had reached the stage in the critical Technology Development & Demonstration phase of the Innovative Cycle, which includes Prototype, Demonstration and Market Analysis.

In March 2011, the Company abandoned its operations. Mr. Jimmy Wayne Anderson, our sole officer and director, was appointed a director of the Company in December 2017 and an officer in January 2018.

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Current Operations

Global Technologies, Ltd (“Global”) is a holding corporation, which through its subsidiaries, has operations engaged in the online sales of CBD and hemp related products, the acquisition of intellectual property in the safety and security space and as a portal for entrepreneurs to provide immediate access to live shopping, e-commerce and product placement in brick and mortar retail outlets.

On November 30, 2019, the Company entered into a Purchase and Sale Agreement (the “Agreement”) for the purchase of TCBM Holdings, LLC (“TCBM”). Under the terms of the Agreement, the Company issued a Convertible Promissory Note (the “Note”) in the amount of $2,000,000 to Jetco Holdings, LLC for the purchase of all issued and outstanding membership units of TCBM and its subsidiaries, HMNRTH, LLC and 911 Help Now, LLC.

On March 11, 2020, the Company, through its two wholly owned subsidiaries, HMNRTH, LLC (the “Seller”) and TCBM Holdings, LLC (the “Owner”) (together Seller and Owner the “Selling Parties”) entered into an Asset Purchase Agreement (the “Agreement”) with Edison Nation, Inc. and its wholly owned subsidiary, Scalematix, LLC (together the “Buyer”), for the sale of certain assets in the health and wellness industry and related consumer products industry. Under the terms of the Agreement, Buyer was to remit $70,850 via wire transfer at Closing and issue to a representative of the Selling Parties Two Hundred Thirty-Eight Thousand Seven Hundred and Fifty (238,750) shares of restricted common stock. In addition, the Selling Parties shall have the right to additional earn out compensation based upon the following metrics: (i) at such time as the purchased assets achieve cumulative revenue of $2,500,000, the Selling Parties shall earn One Hundred Twenty-Five Thousand (125,000) shares of common stock; and (ii) at such time as the purchased assets achieve cumulative revenue of $5,000,000, the Selling Parties shall earn One Hundred Twenty-Five Thousand (125,000) shares of common stock. The Closing of the transaction occurred on March 11, 2020. As of the date of this filing, the Company has received the initial shares of restricted common stock due under the terms of the Agreement.

Our wholly owned subsidiaries:

About TCBM Holdings, LLC

TCBM Holdings, LLC (“TCBM”) was formed as a Delaware limited liability company on August 10, 2017. TCBM is a holding corporation, which operated through its two wholly owned subsidiaries, HMNRTH, LLC and 911 Help Now, LLC.

About HMNRTH, LLC

HMNRTH, LLC (“HMN”) was formed as a Delaware limited liability company on July 30, 2019. HMNRTH operates as an online store selling a variety of hemp and CBD related products. The Company’s business model is to bridge the gap between the lifestyle and knowledge components within the cannabis industry. The Company’s goal is to educate every consumer while cultivating an experience by providing quality products, branded cutting-edge content, and diversified product lines for any purpose. Most importantly, we want our clients to discover their inner HMN, redefine their inner HMN and Empower their inner HMN. The Company’s ecommerce website can be found at www.hmnrth.com.

About 911 Help Now, LLC

911 Help Now, LLC (“911”) was formed as a Delaware limited liability company on February 2, 2018. 911 was a holding company of intellectual property in the safety and security space. In July 2019, 911 sold all assets intellectual property assets. The Company intends on acquiring additional intellectual property during the current fiscal year.

About Markets on Main, LLC

Markets on Main, LLC (“MOM”) was formed as a Florida limited liability company on April 2, 2020. MOM is the operational subsidiary for the Company’s sales and distribution business. MOM’s focus is on bringing small businesses and entrepreneurs to large opportunities and distribution. MOM provides a range of services including full e-commerce management, Amazon shopping distribution and retail placement. In addition, the Company provides third-party fulfillment and logistics capabilities with online access to reporting and revenue. MOM’s website can be found at www.marketsonmain.com.

Plan of Operation

Our plan of operations is to raise capital through the issuance of debt and/or equity to meet our ongoing operating expenses and attempt to identify acquisition candidates to create value for our shareholders. There can be no assurance that we will successfully complete any additional acquisitions. Any merger or acquisition completed by us can be expected to have a significant dilutive effect on the percentage of shares held by our current stockholders.

12 MONTH MILESTONES TO IMPLEMENT BUSINESS OPERATIONS

The Milestones encompass what management believes the Company needs to accomplish to be successful. The Milestones are broken down by quarters and projected costs.

Quarterly Milestones:

A. 0-3 Months

○	Fund the “going fully reporting” event for Global Technologies, Ltd inclusive of; accounting, audit, legal and regulatory fees through unsecured promissory notes

○	Identify additional acquisition candidate(s); prepare them for the acquisition audit process

○	Establish vendor relations with well established DRTV companies to further Markets on Main’s business plan

○	Create an online portal for small businesses and entrepreneurs at a cost of $30,000

○	Complete accounting including audit review for quarter end and file 10-Q at a cost of $5,000

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B. 4-6 Months

○	Expand the operations of Market on Main to include logistics at a cost of $200,000

○	Hire ancillary staff to support the Company’s operations at an estimated cost of $45,000/quarter

○	Establish working relationships with Direct Response TV partners

○	Identify intellectual property catering to the identity theft and personal emergency response sectors

○	Retain consultant for SEO (Search Engine Optimization) web services for the Company’s corporate website and that of its subsidiaries

○	Complete accounting including audit review for quarter end and file 10-Q at an estimated cost of $5,000

○	Appoint 1 additional Board member

○	We anticipate generating revenue during this quarter as a result of our acquisition of TCBM Holdings, LLC and the formation of Markets on Main, LLC

○	Identify and complete due diligence on additional acquisition candidate(s); prepare them for the acquisition and audit process

C. 7-9 Months

○	Hire interns and part-time experts to develop the Company’s supply chain and logistics infrastructure that will drive new business and revenues at an estimated cost of $30,000/quarter

○	Focus the Company’s sales and marketing efforts to help accelerate growth and drive increased sales and revenues

○	Complete accounting including audit for year end and file 10-K at an estimated cost of $20,000

○	Thorough evaluation of the Company’s business plan to date with a focus on profitability and sustainability

○	Perform website maintenance and upgrades at a projected cost of $5,000 for the quarter

○	We anticipate continued and increased revenue during this quarter from the operations of our subsidiary

D. 10-12 Months

○	Complete second acquisition in the DRTV and logistics industry at an estimated cost of $250,000 through a mix of cash and stock

○	Review SEO plan and make changes as needed

○	Complete accounting including audit review for quarter end and file 10-Q at a cost of $5,000

○	Develop business plan for years two and three

○	We anticipate continued and increased revenue during this quarter from the operations of our subsidiaries

○	Employee evaluations and changes if needed

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Financing Needs

In order to fund our operations, we rely upon direct investments, partnerships and joint ventures with accredited investors. Once the Company becomes profitable, we intend to fund our operations from free cash flow.

At present, the Company only has sufficient funds to conduct its operations for three to six months. There can be no assurance that additional financing will be available in amounts or on terms acceptable to the Company, if at all.

If we are not successful in generating sufficient liquidity from Company operations or in raising sufficient capital resources, on terms acceptable to us, this could have a material adverse effect on the Company’s business, results of operations liquidity and financial condition.

The Company presently does not have any available credit, bank financing or other external sources of liquidity. Due to its brief history under its current business model and historical operating losses, the Company’s operations have not been a source of liquidity. The Company will need to obtain additional capital in order to expand operations and become profitable. In order to obtain capital, the Company may need to sell additional shares of its common stock or borrow funds from private lenders. There can be no assurance that the Company will be successful in obtaining additional funding.

The Company will need additional investments in order to continue operations. Additional investments are being sought, but the Company cannot guarantee that it will be able to obtain such investments. Financing transactions may include the issuance of equity or debt securities, obtaining credit facilities, or other financing mechanisms. In the event there is a downturn in the U.S. stock and debt markets, this could make it more difficult to obtain financing through the issuance of equity or debt securities. Even if the Company is able to raise the funds required, it is possible that it could incur unexpected costs and expenses, fail to collect significant amounts owed to it, or experience unexpected cash requirements that would force it to seek alternative financing. Further, if the Company issues additional equity or debt securities, stockholders may experience additional dilution or the new equity securities may have rights, preferences or privileges senior to those of existing holders.

Results from Operations – For the six months ended December 31, 2019 and 2018 and years ended June 30, 2019 and June 30, 2018.

Our results of operations for the six months ended December 31, 2019 and 2018 and years ended June 30, 2019 and 2018 are summarized below:

	December 31, 2019	December 31, 2018	June 30, 2019	June 30, 2018
Revenues	$-	$-	$-	$-
Total Operating expenses	150,440	145,263	207,644	358,834
Loss from Operations	(150,440)	(145,263)	(207,644)	(358,834)
Other Income (Expense)	(1,193,152)	(281,361)	(562,441)	(159,350)
Net Income (Loss)	(1,343,592)	(426,624)	(770,085)	(518,184)
Net loss per share- basic and diluted	$(0.00)	$(0.00)	$(0.00)	$(0.00)

Revenues

Since our inception on January 20, 1999, we have generated minimal revenue from our operations. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business plan through the acquisition of TCBM Holdings, LLC and the formation of Markets on Main, LLC, including the financial risks associated with the limited capital resources currently available to us and risks associated with the implementation of our business strategies.

For the six months ended December 31, 2019 and 2018 and years ended June 30, 2019 and 2018, we generated $0, $0, $0 and $0 in revenue, respectively

Operating Expenses

Our operating expenses were $150,440, $145,263, $207,644 and $358,834 for the six months ended December 31, 2019 and 2018 and years ended June 30, 2019 and 2018, respectively.

We incurred $0, $0, $0 and $0 in advertising expenses for the six months ended December 31, 2019 and 2018 and years ended June 30, 2019 and 2018, respectively.

We incurred $40,000, $40,000, $80,000 and $130,000 in officer and director related expenses for the six months ended December 31, 2019 and 2018 and years ended June 30, 2019 and 2018, respectively. The Company anticipates that these expenses will increase during fiscal 2020 due to the acquisition of TCBM, LLC and if it is successful in finding an additional acquisition candidate.

Loss from Operations

The Company’s Loss from Operations decreased to $207,644 for fiscal year 2019 from $358,834 in 2018, a decrease of $151,190, due to a decrease in consulting services expense and increased to $150,400 from $145,263 for the six months ended December 31, 2019 from 2018, an increase of $5,137, due to an increase in salaries and professional services.

Other Income (Expenses)

Other Income (Expenses) included interest expense, derivative liability loss and amortization of debt discounts in the amount of $(562,441) during fiscal year 2019 as compared to $(159,350) during fiscal year 2018. The increase in other income (expenses) in fiscal year 2019 is attributed to the Company’s calculation of its derivative liability expense and amortization of debt discounts.

Other Income (Expenses) included interest expense, interest income, derivative liability loss and amortization of debt discounts in the amount of $(1,193,152) for the six months ended December 31, 2019 as compared to $(281,361) for the six months ended December 31, 2018. The increase in other income (expenses) in fiscal year 2019 is attributed to the Company’s calculation of its derivative liability and amortization of debt discount expenses.

Net Income (Loss)

For the fiscal year ended 2019, our net loss increased to $(770,085), as compared to a net loss of $(518,184) for the fiscal year ended 2018, an increase of $251,901. The increase in net loss is attributed to the Company’s calculation of its derivative liability expense.

For the six months ended December 31, 2019, our net loss increased to $(1,343,592), as compared to a net loss of $(426,624) for the six months ended December 31, 2018, an increase of $916,968. The increase in net loss is attributed to the Company’s calculation of its derivative liability expense.

Liquidity and Capital Resources

Cash on Hand

Our cash on hand as of December 31, 2019, December 31, 2018, June 30, 2019 and June 30, 2018 was $514,983, $0, $0 and $0, respectively.

We currently have no external sources of liquidity such as arrangements with credit institutions or off-balance sheet arrangements that will have or are reasonably likely to have a current or future effect on our financial condition or immediate access to capital.

We are dependent on the sale of our securities or issuance of debt to fund our operations and will remain so until we generate sufficient revenues to pay for our operating costs. Our officers and directors have made no written commitments with respect to providing a source of liquidity in the form of cash advances, loans and/or financial guarantees.

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If we are unable to raise the funds, we will seek alternative financing through means such as borrowings from institutions or private individuals. There can be no assurance that we will be able to raise the capital we need for our operations from the sale of our securities. We have not located any sources for these funds and may not be able to do so in the future. We expect that we will seek additional financing in the future. However, we may not be able to obtain additional capital or generate sufficient revenues to fund our operations. If we are unsuccessful at raising sufficient funds, for whatever reason, to fund our operations, we may be forced to cease operations. If we fail to raise funds, we expect that we will be required to seek protection from creditors under applicable bankruptcy laws.

Our independent registered public accounting firm has expressed doubt about our ability to continue as a going concern and believes that our ability is dependent on our ability to implement our business plan, raise capital and generate revenues. Please see NOTE L- GOING CONCERN UNCERTAINTY for further information.

Notes payable, third parties

Our Notes payable, third parties was $2,151,650, $140,650 and $140,650 at December 31, 2019, June 30, 2019 and June 30, 2018, respectively. Please see NOTE F – NOTES PAYABLE, THIRD PARTIES for a full schedule of all notes payable to third parties, including issue date, maturity date and interest rate.

Notes payable, related parties

Our Notes payable, related parties was $125,155, $124,800 and $0 at December 31, 2019, June 30, 2019 and June 30, 2018, respectively. Please see NOTE G – NOTES PAYABLE, RELATED PARTIES for a full schedule of all notes payable to related parties, including issue date, maturity date and interest rate.

Use of Cash

We had net cash provided (used) in operating activities for the six months ended December 31, 2019 and 2018 and for the year ended June 30, 2019 and June 30, 2018 of $109,867, $(671), $(1,689) and $(22,261), respectively.

We had net cash provided (used) in investing activities for the six months ended December 31, 2019 and 2018 and for the year ended June 30, 2019 and June 30, 2018 of $(1,383,009), $-, $- and $-, respectively.

We had net cash provided (used) from financing activities for the six months ended December 31, 2019 and 2018 and for the year ended June 30, 2019 and June 30, 2018 of $2,011,355, $671, $- and $23,750, respectively.

Our cash flows for the six months ended December 31, 2019 and 2018 and years ended June 30, 2019 and 2018 are summarized below:

	December 31, 2019	December 31, 2018	Year Ended June 30, 2019	Year Ended June 30, 2018
Net cash provided (used) in operating activities	$109,863	$(671)	$(1,689)	$(23,950)
Net cash provided (used) by investing activities	$(1,383,009)	$-	$-	$-
Net cash provided from financing activities	$2,011,355	$671	$-	$23,750
Net Change in Cash	$518,483	$-	$-	$(200)
Cash at beginning of period	$-	$-	$-	$200
Cash at end of period	$518,483	$-	$-	$-

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Critical Accounting Policies

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities of the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Notes to the Consolidated Financial Statements describes the significant accounting policies and methods used in the preparation of the Consolidated Financial Statements. Estimates are used for, but not limited to, contingencies and taxes. Actual results could differ materially from those estimates. The following critical accounting policies are impacted significantly by judgments, assumptions, and estimates used in the preparation of the Consolidated Financial Statements.

Loss Contingencies

The Company is subject to various loss contingencies arising in the ordinary course of business. The Company considers the likelihood of loss or impairment of an asset or the incurrence of a liability, as well as its ability to reasonably estimate the amount of loss in determining loss contingencies. An estimated loss contingency is accrued when management concludes that it is probable that an asset has been impaired or a liability has been incurred and the amount of the loss can be reasonably estimated. The Company regularly evaluates current information available to us to determine whether such accruals should be adjusted.

Accounting for Acquisitions

In accordance with the guidance for business combinations, we determine whether a transaction or other event is a business combination, which requires that the assets acquired and liabilities assumed constitute a business. Each business combination is then accounted for by applying the acquisition method. If the assets acquired are not a business, we account for the transaction or other event as an asset acquisition. Under both methods, we recognize the identifiable assets acquired, the liabilities assumed, and any noncontrolling interest in the acquired entity. In addition, for transactions that are business combinations, we evaluate the existence of goodwill or a gain from a bargain purchase. We capitalize acquisition-related costs and fees associated with asset acquisitions and immediately expense acquisition-related costs and fees associated with business combinations.

Income Taxes

The Company recognizes deferred tax assets (future tax benefits) and liabilities for the expected future tax consequences of temporary differences between the book carrying amounts and the tax basis of assets and liabilities. The deferred tax assets and liabilities represent the expected future tax return consequences of those differences, which are expected to be either deductible or taxable when the assets and liabilities are recovered or settled.

Recent Issued Accounting Pronouncements

In May 2014, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) No. 2014-09, Revenue from Contracts with Customers, which will supersede nearly all existing revenue recognition guidance under U.S. GAAP. The core principle of ASU 2014-09 is to recognize revenues when promised goods or services are transferred to customers in an amount that reflects the consideration to which an entity expects to be entitled for those goods or services. ASU 2014-09 defines a five-step process to achieve this core principle and, in doing so, more judgment and estimates may be required within the revenue recognition process than are required under existing U.S. GAAP. As amended by the FASB in July 2015, the standard is effective for annual periods beginning after December 15, 2017 for public companies, and interim periods therein, using either of the following transition methods: (i) a full retrospective approach reflecting the application of the standard in each prior reporting period with the option to elect certain practical expedients, or (ii) a retrospective approach with the cumulative effect of initially adopting ASU 2014-09 recognized at the date of adoption (which includes additional footnote disclosures). ASU 2014-09 has not had any effect on our Financial statements for the periods presented.

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In February 2016, the FASB issued ASU No. 2016-02, Leases (Topic 842), to provide guidance on recognizing lease assets and lease liabilities on the balance sheet and disclosing key information about leasing arrangements, specifically differentiating between different types of leases. The core principle of Topic 842 is that a lessee should recognize the assets and liabilities that arise from all leases. The recognition, measurement, and presentation of expenses and cash flows arising from a lease by a lessee have not significantly changed from previous GAAP. There continues to be a differentiation between finance leases and operating leases. However, the principal difference from previous guidance is that the lease assets and lease liabilities arising from operating leases should be recognized in the balance sheet. The accounting applied by a lessor is largely unchanged from that applied under previous GAAP. The amendments will be effective for fiscal years beginning after December 15, 2018, including interim periods within those fiscal years, and early adoption is permitted. In transition, lessees and lessors are required to recognize and measure leases at the beginning of the earliest period presented using a modified retrospective approach. The modified retrospective approach includes a number of optional practical expedients that entities may elect to apply. These practical expedients relate to the identification and classification of leases that commenced before the effective date, initial direct costs for leases that commenced before the effective date, and the ability to use hindsight in evaluating lessee options to extend or terminate a lease or to purchase the underlying asset. An entity that elects to apply the practical expedients will, in effect, continue to account for leases that commence before the effective date in accordance with previous GAAP unless the lease is modified, except that lessees are required to recognize a right-of-use asset and a lease liability for all operating leases at each reporting date based on the present value of the remaining minimum rental payments that were tracked and disclosed under previous GAAP. The Company does not expect ASU No. 2016-02 to have a significant effect on our Financial statements.

In July , 2017, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (“ASU”) 2017-11. Among other things, ASU 2017-11 provides guidance that eliminates the requirement to consider “down round” features when determining whether certain financial instruments or embedded features are indexed to an entity’s stock and need to be classified as liabilities. ASU 2017-11 provides for entities to recognize the effect of a down round feature only when it is triggered and then as a dividend and a reduction to income available to common stockholders in basic earnings per share. The guidance is effective for annual periods beginning after December 15, 2018; early adoption is permitted. The Company has adopted ASU 2017-11. As a result, we have not recognized the fair value of the warrants containing down round features as liabilities.

Management has evaluated other recently issued accounting pronouncements and does not believe that any of these pronouncements will have a significant impact on our consolidated financial statements and related disclosures.

Off-Balance Sheet Arrangements

We are not currently a party to, or otherwise involved with, any off-balance sheet arrangements that have or are reasonably likely to have a current or future material effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

Share-based Compensation

In accordance with ASC 718, Compensation – Stock Based Compensation, and ASC 505, Equity Based Payments to Non-Employees, we account for share-based payment using the fair value method. Common shares issued to third parties for non-cash consideration are valued based on the fair market value of the services provided or the fair market value of the common stock on the measurement date, whichever is readily determinable.

CONTROLS AND PROCEDURES

Evaluation of Disclosure Controls and Procedures

Our management conducted an evaluation, with the participation of our Chief Executive Officer, who is our principal executive officer and our principal financial and accounting officer, of the effectiveness of our disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) as of the end of the period covered by this registration statement on Form 10. Based on that evaluation, we concluded that because of the material weakness and significant deficiencies in our internal control over financial reporting described below, our disclosure controls and procedures were not sufficient as of December 31, 2019, June 30, 2019 or 2018.

Management’s Annual Report on Internal Control over Financial Reporting

Management is responsible for the preparation of our financial statements and related information. Management uses its best judgment to ensure that the financial statements present accurately, in material respects, our financial position and results of operations in fairness and conformity with generally accepted accounting principles.

Management is responsible for establishing and maintaining adequate internal control over financial reporting as defined in the Exchange Act. These internal controls are designed to provide reasonable assurance that the reported financial information is presented fairly, that disclosures are adequate, and that the assumptions and opinions in the preparation of financial statements are reasonable. There are inherent limitations in the effectiveness of any system of internal controls, including the possibility of human error and overriding of controls. Consequently, an ineffective internal control system can only provide reasonable, not absolute, assurance with respect to reporting financial information.

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Our internal control over financial reporting includes policies and procedures that: (i) pertain to maintaining records that, in reasonable detail, accurately and fairly reflect our transactions; (ii) provide reasonable assurance that transactions are recorded as necessary for preparation of our financial statements in accordance with generally accepted accounting principles and that the receipts and expenditures of company assets are made in accordance with our management’s and directors’ authorization; and (iii) provide reasonable assurance regarding the prevention or timely detection of unauthorized acquisition, use, or disposition of assets that could have a material effect on our financial statements.

We conducted an evaluation of the effectiveness of our internal control over financial reporting, based on the framework in “Internal Control Integrated Framework” issued by the Committee of Sponsoring Organizations of the Treadway Commission (“COSO”) and published in 2013, and subsequent guidance prepared by COSO specifically for smaller public companies. Based on that evaluation, management concluded that our internal control over financial reporting was not sufficient as of December 31, 2019, June 30, 2019 and June 30, 2018 for the reasons discussed below.

A significant deficiency is a deficiency, or combination of deficiencies in internal control over financial reporting, that adversely affects the entity’s ability to initiate, authorize, record, process, or report financial data reliably in accordance with generally accepted accounting principles such that there is more than a remote likelihood that a misstatement of the entity’s financial statements that is more than inconsequential will not be prevented or detected by the entity’s internal control. A material weakness is a deficiency or a combination of deficiencies in internal control over financial reporting such that there is a reasonable possibility that a material misstatement of the annual or interim consolidated financial statements will not be prevented or detected on a timely basis. Management identified the following material weakness and significant deficiencies in its assessment of the effectiveness of internal control over financial reporting as of December 31, 2019 and June 30, 2019 and June 30, 2018:

●	The Company did not maintain effective controls over certain aspects of the financial reporting process because we lacked personnel with accounting expertise and an adequate supervisory review structure that is commensurate with our financial reporting requirements.

●	Material Weakness – Inadequate segregation of duties.

We expect to be materially dependent on a third party that can provide us with accounting consulting services for the foreseeable future. Until such time as we have a chief financial officer with the requisite expertise in U.S. GAAP, there are no assurances that the material weaknesses and significant deficiencies in our disclosure controls and procedures and internal control over financial reporting will not result in errors in our financial statements, which could lead to a restatement of those financial statements. Our management does not expect that our disclosure controls and procedures or our internal controls will prevent all error and all fraud. A control system, no matter how well conceived and maintained, can provide only reasonable, not absolute, assurance that the objectives of the control system are met. Further, the design of a control system must account for resource constraints. In addition, the benefits of controls must be considered relative to their costs. Due to the inherent limitations in all control systems, no evaluation of controls can provide absolute assurance that all control issues and instances of fraud, if any, can and will be detected.

This registration statement on Form 10 does not include an attestation report from our registered public accounting firm regarding internal control over financial reporting. Management’s report was not subject to attestation by the Company’s registered public accounting firm pursuant to rules of the Commission that permit us to provide only management’s report in this registration statement on Form 10.

Changes in Internal Controls over Financial Reporting

There have been no changes in our internal control over financial reporting during the year ended June 30, 2019 that have materially affected, or are reasonably likely to materially affect, our internal control over financial reporting.

Item 3. Properties.

Currently, the Company shares office space with Sylios Corp at 501 1st Ave N., Suite 901, St. Petersburg, FL 33701 and is not required to reimburse Sylios Corp for monthly rent. The Company anticipates that this relationship will change as we expand on our business plan and with the addition of key employees.

Item 4. Security Ownership of Certain Beneficial Owners and Management.

As of December 31, 2019 and June 30, 2019, the Company had authorized 14,991,000,000 shares of Class A Common Stock, 4,000,000 Class B Common Stock and 5,000,000 shares of Preferred Stock. There were 12,189,293,609 shares of Class A Common Stock, 0 shares of Class B Common Stock and 13 shares of Preferred Stock issued and outstanding as of December 31, 2019.

The following table sets forth certain information, as of June 5, 2020, with respect to any person (including any “group”, as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) who is known to us to be the beneficial owner of more than five percent (5%) of any class of our voting securities, and as to those shares of our equity securities beneficially owned by each of our directors and executive officers and all of our directors and executive officers as a group. Unless otherwise specified in the table below, such information, other than information with respect to our directors and executive officers, is based on a review of statements filed with the Securities and Exchange commission (the “Commission”) pursuant to Sections 13 (d), 13 (f), and 13 (g) of the Exchange Act with respect to our common stock.

The number of shares of common stock beneficially owned by each person is determined under the rules of the Commission and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which such person has sole or shared voting power or investment power and also any shares which the individual has the right to acquire within sixty (60) days after the date hereof, through the exercise of any stock option, warrant or other right. Unless otherwise indicated, each person has sole investment and voting power (or shares such power with his or her spouse) with respect to the shares set forth in the following table. The inclusion herein of any shares deemed beneficially owned does not constitute an admission of beneficial ownership of those shares.

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The table below shows the number of shares beneficially owned as of June 5, 2020 by each of our individual directors and executive officers, by other holders of 5% or more of the outstanding Class A common stock and by all our current directors and executive officers as a group.

	Class A Common Stock
	Beneficially	Percentage of
Name of Beneficial Owner (1)	Owned	Common Stock (3)
Jimmy Wayne Anderson (3)(4)	900,000,000	7.38%
Fortis Holdings LTD (5)	2,026,000,000	16.62%

Officers and Directors as a Group	900,000,000	7.38%

(1)	Beneficial Ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to options, warrants, or convertible debt currently exercisable or convertible, or exercisable or convertible within 60 days of June 5, 2020 are deemed outstanding for computing percentage of the person holding such option or warrant but are not deemed outstanding for computing the percentage of any person. Percentages are based on a total of shares of Class A common stock outstanding on June 5, 2020, and the shares issuable upon exercise of options, warrants exercisable, and debt convertible on or within 60 days of June 5, 2020.

(2)	The number of common shares outstanding used in computing the percentages is 12,189,293,609.

(3)	Included within Mr. Anderson’s beneficial ownership includes 900,000,000 shares of common stock issued to Mr. Anderson for services rendered on behalf of the Company.

(4)	The address for Mr. Anderson is 501 1st Ave N., Suite 901, St. Petersburg, FL 33701.

(5)	The address for Fortis Holdings LTD is Capital City Building, Suite 305, Victoria, Mahe, Seychelles. The last known principal for Fortis was Anthony Welch up until his death in 2014.

	Series K Preferred Stock	Percentage of
	Beneficially	Series K
Name of Beneficial Owner	Owned (3)(4)	Preferred Stock
Jimmy Wayne Anderson (5)	3	100.00%

Officers and Directors as a Group	3	100.00%

	Series L Preferred Stock	Percentage of
	Beneficially	Series L
Name of Beneficial Owner	Owned (1)(2)	Preferred Stock
Sylios Corp (6)(7)	10	100.00%

Total	10	100.00%

(1)	Each share of the Company’s Series L Preferred stock can be converted into shares of the Company’s Class A Common stock based on the following formula: $5,000 divided by .70 times the lowest closing price of the Company’s Class A Common Stock for the immediate five-day period prior to the receipt of the Notice of Conversion.

(2)	The number of Series L Preferred shares outstanding used in computing the percentages is 10.

(3)	The Company’s Series K Super Voting Preferred Stock has no conversion feature.

(4)	The number of Series K Preferred shares outstanding used in computing the percentages is 3.

(5)	The address for Mr. Anderson is 501 1st Ave N., Suite 901, St. Petersburg, FL 33701.

(6)	Sylios Corp is a Florida corporation controlled by the Company’s President.

(7	The address for Sylios Corp is 501 1st Ave N., Suite 901, St. Petersburg, FL 33701.

Please see NOTE I – CAPITAL STOCK for further information.

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Item 5. Directors and Executive Officers.

Directors and Executive Officers

The names and ages of our Directors and Executive Officers are set forth below. Our By-Laws provide for not less than one Director. All Directors are elected annually by the stockholders to serve until the next annual meeting of the stockholders and until their successors are duly elected and qualified. The officers are elected by our Board.

Name	Age	Position and Term
Wayne Anderson	54	President, Principal Financial Officer and Chairman of the Board (January 2018)

Wayne Anderson, President, Director and Chairman of the Board - Wayne Anderson is the acting President and Chairman of the Board of Global Technologies. Mr. Anderson was appointed to the Board in December 2017 and assumed the role of President and Principal Financial Officer in January 2018. Mr. Anderson leverages nearly 15 years of business experience in the financial and medical sectors prior to founding the Company. Mr. Anderson completed his undergraduate education at the University of Georgia and received his Doctorate degree from Temple University.

Mr. Anderson also serves as the sole officer and director of Sylios Corp, a publicly traded company listed on the OTC Markets “PINK” under the symbol “UNGS” and as the sole officer and director of AMDAQ Corp. Mr. Anderson served as the principal executive officer, principal financial officer and chairman of The Greater Cannabis Company, Inc., a publicly traded company listed on the OTC Markets “QB” under the symbol “GCAN,” from inception through July 31, 2018.

The Company anticipates that its management team will be replaced upon a successful acquisition or merger.

Family Relationships

There are no family relationships among the directors and executive officers.

Conflicts of Interest- General

Our directors and officers are, or may become, in their individual capacities, officers, directors, controlling shareholder and/or partners of other entities engaged in a variety of businesses. Thus, there exist potential conflicts of interest including, among other things, time, efforts and corporation opportunity, involved in participation with such other business entities. While our sole officer and director of our business is engaged in business activities outside of our business, he devotes to our business such time as he believes to be necessary.

Conflicts of Interest- Corporate Opportunities

Presently no requirement contained in our Articles of Incorporation, Bylaws, or minutes which requires officers and directors of our business to disclose to us business opportunities which come to their attention. Our officers and directors do, however, have a fiduciary duty of loyalty to us to disclose to us any business opportunities which come to their attention, in their capacity as an officer and/or director or otherwise. Excluded from this duty would be opportunities which the person learns about through his involvement as an officer and director of another company. We have no intention of merging with or acquiring an affiliate, associate person or business opportunity from any affiliate or any client of any such person.

Committees to the Board of Directors

In the ordinary course of business, the board of directors maintains a compensation committee and an audit committee.

The primary function of the compensation committee is to review and make recommendations to the board of directors with respect to the compensation, including bonuses, of our officers and to administer the grants under our stock option plan.

The functions of the audit committee are to review the scope of the audit procedures employed by our independent auditors, to review with the independent auditors our accounting practices and policies and recommend to whom reports should be submitted, to review with the independent auditors their final audit reports, to review with our internal and independent auditors our overall accounting and financial controls, to be available to the independent auditors during the year for consultation, to approve the audit fee charged by the independent auditors, to report to the board of directors with respect to such matters and to recommend the selection of the independent auditors.

In the absence of a separate audit committee our board of directors’ functions as audit committee and performs some of the same functions of an audit committee, such as recommending a firm of independent certified public accountants to audit the annual financial statements; reviewing the independent auditor’s independence, the financial statements and their audit report; and reviewing management’s administration of the system of internal accounting controls.

Involvement in Certain Legal Proceedings

To the best of our knowledge, none of our directors or executive officers has, during the past ten years:

(1) had a petition under the Federal bankruptcy laws or any state insolvency law filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of such person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing;

(2) has been convicted in a criminal proceeding or is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

(3) has been the subject of any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from, or otherwise limiting, the following activities:

(i) Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

(ii) Engaging in any type of business practice; or

(iii) Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of Federal or State securities laws or Federal commodities laws;

(4) has been the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described in (3)(i) above, or to be associated with persons engaged in any such activity;

(5) has been found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;

(6) has been found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;

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(7) has been the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

(i) Any Federal or State securities or commodities law or regulation; or

(ii) Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or

(iii) Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

(8) has been the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Item 6. Executive Compensation.

Summary Compensation Table

Name and Principal Position	Year	Salary- Paid or accrued ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value & Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
		(a)	(b)	(c)	(d)(5)			(e)

Wayne Anderson, President, Treasurer, Secretary, Chairman (1)(2)	2020	0	0	0	0	0	0	0	0
	2019	0	0	0	0	0	0		0
	2018	0	0	90,000	0	0	0		90,000

Bill Schaefer President, Treasurer, Secretary, Chairman (3)(4)	2018	0	0	0	0	0	0	0	0
	2017	0	0	0	0	0	0	0	0
	2016	0	0	0	0	0	0	0	0
	2015	0	0	0	0	0	0	0	0
	2014	0	0	0	0	0	0	0	0
	2013	0	0	0	0	0	0	0	0

(1)	On December 15, 2017, Jimmy Wayne Anderson was appointed to the Company’s Board of Directors.

(2)	On January 25, 2018, Mr. Anderson assumed the roles as the Company’s President, Treasurer and Secretary.

(3)	On March 15, 2013, Bill Schaefer was appointed to the Company’s Board of Directors and assumed the roles as the Company’s President, Treasurer and Secretary.

(4)	On January 25, 2018, Mr. Schaefer resigned as an officer and director of the Company.

(a)	Accrued salary and salary paid. Please see NOTE G - ACCRUED OFFICER AND DIRECTOR COMPENSATION for further information.

(b)	Accrued bonus to employee for execution of employment agreement.

(c)	Delivery of common stock to employee for execution of employment agreements. Mr. Wayne Anderson received Two Million shares of the Company’s common stock and Mr. Jim Anderson received One Million shares of the Company’s common stock.

(d)	Options issued to employee for execution of employment agreement. More details on Options noted under Employment Agreements section below.

(e)	Equity compensation received as a Director of the Company.

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Directors’ Compensation

On January 26, 2018, the Company executed a new Board of Directors Service Agreement with Wayne Anderson. Under the terms of the Agreement, commencing the first calendar quarter of 2018 the Company is to pay Mr. Anderson $10,000 per quarter for which Mr. Anderson serves on the Board of Directors. In addition to cash compensation, the Company is to issue Mr. Anderson the equivalent of $10,000 of the Company’s common stock on the last calendar day of each quarter. The calculation for the number of shares to be issued to Mr. Anderson shall be as follows: $10,000/(Closing stock price on the last trading day of each quarter x .80).

The following table sets forth with respect to the named director, compensation information inclusive of equity awards and payments made through the year ended December 31, 2019:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
	(b)	(c)	(d)	(e)	(f)	(g)	(h)

Jimmy Wayne Anderson (2020)(1)	$20,000	$20,000					$40,000
Jimmy Wayne Anderson (2019)(1)	$40,000	$40,000	-	-	-	-	$80,000
Jimmy Wayne Anderson (2018)(1)	$20,000	$20,000	-	-	-	-	$40,000

(1)	On January 26, 2018, the Company executed a new Board of Directors Service Agreement with Wayne Anderson. Under the terms of the Agreement, commencing the first calendar quarter of 2018 the Company is to pay Mr. Anderson $10,000 per quarter for which Mr. Anderson serves on the Board of Directors. In addition to cash compensation, the Company is to issue Mr. Anderson the equivalent of $10,000 of the Company’s common stock on the last calendar day of each quarter. The calculation for the number of shares to be issued to Mr. Anderson shall be as follows: $10,000/(Closing stock price on the last trading day of each quarter x .80). Please see NOTE G - ACCRUED OFFICER AND DIRECTOR COMPENSATION for further information.

Employment Agreements

The Company does not have any written agreements with any of its executive officers.

Stock Option Plan and other Employee Benefits Plans

The Company does not maintain a Stock Option Plan or other Employee Benefit Plans.

Overview of Compensation Program

We currently do not maintain a Compensation Committee of the Board of Directors. Until a formal committee is established, our entire Board of Directors has responsibility for establishing, implementing and continually monitoring adherence with the Company’s compensation philosophy. The Board of Directors ensures that the total compensation paid to the executives is fair, reasonable, and competitive.

Role of Executive Officers In Compensation Decisions

The Board of Directors makes all compensation decisions for, and approves recommendations regarding equity awards to, the executive officers and directors of the Company.

Item 7. Certain Relationships and Related Transactions, and Director Independence.

Transactions with Related Persons

On September 2, 2019, the Company issued 10 shares of its Series L Preferred stock to Sylios Corp, an entity controlled by the Company’s sole officer and director, Jimmy Wayne Anderson.

On August 22, 2019, the Company entered into a Consulting Agreement (the “Agreement”) with Sylios Corp (the “Consultant”), an entity controlled by the Company’s President, Jimmy Wayne Anderson. Under the terms of the Agreement, the Consultant is to provide services related to acquisitions, mergers and certain day to day tasks of managing a public company. As compensation, the Company shall pay Consultant $50,000 through the issuance of ten (10) shares of the Company’s Series L Preferred Stock. The Company issued the shares of Series L Preferred Stock on September 2, 2019. The Agreement has a term of six (6) months or until the Consultant completes the services requested.

On August 2, 2019, the Company issued 3 shares of its Series K Super Voting Preferred stock to the Company’s sole officer and director, Jimmy Wayne Anderson.

On July 27, 2018, the Company executed a Convertible Note (the “Convertible Note”) payable to Around the Clock Partners, LP, and entity controlled by Mr. Anderson, in the principal amount of $124,800. The Convertible Note was issued for compensation due for consulting services. The Convertible Note is convertible, in whole or in part, at any time and from time to time before maturity (July 27, 2019) at the option of the holder at the conversion price which shall be equal to the lower of: (a) 50% of the lowest trading price of the Company’s common stock during the 25 consecutive Trading Days prior to the date on which Holder elects to convert all or part of the Note or (b) 50% of the lowest trading price of the Company’s common stock during the 25 consecutive Trading Days prior to the Effective Date. The Convertible Note has a term of one (1) year and bears interest at 5% annually. At December 31, 2019, $124,800 principal plus all inherit interest were due.

During the year ended June 30, 2018, the Company issued 900,000,000 shares of its Class A Common Stock to its sole officer and director, Jimmy Wayne Anderson.

Promoters and Certain Control Persons

None.

List of Parents

None.

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Director Independence

The Company has one director, Jimmy Wayne Anderson, who also serves as the Company’s sole officer. All current directors are shareholders of the Company.

Item 8. Legal Proceedings.

Legal Proceedings

We know of no pending proceedings to which any director, member of senior management, or affiliate is either a party adverse to us or has a material interest adverse to us.

●	None of our executive officers or directors have (i) been involved in any bankruptcy proceedings within the last five years, (ii) been convicted in or has pending any criminal proceedings (other than traffic violations and other minor offenses), (iii) been subject to any order, judgment or decree enjoining, barring, suspending or otherwise limiting involvement in any type of business, securities or banking activity or (iv) been found to have violated any Federal, state or provincial securities or commodities law and such finding has not been reversed, suspended or vacated.

Item 9. Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters.

Market Information

The Company’s Class A Common Stock is currently trading on the OTC Markets “PINK” under the symbol “GTLL.” The following information reflects the high and low bid prices of the Company’s common stock on the OTC Markets “PINK.”

Quarterly period	Low	High
Fiscal year ended June 30, 2020:
First Quarter	$0.000001	$0.0001
Second Quarter	$0.000001	$0.0001

Fiscal year ended June 30, 2019:
First Quarter	$0.000001	$0.0001
Second Quarter	$0.000001	$0.0001
Third Quarter	$0.000001	$0.0001
Fourth Quarter	$0.000001	$0.0001

Fiscal year ended June 30, 2018:
First Quarter	$0.0001	$0.0001
Second Quarter	$0.0001	$0.0002
Third Quarter	$0.0001	$0.0001
Fourth Quarter	$0.0001	$0.0001

Holders

As of December 31, 2019 and June 30, 2019, there were 12,189,293,609 shares of Class A Common Stock outstanding, which were held by approximately 149 record holders.

Dividends

We have never paid cash dividends on any of our capital stock and we currently intend to retain our future earnings, if any, to fund the development and growth of our business. We do not intend to pay cash dividends to holders of our common stock in the foreseeable future.

Securities Authorized for Issuance under Equity Compensation Plans

The Company does not currently maintain any Equity Compensation Plans.

Penny Stock

Penny Stock Regulation Broker-dealer practices in connection with transactions in “penny stocks” are regulated by certain penny stock rules adopted by the Securities and Exchange Commission. Penny stocks generally are equity securities with a price of less than $5.00. Excluded from the penny stock designation are securities registered on certain national securities exchanges or quoted on NASDAQ, provided that current price and volume information with respect to transactions in such securities is provided by the exchange/system or sold to established customers or accredited investors.

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in connection with the transaction, and the monthly account statements showing the market value of each penny stock held in the customer’s account. In addition, the penny stock rules generally require that prior to a transaction in a penny stock, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction.

These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for a stock that becomes subject to the penny stock rules. As our securities have become subject to the penny stock rules, investors may find it more difficult to sell their securities.

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Item 10. Recent Sales of Unregistered Securities.

Set forth below is information regarding shares of common stock and preferred stock issued, and options granted, by us during the last two fiscal years, that were not registered under the Securities Act. Also included is the consideration, if any, received by us, for such shares and options and information relating to the Securities Act, or rule of the SEC, under which exemption from registration was claimed.

Common Stock

2020

None

2019

None

2018

On February 20, 2018, Jimmy Wayne Anderson, the Company’s chief executive officer and sole officer and director of the Company, returned 100,000,000 shares of the Company’s common stock to be retired.

On February 14, 2019, the Company issued 500,000,000 shares of its common stock to Valvasone Trust as payment for services rendered on behalf of the Company.

On February 2, 2018, the Company issued 500,000,000 shares of its common stock to a Valvasone Trust affiliate as payment for services rendered on behalf of the Company.

In February 2, 2018, the Company issued 1,000,000,000 shares of its common stock to Wayne Anderson, the Company’s chief executive officer and sole officer and director of the Company for services rendered on behalf of the Company.

Warrants

On December 17, 2019, the Company entered into a Securities Purchase Agreement (the “Agreement”) with Armada Capital Partners, LLC (“Armada”) wherein the Company issued Armada a Convertible Promissory Note (the “Note”) in the amount of $11,000 ($1,000 OID). The Note has a term of one (1) year (due on December 13, 2020) and bears interest at 8% annually. As part and parcel of the foregoing transaction, Armada was issued a warrant granting the holder the right to purchase up to 560,800 shares of the Company’s common stock at an exercise price of $0.024 for a term of 5-years. The transaction closed on December 17, 2019.

Item 11. Description of Registrant’s Securities to be Registered.

We are registering on this Registration Statement only our Class A Common Stock, the terms of which are described below.

As of December 31, 2019 and June 30, 2019, we had 14,991,000,000 authorized shares of Class A Common Stock, par value $0.0001 per share, 4,000,000 authorized shares of Class B Common Stock, par value $0.0001 per share and 5,000,000 authorized shares of Preferred Stock, par value $0.01 per share. Please see NOTE I – CAPITAL STOCK for further information.

Common Stock- Class A and Class B

Identical Rights. Except as otherwise expressly provided, ARTICLE FIVE of the Company’s Amended and Restated Articles of Incorporation dated August 13, 1999, all Common Shares shall be identical and shall entitle the holders thereof to the same rights and privileges.

Stock Splits. The Corporation shall not in any manner subdivide (by any stock split, reclassification, stock dividend, recapitalization, or otherwise) or combine the outstanding shares of one class of Common Shares unless the outstanding shares of all classes of Common Shares shall be proportionately subdivided or combined.

Liquidation Rights. Upon any voluntary or involuntary liquidation, dissolution, or winding up of the affairs of the Corporation, after payment shall have been made to holders of outstanding Preferred Shares, if any, of the full amount to which they are entitled pursuant to the Certificate of Incorporation, the holders of Common Shares shall be entitled, to the exclusion of the holders of the Preferred Shares, if any, to share ratably, in accordance with the number of Common Shares held by each such holder, in all remaining assets of the Corporation available for distribution among the holders of Common Shares, whether such assets are capital, surplus, or earnings. For the purposes of this paragraph, neither the consolidation or merger of the Corporation with or into any other corporation or corporations in which the stockholders of the Corporation receive capital stock and/or securities (including debt securities) of the acquiring corporation (or of the direct or indirect parent corporation of the acquiring corporation) nor the sale, lease or transfer of the Corporation, shall be deemed to be a voluntary or involuntary liquidation, dissolution, or winding up of the Corporation as those terms are used in this paragraph.

Voting Rights.

(a) The holders of the Class A Shares and the Class B Shares shall vote as a single class on all matters submitted to a vote of the stockholders, with each Class A Share being entitled to one (1) vote and each Class B Share being entitled to six (6) votes, except as otherwise provided by law.

(b) The holders of Class A Shares and Class B Shares are not entitled to cumulative votes in the election of any directors.

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Preemptive or Subscription Rights. No holder of Common Shares shall be entitled to preemptive or subscription rights.

Conversion Rights.

(a) Automatic Conversion. Each Class B Share shall (subject to receipt of any and all necessary approvals) convert automatically into one fully paid and non-assessable Class A Share (i) upon its sale, gift, or other transfer to a party other than a Principal Stockholder (as defined below) or an Affiliate of a Principal Stockholder (as defined below), (ii) upon the death of the Class B Stockholder holding such Class B Share, unless the Class B Shares are transferred by operation of law to a Principal Stockholder or an Affiliate of a Principal Stockholder, or (iii) in the event of a sale, gift, or other transfer of a Class B Share to an Affiliate of a Principal Stockholder, upon the death of the transferor. Each of the foregoing automatic conversion events shall be referred to hereinafter as an “Event of Automatic Conversion.” For purposes of this ARTICLE FIVE, “Principal Stockholder” includes any of Donald H. Goldman, Steven M. Fieldman, Lance Fieldman, Yuri Itkis, Michall Itkis and Boris Itkis and an “Affiliate of a Principal Stockholder” is a person that directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the person specified. For purposes of this definition, “control,” when used with respect to any specified person, means the power to direct or cause the direction of the management, and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise. Without limitation, an Affiliate also includes the estate of such individual.

(b) Voluntary Conversion. Each Class B Share shall be convertible at the option of the holder, for no additional consideration, into one fully paid and non-assessable Class A Share at any time.

(c) Conversion Procedure. Promptly upon the occurrence of an Event of Automatic Conversion such that Class B shares are converted automatically into Class A Shares, or upon the voluntary conversion by the holder, the holder of such shares shall surrender the certificate or certificates therefor, duly endorsed in blank or accompanied by proper instruments of transfer, at the office of the Corporation or of any transfer agent for the Class A Shares, and shall give written notice to the Corporation at such office (i) stating that the shares are being converted pursuant to an Event of Automatic Conversion into Class A Shares as provided in subparagraph 5.6(a) hereof or a voluntary conversion as provided in subparagraph 5.6(b) hereof, (ii) specifying the Event of Automatic Conversion (and, if the occurrence of such event is within the control of the transferor, stating the transferor’s intent to effect an Event of Automatic Conversion) or whether such conversion is voluntary, (iii) identifying the number of Class B Shares being converted, and (iv) setting out the name or names (with addresses) and denominations in which the certificate or certificates for Class A Shares shall be issued and including instructions for delivery thereof. Delivery of such notice together with the certificates representing the Class B Shares shall obligate the Corporation to issue such Class A Shares and the Corporation shall be justified in relying upon the information and the certification contained in such notice and shall not be liable for the result of any inaccuracy with respect thereto. Thereupon, the Corporation or its transfer agent shall promptly issue and deliver at such stated address to such holder or to the transferee of Class B Shares a certificate or certificates for the number of Class A Shares to which such holder or transferee is entitled, registered in the name of such holder, the designee of such holder or transferee, as specified in such notice. To the extent permitted by law, conversion pursuant to (i) an Event of Automatic Conversion shall be deemed to have been effected as of the date on which the Event of Automatic Conversion occurred or (ii) a voluntary conversion shall be deemed to have been effected as of the date the Corporation receives the written notice pursuant to this subparagraph (c) (each date being the “Conversion Date”). The person entitled to receive the Class A Shares issuable upon such conversion shall be treated for all purposes as the record holder of such Class A Shares at and as of the Conversion Date, and the right of such person as the holder of Class B Shares shall cease and terminate at and as of the Conversion Date, in each case without regard to any failure by the holder to deliver the certificates or the notice by this subparagraph (c).

(d) Unconverted Shares. In the event of the conversion of fewer than all of the Class B Shares evidenced by a certificate surrendered to the Corporation in accordance with the procedures of this Paragraph 5.6, the Corporation shall execute and deliver to or upon the written order of the holder of such certificate, without charge to such holder, a new certificate evidencing the number of Class B Shares not converted.

(e) Reissue of Shares. Class B Shares that are converted into Class A Shares as provided herein shall be retired and canceled and shall not be reissued.

(f) Reservation. The Corporation hereby reserves and shall at all times reserve and keep available, out of its authorized and unissued Class A Shares, for the purpose of effecting conversions, such number of duly authorized Class A Shares as shall from time to time be sufficient to effect the conversion of all outstanding Class B Shares. The Corporation covenants that all the Class A Shares so issuable shall, when so issued, be duly and validly issued, fully paid and non-assessable, and free from liens and charges with respect to the issue. The Corporation will take all such action as may be necessary to assure that all such Class A Shares may be so issued without violation of any applicable law or regulation, or any of the requirements of any national securities exchange upon which the Class A Shares may be listed. The Corporation will not take any action that results in any adjustment of the conversion ratio if the total number of Class A Shares issued and issuable after such action upon conversion of the Class B Shares would exceed the total number of Class A Shares then authorized by the Amended and Restated Certificate of Incorporation, as amended.

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Convertible Instruments

The following is a description of the material terms of the convertible instruments which remain outstanding as of June 5, 2020 (copies of such are incorporated by reference to the Exhibits hereto, all capitalized terms not otherwise defined shall have that meaning set forth in the applicable agreement referenced):

On March 20, 2020, the Company executed a Convertible Note (the “Convertible Note”) payable to Jetco Holdings, LLC in the principal amount of $20,000. The Convertible Note was fully funded on March 20, 2020. The Convertible Note is convertible, in whole or in part, at any time and from time to time before maturity (March 20, 2021) at the option of the holder. The conversion price for the principal and interest in connection with voluntary conversions by the Holder shall be 70% multiplied by the Market Price (as defined herein)(representing a discount rate of 30%), subject to adjustment as described herein (“Conversion Price”). Market Price” means the lowest one (1) Trading Prices (as defined below) for the Common Stock during the twenty (20) Trading Day period ending on the last complete Trading Day prior to the Conversion Date. “Trading Prices” means, for any security as of any date, the lowest traded price on the Over-the Counter Pink Marketplace, OTCQB, or applicable trading market (the “OTCQB”) as reported by a reliable reporting service (“Reporting Service”) designated by the Holder (i.e. www.Nasdaq.com) or, if the OTCQB is not the principal trading market for such security, on the principal securities exchange or trading market where such security is listed or traded or, if the lowest intraday trading price of such security is not available in any of the foregoing manners, the lowest intraday price of any market makers for such security that are quoted on the OTC Markets. The Convertible Note has a term of one (1) year and bears interest at 3% annually. At the time of this filing, $20,000 principal plus all inherit interest were due.

On December 17, 2019, the Company entered into a Securities Purchase Agreement (the “Agreement”) with Armada Capital Partners, LLC (“Armada”) wherein the Company issued Armada a Convertible Promissory Note (the “Note”) in the amount of $11,000 ($1,000 OID). The Note has a term of one (1) year (due on December 17, 2020) and bears interest at 8% annually. As part and parcel of the foregoing transaction, Armada was issued a warrant granting the holder the right to purchase up to 560,800 shares of the Company’s common stock at an exercise price of $0.024 for a term of 5-years. The transaction closed on December 17, 2019. In addition, 10,000,000 shares of the Company’s common stock have been reserved at Pacific Stock Transfer Corporation, our transfer agent, for possible issuance upon the conversion of the Note into shares of our common stock. At the time of this filing, $11,000 principal plus all inherit interest were due.

On November 30, 2019, the Company executed a Convertible Note (the “Convertible Note”) payable to Jetco Holdings, LLC in the principal amount of $2,000,000. The Convertible Note was Issued as part of the Purchase and Sale Agreement for the acquisition of TCBM Holdings, LLC. The Convertible Note is convertible, in whole or in part, at any time and from time to time before maturity (March 20, 2021) at the option of the holder. The conversion price for the principal and interest in connection with voluntary conversions by the Holder shall be 70% multiplied by the Market Price (as defined herein)(representing a discount rate of 30%), subject to adjustment as described herein (“Conversion Price”). Market Price” means the lowest one (1) Trading Prices (as defined below) for the Common Stock during the twenty (20) Trading Day period ending on the last complete Trading Day prior to the Conversion Date. “Trading Prices” means, for any security as of any date, the lowest traded price on the Over-the Counter Pink Marketplace, OTCQB, or applicable trading market (the “OTCQB”) as reported by a reliable reporting service (“Reporting Service”) designated by the Holder (i.e. www.Nasdaq.com) or, if the OTCQB is not the principal trading market for such security, on the principal securities exchange or trading market where such security is listed or traded or, if the lowest intraday trading price of such security is not available in any of the foregoing manners, the lowest intraday price of any market makers for such security that are quoted on the OTC Markets. The Convertible Note has a term of one (1) year and bears interest at 3% annually. At the time of this filing, $1,137,923 principal plus all inherit interest were due.

On July 27, 2018, the Company executed a Convertible Note (the “Convertible Note”) payable to Around the Clock Partners, LP in the principal amount of $124,800. The Convertible Note was issued for compensation due for consulting services. The Convertible Note is convertible, in whole or in part, at any time and from time to time before maturity (July 27, 2019) at the option of the holder at the conversion price which shall be equal to the lower of: (a) 50% of the lowest trading price of the Company’s common stock during the 25 consecutive Trading Days prior to the date on which Holder elects to convert all or part of the Note or (b) 50% of the lowest trading price of the Company’s common stock during the 25 consecutive Trading Days prior to the Effective Date. The Convertible Note has a term of one (1) year and bears interest at 5% annually. At the time of this filing, $124,800 principal plus all inherit interest were due.

On June 29, 2018, the Company executed a Convertible Note (the “Convertible Note”) payable to Jody A. DellaDonna in the principal amount of $25,000. The Convertible Note was issued for compensation due for consulting services. The Convertible Note is convertible, in whole or in part, at any time and from time to time before maturity (June 29, 2019) at the option of the holder at the conversion price which shall be equal to the lower of: (a) 50% of the lowest trading price of the Company’s common stock during the 25 consecutive Trading Days prior to the date on which Holder elects to convert all or part of the Note or (b) 50% of the lowest trading price of the Company’s common stock during the 25 consecutive Trading Days prior to the Effective Date. The Convertible Note has a term of one (1) year and bears interest at 5% annually. At the time of this filing, $25,000 principal plus all inherit interest were due.

On June 3, 2018, the Company executed a Convertible Note (the “Convertible Note”) payable to Valvasone Trust in the principal amount of $91.900. The Convertible Note was issued for compensation due for consulting services. The Convertible Note is convertible, in whole or in part, at any time and from time to time before maturity (June 3, 2019) at the option of the holder at the conversion price which shall be equal to the lower of: (a) 50% of the lowest trading price of the Company’s common stock during the 25 consecutive Trading Days prior to the date on which Holder elects to convert all or part of the Note or (b) 50% of the lowest trading price of the Company’s common stock during the 25 consecutive Trading Days prior to the Effective Date. The Convertible Note has a term of one (1) year and bears interest at 5% annually. At the time of this filing, $91,900 principal plus all inherit interest were due.

On February 16, 2018, the Company executed a Convertible Note (the “Convertible Note”) payable to Tri-Bridge Ventures, LLC in the principal amount of $8,000. The Convertible Note was fully funded on February 16, 2018. The Convertible Note is convertible, in whole or in part, at any time and from time to time before maturity (February 16, 2019) at the option of the holder at the Variable Conversion Price, which shall be equal to the lesser of (i) the price of any public offering of the Maker’s Common Stock or (ii) Fifty Percent (50%) of the lowest Trading Price (defined below) during the Twenty Trading Day period prior to the day the Holder delivers the Conversion Notice, and the Conversion Amount shall be the amount of principal or interest electively converted in the Conversion Notice. “Trading Price” means, for any security as of any date, any trading price on the OTC Bulletin Board, or other applicable trading market (the “OTCBB”) as reported by a reliable reporting service (“Reporting Service”) mutually acceptable to Maker and Holder (i.e. Bloomberg) or, if the OTCBB is not the principal trading market for such security, the price of such security on the principal securities exchange or trading market where such security is listed or traded. “Trading Day” shall mean any day on which the Common Stock is tradable for any period on the OTCBB, or on the principal securities exchange or other securities market on which the Common Stock is then being traded. The Convertible Note has a term of one (1) year and bears interest at 10% annually. At the time of this filing, $8,000 principal plus all inherit interest were due.

On January 24, 2018, the Company executed a Convertible Note (the “Convertible Note”) payable to Tri-Bridge Ventures, LLC in the principal amount of $15,750. The Promissory Note was fully funded on January 24, 2018. The Convertible Note is convertible, in whole or in part, at any time and from time to time before maturity (January 24, 2019) at the option of the holder. The Conversion Price shall be equal to Fifty Percent (50%) of the lowest Trading Price (defined below) during the Valuation Period (defined below), and the Conversion Amount shall be the amount of principal or interest electively converted in the Conversion Notice. The total number of shares due under any conversion notice (“Notice Shares”) will be equal to the Conversion Amount divided by the Conversion Price. On the date that a Conversion Notice is delivered to Holder, the Company shall deliver an estimated number of shares (“Estimated Shares”) to Holder’s brokerage account equal to the Conversion Amount divided by 50% of the Market Price. “Market Price” shall mean the lowest of the daily Trading Price for the Common Stock during the twenty (20) Trading Day period ending on the latest complete Trading Day prior to the Conversion Date. The “Valuation Period” shall mean twenty (20) Trading Days, commencing on the first Trading Day following delivery and clearing of the Notice Shares in Holder’s brokerage account, as reported by Holder (“Valuation Start Date”). If at any time, one or multiple times, during the Valuation Period the number of Estimated Shares delivered to Holder is less than the Notice Shares, the company must immediately deliver enough shares equal to the difference. A Conversion Amount will not be considered fully converted until the end of the Valuation Period for that Conversion Amount. “Trading Price” means, for any security as of any date, any trading price on the OTC Bulletin Board, or other applicable trading market (the “OTCBB”) as reported by a reliable reporting service (“Reporting Service”) mutually acceptable to Maker and Holder (i.e. Bloomberg) or, if the OTCBB is not the principal trading market for such security, the price of such security on the principal securities exchange or trading market where such security is listed or traded. “Trading Day” shall mean any day on which the Common Stock is tradable for any period on the OTCBB, or on the principal securities The Convertible Note has a term of one (1) year and bears interest at 10% annually. At the time of this filing, $15,750 principal plus all inherit interest were due.

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Item 12. Indemnification of Directors and Officers.

Indemnification for Securities Act Liabilities

Our Certificate of Incorporation provides to the fullest extent permitted by Delaware Law that our directors or officers shall not be personally liable to us or our shareholders for damages for breach of such director’s or officer’s fiduciary duty. The effect of this provision of our Articles of Incorporation is to eliminate our rights and our shareholders (through shareholders’ derivative suits on behalf of our company) to recover damages against a director or officer for breach of the fiduciary duty of care as a director or officer (including breaches resulting from negligent or grossly negligent behavior), except under certain situations defined by statute. We believe that the indemnification provisions in our Articles of Incorporation, as amended, are necessary to attract and retain qualified persons as directors and officers.

Our By-Laws also provide that the Board of Directors may also authorize us to indemnify our employees or agents, and to advance the reasonable expenses of such persons, to the same extent, following the same determinations and upon the same conditions as are required for the indemnification of and advancement of expenses to our directors and officers. As of the date of this Registration Statement, the Board of Directors has not extended indemnification rights to persons other than directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

The Certificate of Incorporation of the Company provides that:

●	The Corporation shall indemnify a director or officer of the Corporation who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which the director or office was a party because the director or officer is or was a director or officer of the Corporation against reasonable attorney fees and expenses incurred by the director or officer in connection with the proceeding. The Corporation may indemnify an individual made a party to a proceeding because the individual is or was a director, officer, employee or agent of the Corporation against liability if authorized in the specific case after determination, in the manner required by the board of directors, that indemnification of the director, officer, employee or agent, as the case may be, is permissible in the circumstances because the director, officer, employee or agent has met the standard of conduct set forth by the board of directors. The indemnification and advancement of attorney fees and expenses for directors, officers, employees and agents of the Corporation shall apply when such persons are serving at the Corporation’s request while a director, officer, employee or agent of the Corporation, as the case may be, as a director, officer, partner, trustee, employee or agent of another foreign or domestic Corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, whether or not for profit, as well as in their official capacity with the Corporation. The Corporation also may pay for or reimburse the reasonable attorney fees and expenses incurred by a director, officer, employee or agent of the Corporation who is a party to a proceeding in advance of final disposition of the proceeding. The Corporation also may purchase and maintain insurance on behalf of an individual arising from the individual’s status as a director, officer, employee or agent of the Corporation, whether or not the Corporation would have power to indemnify the individual against the same liability under the law. All references in these Articles of Incorporation are deemed to include any amendment or successor thereto. Nothing contained in these Articles of Incorporation shall limit or preclude the exercise of any right relating to indemnification or advance of attorney fees and expenses to any person who is or was a director, officer, employee or agent of the Corporation or the ability of the Corporation otherwise to indemnify or advance expenses to any such person by contract or in any other manner. If any word, clause or sentence of the foregoing provisions regarding indemnification or advancement of the attorney fees or expenses shall be held invalid as contrary to law or public policy, it shall be severable and the provisions remaining shall not be otherwise affected. All references in these Articles of Incorporation to “director”, “officer”, “employee”, and “agent” shall include the heirs, estates, executors, administrators and personal representatives of such persons.

Where You Can Find More Information

We have filed with the SEC a registration statement on Form 10 under the Securities Act with respect to the shares of common stock we and the selling stockholders are offering by this prospectus. This prospectus does not contain all of the information included in the registration statement. For further information pertaining to us and our common stock, you should refer to the registration statement and to its exhibits. Whenever we make reference in this prospectus to any of our contracts, agreements or other documents, the references are not necessarily complete, and you should refer to the exhibits attached to the registration statement for copies of the actual contract, agreement or other document.

We are subject to the informational requirements of the Securities Exchange Act of 1934 and file annual, quarterly and current reports, proxy statements and other information with the SEC. You can read our SEC filings, including the registration statement, over the Internet at the SEC’s website at www.sec.gov. You may also read and copy any document we file with the SEC at its public reference facility at 100 F Street, N.E., Room 1580, Washington, D.C. 20549.

You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities.

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Legal Proceedings

We know of no pending proceedings to which any director, member of senior management, or affiliate is either a party adverse to us or has a material interest adverse to us.

●	None of our executive officers or directors have (i) been involved in any bankruptcy proceedings within the last five years, (ii) been convicted in or has pending any criminal proceedings (other than traffic violations and other minor offenses), (iii) been subject to any order, judgment or decree enjoining, barring, suspending or otherwise limiting involvement in any type of business, securities or banking activity or (iv) been found to have violated any Federal, state or provincial securities or commodities law and such finding has not been reversed, suspended or vacated.

Experts

The financial statements for the years ended June 30, 2019 and 2018 for Global Technologies included in this prospectus and elsewhere in the registration statement have been audited by Fruci & Associates, PLLC, as indicated in its report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in auditing and accounting in giving said reports.

Item 13. Financial Statements and Supplementary Data.

The information required by this item may be found beginning on page F-1 of this Registration Statement and are incorporated herein by reference.

Item 14. Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.

On July 10, 2019, the Company engaged Fruci & Associates, PLLC as the Company’s independent registered public accounting firm. We have had no disagreements with our independent auditors on accounting or financial disclosures.

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Item 15. Financial Statements and Exhibits.

39

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of Global Technologies, Ltd.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Global Technologies, Ltd. (“the Company”) as of June 30, 2019 and 2018, and the related statements of operations, stockholders’ deficiency, and cash flows for the two-year period ended June 30, 2019, and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of June 30, 2019 and 2018, and the results of its operations and its cash flows for the two-year period ended June 30, 2019, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note L to the financial statements, the Company has cumulative losses, and negative cash flows from operations. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note L. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

Fruci & Associates II, PLLC

We have served as the Company’s auditor since 2019.

Spokane, Washington

June 8, 2020

F-1

GLOBAL TECHNOLOGIES, LTD

CONSOLIDATED BALANCE SHEETS

	December 31, 2019	June 30, 2019	June 30, 2018
	(Unaudited)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$514,983	$-	$-
Brokerage account	3,500	-	-
Inventory	70,580	-	-
Receivable, other	-	-	1,689
Total current assets	589,063	-	1,689
Property and equipment, net	36,363	-	-
Investment in subsidiaries	1,346,646	-	-
TOTAL ASSETS	$1,972,072	$-	$1,689

LIABILITIES AND STOCKHOLDERS’ DEFICIENCY

CURRENT LIABILITIES
Accounts payable	$12,537	$2,028	$676
Bank overdrafts	8,997	8,997	8,997
Accrued interest	28,078	15,331	1,320
Accrued director’s compensation	59,803	39,803	-
Notes payable-third parties	2,151,650	140,650	140,650
Note payable-related party	125,155	124,800	-
Debt discounts	(1,840,715)	(8,890)	(123,270)
Derivative liability	3,728,226	715,350	281,300
Total current liabilities	4,273,731	1,038,069	309,673

TOTAL LIABILITIES	$4,273,731	$1,038,069	$309,673

STOCKHOLDERS’ DEFICIENCY
Preferred stock; 5,000,000 shares authorized, $.01 par value:
Series K; 3 shares authorized, par value $0.01, as of December 31, 2019, June 30, 2019 and 2018, there are 3, 0 and 0, respectively	-	-	-
Series L; 500,000 shares authorized, par value $0.01, as of December 31, 2019, June 30, 2019 and 2018, there are 10, 0 and 0, respectively	-	-	-
Common stock; 14,991,000,000 shares authorized, $.0001 par value, as of December 31, 2019, June 30, 2019 and 2018, there are 12,189,293,609, 12,189,293,609 and 12,189,293,609 shares outstanding, respectively	1,218,929	1,218,929	1,218,929
Additional paid- in capital Class A common stock	158,069,422	158,069,422	158,069,422
Additional paid- in capital Class B common stock	-	-	-
Additional paid- in capital preferred stock	60,000	-	-
Common stock to be issued	80,000	60,000	20,000
Accumulated deficit	(161,730,012)	(160,386,420)	(159,616,335)

Total stockholders’ deficiency	(2,301,661)	(1,038,069)	(307,984)

TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIENCY	$1,972,070	$-	$1,689

The accompanying notes are an integral part of these consolidated financial statements.

F-2

GLOBAL TECHNOLOGIES, LTD

STATEMENTS OF OPERATIONS

For the years ended June 30, 2019 and 2018

	2019	2018
Revenue earned
Revenue	$-	$-

Operating Expenses
Officer and director compensation, including stock-based compensation of $40,000 and $110,000, respectively	80,000	130,000
Consulting services	124,800	221,900
Professional services	500	-
Selling, general and administrative	2,344	6,934

Total operating expenses	207,644	358,834

Loss from operations	(207,644)	(358,834)

Other expenses
Interest expense	(14,011)	(1,320)
Loss on issuance of convertible notes	(309,250)	(124,800)
Amortization of debt discounts	(239,180)	(17,380)

Total other expenses	(562,441)	(159,350)

Loss before provision for income taxes	(770,085)	(518,184)

Provision for income taxes	-	-

Net loss	$(770,085)	$(518,184)

Basic and diluted loss per common share	$(0.00)	$(0.00)

Weighted average common shares outstanding – basic and diluted	12,189,293,609	12,110,960,276

The accompanying notes are an integral part of these consolidated financial statements.

F-3

GLOBAL TECHNOLOGIES, LTD

CONSOLIDATED STATEMENTS OF OPERATIONS

For the six months ended December 31, 2019 and 2018 (Unaudited)

	2019	2018
	(Unaudited)	(Unaudited)
Revenue earned
Revenue	$-	$-

Operating Expenses
Officer and director compensation, including stock-based compensation of $20,000 and $20,000, respectively	40,000	40,000
Salaries	30,000	-
Consulting services	50,000	124,800
Professional services	12,000	200
Selling, general and administrative	18,440	263

Total operating expenses	150,440	145,263

Loss from operations	(150,440)	(145,263)

Other income (expenses)
Interest income	647	-
Interest expense	(12,748)	(6,781)
Derivative liability loss	(1,010,766)	(249,600)
Amortization of debt discounts	(170,285)	(28,595)

Total other income and (expenses)	(1,193,152)	(281,361)

Loss before provision for income taxes	(1,343,592)	(426,624)

Provision for income taxes	-	-

Net loss	$(1,343,592)	$(426,624)

Basic and diluted loss per common share	$(0.00)	$(0.00)

Weighted average common shares outstanding – basic and diluted	12,189,293,609	12,189,293,609

The accompanying notes are an integral part of these consolidated financial statements.

F-4

GLOBAL TECHNOLOGIES, LTD
CONSOLIDATED STATEMENTS OF STOCKHOLDERS (DEFICIENCY)

For the years ended June 30, 2019 and 2018 and six months ended December 31, 2019 (Unaudited)

	Series K Preferred		Series L Preferred				Common Stock to	Additional
	stock		stock		Common Stock		be	Paid in	Accumulated
	Shares	Amount	Shares	Amount	Shares	Amount	Issued	Capital	Deficit	Total

Balances at June 30, 2017 (Unaudited)	-	$-	-	$-	10,829,293,609	$1,028,929	-	$158,069,422	$159,098,151)	$200
Issuance of common stock in satisfaction of officer’s compensation	-	-	-	-	900,000,000	90,000	-	-	-	90,000
Issuance of common stock to consultant in satisfaction of consulting fees	-	-	-	-	1,000,000	100,000	-	-	-	100,000
Common stock for services	-	-	-	-	-	-	20,000	-	-	20,000
Net loss for the year ended June 30, 2018	-	-	-	-	-	-		-	(518,184)	(518,184)
Balances at June 30, 2018	-	$-	-	$-	12,189,293,609	$1,218,929	20,000	$158,069,422	$(159,616,335)	$(307,984)
Common stock for services					-	-	40,000	-		40,000
Net loss for the year ended June 30, 2019									(770,085)	(770,085)
Balances at June 30, 2019	-	$-	-	$-	12,189,293,609	$1,218,929	60,000	$158,069,422	$(160,386,420)	$(1,038,069)
Issuance of Series L preferred stock in satisfaction of compensation due for consulting fees	-	-	10	-	-	-	-	50,000	-	50,000
Issuance of Series K preferred stock in satisfaction of services rendered as an officer	3	-	-	-	-	-	-	10,000	-	10,000
Common stock for services	-	-	-	-	-	-	20,000	-	-	20,000
Net loss for the six months ended December 31, 2019	-	-	-	-	-	-	-	-	(1,343,592)	(1,343,592)
Balances at December 31, 2019 (Unaudited)	3	$-	10	$-	12,189,293,609	$1,218,929	80,000	$158,129,422	$(161,730,012)	$(2,301,661)

The accompanying notes are an integral part of these consolidated financial statements.

F-5

GLOBAL TECHNOLOGIES, LTD
CONSOLIDATED STATEMENTS OF CASH FLOWS

For the years ended June 30, 2019 and 2018 and six months ended December 31, 2019 (Unaudited)

	December 31, 2019	June 30, 2019	June 30, 2018
	(Unaudited)
OPERATING ACTIVITIES:
Net (loss)	$(1,343,592)	$(770,085)	$(518,184)
Adjustment to reconcile net loss to net cash provided by operating activities:
Issuance of common stock for officer’s compensation	-	-	90,000
Issuance of common stock for services rendered on behalf of the Company	-	-	100,000
Issuance of Series L Preferred stock for consulting services	50,000	-	-
Issuance of Series K Preferred stock for services rendered by an officer	10,000	-	-
Issuance of related party note for services rendered on behalf of the Company	-	124,800	-
Issuance of third-party notes for services rendered on behalf of the Company	-	-	116,900
Common stock to be issued	20,000	40,000	20,000
Derivative liability loss	1,010,766	309,250	140,650
Amortization of debt discounts	170,285	239,180	17,380
Changes in operating assets and liabilities:
Note receivable officer	-	1,689	(1,689)
Inventory	(70,580)	-	-
Bank overdrafts	-	-	8,997
Accounts payable	10,509	1,352	676
Accrued interest	12,749	14,011	1,320
Accrued director’s compensation	20,000	39,803	-
Net cash provided (used) by operating activities	109,863	-	(23,950)

INVESTING ACTIVITIES:
Investment in subsidiaries	(1,346,646)	-	-
Purchase of equipment	(36,363)	-	-
Net cash provided (used) by investing activities	(1,383,009)	-	-

FINANCING ACTIVITIES:
Issuance of convertible note for acquisition	2,000,000	-	-
Borrowings from related party	355	-	-
Borrowings from convertible note	11,000	-	23,750
Net cash provided from financing activities	2,011,355	-	23,750

NET INCREASE IN CASH AND CASH EQUIVALENTS	518,483	-	(200)

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	-	-	200

CASH AND CASH EQUIVALENTS, END OF PERIOD	$518,483	$-	$-

Supplemental Disclosures of Cash Flow Information:
Taxes paid	$-	$-	$-
Interest paid	$-	$-	$-

The accompanying notes are an integral part of these consolidated financial statements

F-6

GLOBAL TECHNOLOGIES, LTD

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the years ended June 30, 2019 and 2018 and six months ended December 31, 2019 and 2018 (Unaudited)

NOTE A – ORGANIZATION

Overview

Global Technologies, Ltd. (hereinafter the “Company”, “Our”, “We”, or “Us”) was incorporated under the laws of the State of Delaware on January 20, 1999 under the name of NEW IFT Corporation. On August 13, 1999, the Company filed an Amended and Restated Certificate of Incorporation with the State of Delaware to change the name of the corporation to Global Technologies, Ltd. Our principal executive offices are located at 501 1st Ave N., Suite 901, St. Petersburg, FL 33701 and our telephone number is (727) 482-1505. Our website address is www.globaltechnologiesltd.info. The information contained on, or that can be accessed through, our website is not a part of this Registration Statement. We have included our website address in this Registration Statement solely as an inactive textual reference.

Prior Operational History

From inception until March 2011, Global Technologies was a technology portfolio company that acquired nascent technology and related innovations, inventions and IP assets to enhance their growth and development. The Company built revenues and asset value through a model of continuous growth, income from or sale of its portfolio holdings, and technology licensing or distribution agreements.

The Company invested primarily in innovative and promising clean/renewable energy or bio-tech technologies that had reached the stage in the critical Technology Development & Demonstration phase of the Innovative Cycle, which includes Prototype, Demonstration and Market Analysis.

In March 2011, the Company abandoned its operations. Mr. Jimmy Wayne Anderson, our sole officer and director, was appointed a director of the Company in December 2017 and an officer in January 2018.

Current Operations

Global Technologies, Ltd (“Global”) is a holding corporation, which through its subsidiaries, has operations engaged in the online sales of CBD and hemp related products, the acquisition of intellectual property in the safety and security space and as a portal for entrepreneurs to provide immediate access to live shopping, e-commerce, product placement in brick and mortar retail outlets and logistics.

On November 30, 2019, the Company entered into a Purchase and Sale Agreement (the “Agreement”) for the purchase of TCBM Holdings, LLC (“TCBM”). Under the terms of the Agreement, the Company issued a Convertible Promissory Note (the “Note”) in the amount of $2,000,000 to Jetco Holdings, LLC for the purchase of all issued and outstanding membership units of TCBM and its subsidiaries, HMNRTH, LLC and 911 Help Now, LLC.

On March 11, 2020, the Company, through its two wholly owned subsidiaries, HMNRTH, LLC (the “Seller”) and TCBM Holdings, LLC (the “Owner”) (together Seller and Owner the “Selling Parties”) entered into an Asset Purchase Agreement (the “Agreement”) with Edison Nation, Inc. and its wholly owned subsidiary, Scalematix, LLC (together the “Buyer”), for the sale of certain assets in the health and wellness industry and related consumer products industry. Under the terms of the Agreement, Buyer was to remit $70,850 via wire transfer at Closing and issue to a representative of the Selling Parties Two Hundred Thirty-Eight Thousand Seven Hundred and Fifty (238,750) shares of restricted common stock. In addition, the Selling Parties shall have the right to additional earn out compensation based upon the following metrics: (i) at such time as the purchased assets achieve cumulative revenue of $2,500,000, the Selling Parties shall earn One Hundred Twenty-Five Thousand (125,000) shares of common stock; and (ii) at such time as the purchased assets achieve cumulative revenue of $5,000,000, the Selling Parties shall earn One Hundred Twenty-Five Thousand (125,000) shares of common stock. The Closing of the transaction occurred on March 11, 2020. As of the date of this filing, the Company has received the 238,750 shares of restricted common stock valued at $477,500 due under the terms of the Agreement. The shares were subsequently transferred to the principal of Jetco Holdings, LLC as payment against the November 30, 2019 convertible note. Please see NOTE F - NOTES PAYABLE, THIRD PARTIES for further information.

Our wholly owned subsidiaries:

About TCBM Holdings, LLC

TCBM Holdings, LLC (“TCBM”) was formed as a Delaware limited liability company on August 10, 2017. TCBM is a holding corporation, which operates through its two wholly owned subsidiaries, HMNRTH, LLC and 911 Help Now, LLC.

About HMNRTH, LLC

HMNRTH, LLC (“HMN”) was formed as a Delaware limited liability company on July 30, 2019. HMNRTH operates as an online store selling a variety of hemp and CBD related products. The Company’s business model is to bridge the gap between the lifestyle and knowledge components within the cannabis industry. The Company’s goal is to educate every consumer while cultivating an experience by providing quality products, branded cutting-edge content, and diversified product lines for any purpose. Most importantly, we want our clients to discover their inner HMN, redefine their inner HMN and Empower their inner HMN. The Company’s ecommerce website can be found at www.hmnrth.com.

About 911 Help Now, LLC

911 Help Now, LLC (“911”) was formed as a Delaware limited liability company on February 2, 2018. 911 was a holding company of intellectual property in the safety and security space. In July 2019, 911 sold all intellectual property assets. The Company intends on acquiring additional intellectual property during the current fiscal year.

About Markets on Main, LLC

Markets on Main, LLC (“MOM”) was formed as a Florida limited liability company on April 2, 2020. MOM is the operational subsidiary for the Company’s sales and distribution business. MOM’s focus is on bringing small businesses and entrepreneurs to large opportunities and distribution. MOM provides a range of services including full e-commerce management, Amazon shopping distribution and retail placement. In addition, the Company provides third-party fulfillment and logistics capabilities with online access to reporting and revenue. MOM’s website can be found at www.marketsonmain.com.

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Summary of Significant Accounting Policies

This summary of significant accounting policies of the Company is presented to assist in understanding the Company’s financial statements. The financial statements and notes are representations of the Company’s management, which is responsible for their integrity and objectivity. These accounting policies conform to accounting principles generally accepted in the United States and have been consistently applied in the preparation of the financial statements.

Principles of Consolidation

The consolidated financial statements include the accounts of Global Technologies. All inter-company balances and transactions have been eliminated in consolidation.

Cash Equivalents

Investments having an original maturity of 90 days or less that are readily convertible into cash are considered to be cash equivalents. For the periods presented, the Company had no cash equivalents.

Income Taxes

In accordance with Accounting Standards Codification (ASC) 740 - Income Taxes, the provision for income taxes is computed using the asset and liability method. The asset and liability method measures deferred income taxes by applying enacted statutory rates in effect at the balance sheet date to the differences between the tax basis of assets and liabilities and their reported amounts on the financial statements. The resulting deferred tax assets or liabilities are adjusted to reflect changes in tax laws as they occur. A valuation allowance is provided when it is not more likely than not that a deferred tax asset will be realized.

We expect to recognize the financial statement benefit of an uncertain tax position only after considering the probability that a tax authority would sustain the position in an examination. For tax positions meeting a “more-likely-than-not” threshold, the amount to be recognized in the financial statements will be the benefit expected to be realized upon settlement with the tax authority. For tax positions not meeting the threshold, no financial statement benefit is recognized. As of June 30, 2019, we had no uncertain tax positions. We recognize interest and penalties, if any, related to uncertain tax positions as general and administrative expenses. We currently have no federal or state tax examinations nor have we had any federal or state examinations since our inception. To date, we have not incurred any interest or tax penalties.

F-7

GLOBAL TECHNOLOGIES, LTD

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the years ended June 30, 2019 and 2018 and six months ended December 31, 2019 and 2018 (Unaudited)

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont’d)

Financial Instruments and Fair Value of Financial Instruments

We adopted ASC Topic 820, Fair Value Measurements and Disclosures, for assets and liabilities measured at fair value on a recurring basis. ASC Topic 820 establishes a common definition for fair value to be applied to existing US GAAP that requires the use of fair value measurements that establishes a framework for measuring fair value and expands disclosure about such fair value measurements.

ASC 820 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Additionally, ASC Topic 820 requires the use of valuation techniques that maximize the use of observable inputs and minimize the use of unobservable inputs. These inputs are prioritized below:

Level 1:	Observable inputs such as quoted market prices in active markets for identical assets or liabilities
Level 2:	Observable market-based inputs or unobservable inputs that are corroborated by market data
Level 3:	Unobservable inputs for which there is little or no market data, which require the use of the reporting entity’s own assumptions.

The carrying value of financial assets and liabilities recorded at fair value is measured on a recurring or nonrecurring basis. Financial assets and liabilities measured on a recurring basis are those that are adjusted to fair value each time a financial statement is prepared. Financial assets and liabilities measured on a non-recurring basis are those that are adjusted to fair value when a significant event occurs. Except for the derivative liability, we had no financial assets or liabilities carried and measured at fair value on a recurring or nonrecurring basis during the periods presented.

Derivative Liabilities

We evaluate convertible notes payable, stock options, stock warrants and other contracts to determine if those contracts or embedded components of those contracts qualify as derivatives to be separately accounted for under the relevant sections of ASC Topic 815-40, Derivative Instruments and Hedging: Contracts in Entity’s Own Equity.

The result of this accounting treatment could be that the fair value of a financial instrument is classified as a derivative instrument and is marked-to-market at each balance sheet date and recorded as a liability. In the event that the fair value is recorded as a liability, the change in fair value is recorded in the statement of operations as other income or other expense. Upon conversion or exercise of a derivative instrument, the instrument is marked to fair value at the conversion date and then that fair value is reclassified to equity. Financial instruments that are initially classified as equity that become subject to reclassification under ASC Topic 815-40 are reclassified to a liability account at the fair value of the instrument on the reclassification date.

Long-lived Assets

Long-lived assets such as property and equipment and intangible assets are periodically reviewed for impairment. We test for impairment losses on long-lived assets used in operations whenever events or changes in circumstances indicate that the carrying amount of the asset may not be recoverable. Recoverability of an asset to be held and used is measured by a comparison of the carrying amount of an asset to the future undiscounted cash flows expected to be generated by the asset. If such asset is considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the asset exceeds its fair value. Impairment evaluations involve management’s estimates on asset useful lives and future cash flows. Actual useful lives and cash flows could be different from those estimated by management which could have a material effect on our reporting results and financial positions. Fair value is determined through various valuation techniques including discounted cash flow models, quoted market values and third-party independent appraisals, as considered necessary.

Marketable Equity Securities

Marketable equity securities are stated at lower of cost or market value with unrealized gains and losses included in operations. The Company has classified its marketable equity securities as trading securities.

Deferred Financing Costs

Deferred financing costs represent costs incurred in the connection with obtaining debt financing. These costs are amortized ratably and charged to financing expenses over the term of the related debt.

F-8

GLOBAL TECHNOLOGIES, LTD

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the years ended June 30, 2019 and 2018 and six months ended December 31, 2019 and 2018 (Unaudited)

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont’d)

Equity Instruments Issued to Non-Employees for Acquiring Goods or Services

Issuances of our common stock or warrants for acquiring goods or services are measured at the fair value of the consideration received or the fair value of the equity instruments issued, whichever is more reliably measurable. The measurement date for the fair value of the equity instruments issued to consultants or vendors is determined at the earlier of (i) the date at which a commitment for performance to earn the equity instruments is reached (a “performance commitment” which would include a penalty considered to be of a magnitude that is a sufficiently large disincentive for nonperformance) or (ii) the date at which performance is complete.

Although situations may arise in which counter performance may be required over a period of time, the equity award granted to the party performing the service is fully vested and non-forfeitable on the date of the agreement. As a result, in this situation in which vesting periods do not exist if the instruments are fully vested on the date of agreement, we determine such date to be the measurement date and will record the estimated fair market value of the instruments granted as a prepaid expense and amortize such amount to expense over the contract period. When it is appropriate for us to recognize the cost of a transaction during financial reporting periods prior to the measurement date, for purposes of recognition of costs during those periods, the equity instrument is measured at the then-current fair values.

Stock-Based Compensation

We account for share-based awards to employees in accordance with ASC 718 “Stock Compensation”. Under this guidance, stock compensation expense is measured at the grant date, based on the fair value of the award, and is recognized as an expense over the estimated service period (generally the vesting period) on the straight-line attribute method. Share-based awards to non-employees are accounted for in accordance with ASC 505-50 “Equity”, wherein such awards are expensed over the period in which the related services are rendered.

Related Parties

A party is considered to be related to us if the party directly or indirectly or through one or more intermediaries, controls, is controlled by, or is under common control with us. Related parties also include our principal owners, our management, members of the immediate families of our principal owners and our management and other parties with which we may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests. A party which can significantly influence the management or operating policies of the transacting parties, or if it has an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests, is also a related party.

Advertising Costs

Advertising costs are expensed as incurred. For the periods presented, we had no advertising costs.

Loss per Share

We compute net loss per share in accordance with FASB ASC 260. The ASC specifies the computation, presentation and disclosure requirements for loss per share for entities with publicly held common stock.

Basic loss per share amounts are computed by dividing the net loss by the weighted average number of common shares outstanding. Diluted net loss per common share is computed on the basis of the weighted average number of common shares and dilutive securities (such as stock options, warrants and convertible securities) outstanding. Dilutive securities having an anti-dilutive effect on diluted net loss per share are excluded from the calculation. For the years ended June 30, 2019 and 2018 and for the six months ended December 31, 2019 and 2018, the Company excluded 5,309,000,000 and 2,813,000,000, 37,172,261,904 and 5,309,000,000, respectively, shares relating to convertible notes payable to third parties (Please see NOTE F - NOTES PAYABLE, THIRD PARTIES for further information).

Recently Enacted Accounting Standards

In May 2014, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) No. 2014-09, Revenue from Contracts with Customers, which will supersede nearly all existing revenue recognition guidance under U.S. GAAP. The core principle of ASU 2014-09 is to recognize revenues when promised goods or services are transferred to customers in an amount that reflects the consideration to which an entity expects to be entitled for those goods or services. ASU 2014-09 defines a five-step process to achieve this core principle and, in doing so, more judgment and estimates may be required within the revenue recognition process than are required under existing U.S. GAAP. As amended by the FASB in July 2015, the standard is effective for annual periods beginning after December 15, 2017 for public companies, and interim periods therein, using either of the following transition methods: (i) a full retrospective approach reflecting the application of the standard in each prior reporting period with the option to elect certain practical expedients, or (ii) a retrospective approach with the cumulative effect of initially adopting ASU 2014-09 recognized at the date of adoption (which includes additional footnote disclosures). ASU 2014-09 has not had any effect on our Financial statements for the periods presented.

F-9

GLOBAL TECHNOLOGIES, LTD

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the years ended June 30, 2019 and 2018 and six months ended December 31, 2019 and 2018 (Unaudited)

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont’d)

In February 2016, the FASB issued ASU No. 2016-02, Leases (Topic 842), to provide guidance on recognizing lease assets and lease liabilities on the balance sheet and disclosing key information about leasing arrangements, specifically differentiating between different types of leases. The core principle of Topic 842 is that a lessee should recognize the assets and liabilities that arise from all leases. The recognition, measurement, and presentation of expenses and cash flows arising from a lease by a lessee have not significantly changed from previous GAAP. There continues to be a differentiation between finance leases and operating leases. However, the principal difference from previous guidance is that the lease assets and lease liabilities arising from operating leases should be recognized in the balance sheet. The accounting applied by a lessor is largely unchanged from that applied under previous GAAP. The amendments will be effective for fiscal years beginning after December 15, 2018, including interim periods within those fiscal years, and early adoption is permitted. In transition, lessees and lessors are required to recognize and measure leases at the beginning of the earliest period presented using a modified retrospective approach. The modified retrospective approach includes a number of optional practical expedients that entities may elect to apply. These practical expedients relate to the identification and classification of leases that commenced before the effective date, initial direct costs for leases that commenced before the effective date, and the ability to use hindsight in evaluating lessee options to extend or terminate a lease or to purchase the underlying asset. An entity that elects to apply the practical expedients will, in effect, continue to account for leases that commence before the effective date in accordance with previous GAAP unless the lease is modified, except that lessees are required to recognize a right-of-use asset and a lease liability for all operating leases at each reporting date based on the present value of the remaining minimum rental payments that were tracked and disclosed under previous GAAP. The Company does not expect ASU No. 2016-02 to have a significant effect on our Financial statements.

In July , 2017, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (“ASU”) 2017-11. Among other things, ASU 2017-11 provides guidance that eliminates the requirement to consider “down round” features when determining whether certain financial instruments or embedded features are indexed to an entity’s stock and need to be classified as liabilities. ASU 2017-11 provides for entities to recognize the effect of a down round feature only when it is triggered and then as a dividend and a reduction to income available to common stockholders in basic earnings per share. The guidance is effective for annual periods beginning after December 15, 2018; early adoption is permitted. The Company has adopted ASU 2017-11. As a result, we have not recognized the fair value of the warrants containing down round features as liabilities.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenue and expenses during the reporting periods. Actual results could differ from those estimates.

Fair Value of Financial Instruments

The Company defines the fair value of a financial instrument as the amount at which the instrument could be exchanged in a current transaction between willing parties. Financial instruments included in the Company’s financial statements include cash, accounts payable and accrued expenses, accrued interest payable, loans payable to related parties, notes payable to third parties, notes payable to related parties and derivative liability. Unless otherwise disclosed in the notes to the financial statements, the carrying value of financial instruments is considered to approximate fair value due to the short maturity and characteristics of those instruments. The carrying value of debt approximates fair value as terms approximate those currently available for similar debt instruments.

NOTE C – ACQUISITION OF TCBM HOLDINGS, LLC

On November 30, 2019, the Company acquired 100% ownership of TCBM Holdings, LLC (“TCBM”) and TCBM’s two wholly owned subsidiaries, HMNRTH, LLC and 911 Help Now, LLC. The combination has been accounted for in the accompanying consolidated financial statements as an “acquisition” transaction. Accordingly, the financial position and results of operation of the Company prior to November 30, 2019 has been excluded from the accompanying consolidated financial statements. The Company acquired a 100% interest in exchange for a note payable in the amount of $2,000,000.

Details regarding the book values and fair values of the net assets acquired are as follows:

	Book Value	Fair Value	Difference
	(Unaudited)	(Unaudited)	(Unaudited)
Cash	$543,411	$543,411	$-
Inventory	70,580	70,580	-
Property and Equipment	36,363	36,363	-
Total	$650,354	$650,354	$-

NOTE D - PROPERTY AND EQUIPMENT

	12/31/2019	06/30/2019	06/30/2018
	(Unaudited)
Inventory	$70,580	$-	$-
Property and Equipment	36,363	-	-
Total	$106,943	$-	$-

NOTE E – ACCRUED OFFICER AND DIRECTOR COMPENSATION

Accrued officer and director compensation is due to Wayne Anderson, the sole officer and director of the Company, and consists of:

	12/31/2019	06/30/2019	06/30/2018
	(Unaudited)
Pursuant to January 26, 2018 Board of Directors Service Agreement	$59,803	$39,803	$-
Total	$59,803	$39,803	$-

F-10

GLOBAL TECHNOLOGIES, LTD

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the years ended June 30, 2019 and 2018 and six months ended December 31, 2019 and 2018 (Unaudited)

NOTE E – ACCRUED OFFICER AND DIRECTOR COMPENSATION (cont’d)

For the six months ended December 31, 2019 and years ended June 30, 2019 and 2018, the balance of accrued officer and director compensation changed as follows:

	Pursuant to Employment Agreements	Pursuant to Board of Directors Services Agreements	Total

Balance, June 30, 2017	$-	$-	$-
Officer’s/director’s compensation for the year ended June 30, 2018 (including stock-based compensation of $20,000)	-	40,000	40,000
Cash compensation to director	-	(6,700)	(6,700)
Balance, June 30, 2018	-	33,300	33,300
Officer’s/director’s compensation for year ended June 30, 2019 (including stock-based compensation of $40,000)	-	80,000	80,000
Balance June 30, 2019	-	113,300	113,300
Officer’s/director’s compensation for the three months ended September 30, 2019 (including stock-based compensation of $10,000)	-	20,000	20,000
Balances at September 30, 2019 (Unaudited)	-	133,300	133,300
Officer’s/director’s compensation for the three months ended December 31, 2019 (including stock-based compensation of $10,000)	-	20,000	20,000
Balances at December 31, 2019 (Unaudited)	$-	$153,300	$153,300

NOTE F - NOTES PAYABLE, THIRD PARTIES

Notes payable to third parties consist of:

	December 31, 2019	June 30, 2019	June 30, 2018
	(Unaudited)
Convertible Promissory Note dated January 24, 2018 payable to Tri-Bridge Ventures, LLC (“Tri-Bridge”), interest at 10%, due January 24, 2019-less unamortized debt discount of $0, $0 and $8,242 at December 31, 2019, June 30, 2019 and June 30, 2018, respectively (i)	$15,750	$15,750	$7,508
Convertible Promissory Note dated February 16, 2018 payable to Tri-Bridge Ventures, LLC (“Tri-Bridge”), interest at 10%, due February 16, 2019-less unamortized debt discount of $0, $0 and $5,063 at December 31, 2019, June 30, 2019 and June 30, 2018, respectively (ii)	8,000	8,000	2,937
Convertible Promissory Note dated June 3, 2018 payable to Valvasone Trust (“Valvasone”), interest at 5%, due June 3, 2019-less unamortized debt discount of $0, $0 and $85,102 at December 31, 2019, June 30, 2019 and June 30, 2018, respectively (iii)	91,900	91,900	6,798
Convertible Promissory Note dated June 29, 2018 payable to Jody A. DellaDonna (“JDD”), interest at 5%, due June 29, 2019-less unamortized debt discount of $0, $0 and $24,863 at December 31, 2019, June 30, 2019 and June 30, 2018, respectively (iv)	25,000	25,000	137
Convertible Promissory Note dated November 30, 2019 payable to Jetco Holdings, LLC (“Jetco”), interest at 3%, due November 30, 2020-less unamortized debt discount of $1,830,137, $0 and $0 at December 31, 2019, June 30, 2019 and June 30, 2018, respectively (v)	169,863	-	-
Convertible Promissory Note dated December 17, 2019 payable to Armada Investment Fund, LLC (“Armada”), interest at 8%, due December 17, 2020-less unamortized debt discount of $10,578, $0 and $0 at December 31, 2019, June 30, 2019 and June 30, 2018, respectively (vi)	422	-	-
Totals	$310,935	$140,650	$17,380

(i)	On January 24, 2018, the Company executed a Convertible Note (the “Convertible Note”) payable to Tri-Bridge Ventures, LLC in the principal amount of $15,750. The Convertible Note was fully funded on January 24, 2018. The Convertible Note is convertible, in whole or in part, at any time and from time to time before maturity (January 24, 2019) at the option of the holder. The Conversion Price shall be equal to Fifty Percent (50%) of the lowest Trading Price (defined below) during the Valuation Period (defined below), and the Conversion Amount shall be the amount of principal or interest electively converted in the Conversion Notice. The total number of shares due under any conversion notice (“Notice Shares”) will be equal to the Conversion Amount divided by the Conversion Price. On the date that a Conversion Notice is delivered to Holder, the Company shall deliver an estimated number of shares (“Estimated Shares”) to Holder’s brokerage account equal to the Conversion Amount divided by 50% of the Market Price. “Market Price” shall mean the lowest of the daily Trading Price for the Common Stock during the twenty (20) Trading Day period ending on the latest complete Trading Day prior to the Conversion Date. The “Valuation Period” shall mean twenty (20) Trading Days, commencing on the first Trading Day following delivery and clearing of the Notice Shares in Holder’s brokerage account, as reported by Holder (“Valuation Start Date”). If at any time, one or multiple times, during the Valuation Period the number of Estimated Shares delivered to Holder is less than the Notice Shares, the company must immediately deliver enough shares equal to the difference. A Conversion Amount will not be considered fully converted until the end of the Valuation Period for that Conversion Amount. “Trading Price” means, for any security as of any date, any trading price on the OTC Bulletin Board, or other applicable trading market (the “OTCBB”) as reported by a reliable reporting service (“Reporting Service”) mutually acceptable to Maker and Holder (i.e. Bloomberg) or, if the OTCBB is not the principal trading market for such security, the price of such security on the principal securities exchange or trading market where such security is listed or traded. “Trading Day” shall mean any day on which the Common Stock is tradable for any period on the OTCBB, or on the principal securities The Convertible Note has a term of one (1) year and bears interest at 10% annually. At December 31, 2019, $15,750 principal plus all inherit interest were due.

F-11

GLOBAL TECHNOLOGIES, LTD

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the years ended June 30, 2019 and 2018 and six months ended December 31, 2019 and 2018 (Unaudited)

(ii)	On February 16, 2018, the Company executed a Convertible Note (the “Convertible Note”) payable to Tri-Bridge Ventures, LLC in the principal amount of $8,000. The Convertible Note was fully funded on February 16, 2018. The Convertible Note is convertible, in whole or in part, at any time and from time to time before maturity (February 16, 2019) at the option of the holder at the Variable Conversion Price, which shall be equal to the lesser of (i) the price of any public offering of the Maker’s Common Stock or (ii) Fifty Percent (50%) of the lowest Trading Price (defined below) during the Twenty Trading Day period prior to the day the Holder delivers the Conversion Notice, and the Conversion Amount shall be the amount of principal or interest electively converted in the Conversion Notice. “Trading Price” means, for any security as of any date, any trading price on the OTC Bulletin Board, or other applicable trading market (the “OTCBB”) as reported by a reliable reporting service (“Reporting Service”) mutually acceptable to Maker and Holder (i.e. Bloomberg) or, if the OTCBB is not the principal trading market for such security, the price of such security on the principal securities exchange or trading market where such security is listed or traded. “Trading Day” shall mean any day on which the Common Stock is tradable for any period on the OTCBB, or on the principal securities exchange or other securities market on which the Common Stock is then being traded. The Convertible Note has a term of one (1) year and bears interest at 10% annually. At December 31, 2019, $8,000 principal plus all inherit interest were due.

(iii)	On June 3, 2018, the Company executed a Convertible Note (the “Convertible Note”) payable to Valvasone Trust in the principal amount of $91.900. The Convertible Note was issued for compensation due for consulting services. The Convertible Note is convertible, in whole or in part, at any time and from time to time before maturity (June 3, 2019) at the option of the holder at the conversion price which shall be equal to the lower of: (a) 50% of the lowest trading price of the Company’s common stock during the 25 consecutive Trading Days prior to the date on which Holder elects to convert all or part of the Note or (b) 50% of the lowest trading price of the Company’s common stock during the 25 consecutive Trading Days prior to the Effective Date. The Convertible Note has a term of one (1) year and bears interest at 5% annually. At December 31, 2019, $91,900 principal plus all inherit interest were due.

(iv)	On June 29, 2018, the Company executed a Convertible Note (the “Convertible Note”) payable to Jody A. DellaDonna in the principal amount of $25,000. The Convertible Note was issued for compensation due for consulting services. The Convertible Note is convertible, in whole or in part, at any time and from time to time before maturity (June 29, 2019) at the option of the holder at the conversion price which shall be equal to the lower of: (a) 50% of the lowest trading price of the Company’s common stock during the 25 consecutive Trading Days prior to the date on which Holder elects to convert all or part of the Note or (b) 50% of the lowest trading price of the Company’s common stock during the 25 consecutive Trading Days prior to the Effective Date. The Convertible Note has a term of one (1) year and bears interest at 5% annually. At December 31, 2019, $25,000 principal plus all inherit interest were due.

(v)	On November 30, 2019, the Company executed a Convertible Note (the “Convertible Note”) payable to Jetco Holdings, LLC in the principal amount of $2,000,000. The Convertible Note was Issued as part of the Purchase and Sale Agreement for the acquisition of TCBM Holdings, LLC. The Convertible Note is convertible, in whole or in part, at any time and from time to time before maturity (March 20, 2021) at the option of the holder. The conversion price for the principal and interest in connection with voluntary conversions by the Holder shall be 70% multiplied by the Market Price (as defined herein)(representing a discount rate of 30%), subject to adjustment as described herein (“Conversion Price”). Market Price” means the lowest one (1) Trading Prices (as defined below) for the Common Stock during the twenty (20) Trading Day period ending on the last complete Trading Day prior to the Conversion Date. “Trading Prices” means, for any security as of any date, the lowest traded price on the Over-the Counter Pink Marketplace, OTCQB, or applicable trading market (the “OTCQB”) as reported by a reliable reporting service (“Reporting Service”) designated by the Holder (i.e. www.Nasdaq.com) or, if the OTCQB is not the principal trading market for such security, on the principal securities exchange or trading market where such security is listed or traded or, if the lowest intraday trading price of such security is not available in any of the foregoing manners, the lowest intraday price of any market makers for such security that are quoted on the OTC Markets. The Convertible Note has a term of one (1) year and bears interest at 3% annually. At December 31, 2019, $2,000,000 principal plus all inherit interest were due.

(vi)

On December 17, 2019, the Company entered into a Securities Purchase Agreement (the “Agreement”) with Armada Capital Partners, LLC (“Armada”) wherein the Company issued Armada a Convertible Promissory Note (the “Convertible Note”) in the amount of $11,000 ($1,000 OID). The Convertible Note has a term of one (1) year (due on December 17, 2020) and bears interest at 8% annually. The Convertible Note is convertible, in whole or in part, at any time and from time to time before maturity (March 20, 2021) at the option of the holder. The conversion price for the principal and interest in connection with voluntary conversions by the Holder shall be 60% multiplied by the Market Price (as defined herein)(representing a discount rate of 40%), subject to adjustment as described herein (“Conversion Price”). Market Price” means the lowest one (1) Trading Prices (as defined below) for the Common Stock during the twenty (20) Trading Day period ending on the last complete Trading Day prior to the Conversion Date. “Trading Prices” means, for any security as of any date, the lowest traded price on the Over-the Counter Pink Marketplace, OTCQB, or applicable trading market (the “OTCQB”) as reported by a reliable reporting service (“Reporting Service”) designated by the Holder (i.e. www.Nasdaq.com) or, if the OTCQB is not the principal trading market for such security, on the principal securities exchange or trading market where such security is listed or traded or, if the lowest intraday trading price of such security is not available in any of the foregoing manners, the lowest intraday price of any market makers for such security that are quoted on the OTC Markets. As part and parcel of the foregoing transaction, Armada was issued a warrant granting the holder the right to purchase up to 560,800 shares of the Company’s common stock at an exercise price of $0.024 for a term of 5-years. The transaction closed on December 17, 2019. In addition, 10,000,000 shares of the Company’s common stock have been reserved at Pacific Stock Transfer Corporation for possible issuance upon the conversion of the Note into shares of our common stock. At December 31, 2019, $11,000 principal plus all inherit interest were due.

NOTE G - NOTES PAYABLE, RELATED PARTIES

Notes payable to related parties consist of:

	December 31, 2019	June 30, 2019	June 30, 2018
	(Unaudited)
Unsecured Convertible Promissory Notes dated July 27, 2018, payable to Around the Clock Partners, LP (entity controlled by Wayne Anderson), interest at 5%, due July 27, 2019- less unamortized debt discount of $0, $8,890 and $0 at December 31, 2019, June 30, 2019 and June 30, 2018, respectively (i)	$124,800	$115,910	$-
Total	$124,800	$115,910	$-

(i)	On July 27, 2018, the Company executed a Convertible Note (the “Convertible Note”) payable to Around the Clock Partners, LP in the principal amount of $124,800. The Convertible Note was issued for compensation due for consulting services. The Convertible Note is convertible, in whole or in part, at any time and from time to time before maturity (July 27, 2019) at the option of the holder at the conversion price which shall be equal to the lower of: (a) 50% of the lowest trading price of the Company’s common stock during the 25 consecutive Trading Days prior to the date on which Holder elects to convert all or part of the Note or (b) 50% of the lowest trading price of the Company’s common stock during the 25 consecutive Trading Days prior to the Effective Date. The Convertible Note has a term of one (1) year and bears interest at 5% annually. At December 31, 2019, $124,800 principal plus all inherit interest were due.

F-12

GLOBAL TECHNOLOGIES, LTD

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the years ended June 30, 2019 and 2018 and six months ended December 31, 2019 and 2018 (Unaudited)

NOTE H - DERIVATIVE LIABILITY

The derivative liability at December 31, 2019, June 30, 2019 and June 30, 2018 consisted of:

	December 31, 2019	June 30, 2019	June 30, 2018
	(Unaudited)
Convertible Promissory Notes payable to Tri-Bridge Ventures, LLC. Please see NOTE F – NOTES PAYABLE, THIRD PARTIES for further information	$237,500	$173,500	$47,500
Convertible Promissory Note payable to Valvasone Trust. Please see NOTE F – NOTES PAYABLE, THIRD PARTIES for further information	229,750	229,750	183,800
Convertible Promissory Notes payable to Jody A. DellaDonna. Please see NOTE F – NOTES PAYABLE, THIRD PARTIES for further information	62,500	62,500	50,000
Convertible Promissory Note payable to Around the Clock Partners, LP. Please see NOTE G – NOTES PAYABLE, RELATED PARTIES for further information	312,000	249,600	-
Convertible Promissory Note payable to Jetco Holdings, LLC. Please see NOTE G – NOTES PAYABLE, RELATED PARTIES for further information	2,868,143	-	-
Convertible Promissory Note payable to Armada Investment Fund, LLC. Please see NOTE G – NOTES PAYABLE, RELATED PARTIES for further information	18,333	-	-
Total derivative liability	$3,728,226	$715,350	$281,300

The Convertible Promissory Notes (the “Notes”) contain a variable conversion feature based on the future trading price of the Company’s common stock. Therefore, the number of shares of common stock issuable upon conversion of the Notes is indeterminate. Accordingly, we have recorded the fair value of the embedded conversion features as a derivative liability at the respective issuance dates of the notes and charged the applicable amounts to debt discounts (limited to the face value of the respective notes) and the remainder to other expenses. The increase (decrease) in the fair value of the derivative liability from the respective issue dates of the notes to the measurement dates is charged (credited) to other expense (income).

The fair value of the derivative liability was measured at the respective issuance dates and at December 31, 2019, June 30, 2019 and June 30, 2018 using the Black Scholes option pricing model. Assumptions used for the calculation of the derivative liability of the Notes at December 31, 2019 were (1) stock price of $0.0001 per share, (2) conversion prices ranging from $0.00001 to $0.00004 per share, (3) term of 6 months to 1 year, (4) expected volatility of 2496.66%, and (5) risk free interest rate of 1.59% to 1.83%. Assumptions used for the calculation of the derivative liability of the Notes at June 30, 2019 were (1) stock price of $0.0001 per share, (2) conversion price of $0.00005 per share, (3) terms ranging from 1 month to 6 months, (4) expected volatility of 1950.57%, and (5) risk free interest rates ranging from 2.09% to 2.18%. Assumptions used for the calculation of the derivative liability of the Notes at June 30, 2018 were (1) stock price of $0.0001 per share, (2) conversion price of $0.00005 per share, (3) terms ranging from 208 days to 12 months, (4) expected volatility of 1725.52%, and (5) risk free interest rates ranging from 2.07% to 2.33%.

NOTE I - CAPITAL STOCK

Preferred Stock

Filed with the State of Delaware:

On September 30, 1999, the Company filed a Certificate of Designations, Rights, Preferences and Limitations for a newly designated Series A 8% Convertible Preferred Stock, par value $0.01. The designation of the new Series A 8% Convertible Preferred Stock was approved by the Board of Directors on August 16, 1999. The Company is authorized to issue 3,000 shares of the Series A 8% Convertible Preferred Stock. At December 31, 2019, June 30, 2019 and 2018, the Company had 0, 0 and 0 shares issued and outstanding, respectively.

On September 30, 1999, the Company filed a Certificate of Designations, Rights, Preferences and Limitations for a newly designated Series B 8% Convertible Preferred Stock, par value $0.01. The designation of the new Series B 8% Convertible Preferred Stock was approved by the Board of Directors on August 16, 1999. The Company is authorized to issue 3,000 shares of the Series B 8% Convertible Preferred Stock. At December 31, 2019, June 30, 2019 and 2018, the Company had 0, 0 and 0 shares issued and outstanding, respectively.

F-13

GLOBAL TECHNOLOGIES, LTD

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the years ended June 30, 2019 and 2018 and six months ended December 31, 2019 and 2018 (Unaudited)

NOTE I - CAPITAL STOCK (cont’d)

On February 15, 2000, the Company filed a Certificate of Designations, Rights, Preferences and Limitations for a newly designated Series C 5% Convertible Preferred Stock, par value $0.01. The designation of the new Series C 5% Convertible Preferred Stock was approved by the Board of Directors on February 14, 2000. The Company is authorized to issue 1,000 shares of the Series C 5% Convertible Preferred Stock. At December 31, 2019, June 30, 2019 and 2018, the Company had 0, 0 and 0 shares issued and outstanding, respectively.

On April 26, 2001, the Company filed a Certificate of Designations, Rights, Preferences and Limitations for a newly designated Series D Convertible Preferred Stock, par value $0.01. The designation of the new Series D Convertible Preferred Stock was approved by the Board of Directors on April 26, 2001. The Company is authorized to issue 800 shares of the Series D Convertible Preferred Stock. At December 31, 2019, June 30, 2019 and 2018, the Company had 0, 0 and 0 shares issued and outstanding, respectively.

On June 28, 2001, the Company filed a Certificate of Designations, Rights, Preferences and Limitations for a newly designated Series E 8% Convertible Preferred Stock, par value $0.01. The designation of the new Series E 8% Convertible Preferred Stock was approved by the Board of Directors on March 30, 2001. The Company is authorized to issue 250 shares of the Series E Convertible Preferred Stock. At December 31, 2019, June 30, 2019 and 2018, the Company had 0, 0 and 0 shares issued and outstanding, respectively.

Series K Super Voting Preferred Stock

On July 31, 2019, the Company filed a Certificate of Designations, Rights, Preferences and Limitations for a newly designated Series K Super Voting Preferred Stock, par value $0.01. The designation of the new Series K Super Voting Preferred Stock was approved by the Board of Directors on July 16, 2019. The Company is authorized to issue three (3) shares of the Series K Super Voting Preferred Stock. At December 31, 2019, June 30, 2019 and 2018, the Company had 3, 0 and 0 shares issued and outstanding, respectively.

Dividends. Initially, there will be no dividends due or payable on the Series K Super Voting Preferred Stock. Any future terms with respect to dividends shall be determined by the Board consistent with the Corporation’s Certificate of Incorporation. Any and all such future terms concerning dividends shall be reflected in an amendment to this Certificate, which the Board shall promptly file or cause to be filed.

Liquidation and Redemption Rights. Upon the occurrence of a Liquidation Event (as defined below), the holders of Series K Super Voting Preferred Stock are entitled to receive net assets on a pro-rata basis. Each holder of Series K Super Voting Preferred Stock is entitled to receive ratably any dividends declared by the Board, if any, out of funds legally available for the payment of dividends. As used herein, “Liquidation Event” means (i) the liquidation, dissolution or winding-up, whether voluntary or involuntary, of the Corporation, (ii) the purchase or redemption by the Corporation of shares of any class of stock or the merger or consolidation of the Corporation with or into any other corporation or corporations, unless (a) the holders of the Series K Super Voting Preferred Stock receive securities of the surviving Corporation having substantially similar rights as the Series K Super Voting Preferred Stock and the stockholders of the Corporation immediately prior to such transaction are holders of at least a majority of the voting securities of the successor Corporation immediately thereafter (the “Permitted Merger”), unless the holders of the shares of Series K Super Voting Preferred Stock elect otherwise or (b) the sale, license or lease of all or substantially all, or any material part of, the Corporation’s assets, unless the holders of Series K Super Voting Preferred Stock elect otherwise.

Conversion. No conversion of the Series K Super Voting Preferred Stock is permitted.

Rank. All shares of the Series K Super Voting Preferred Stock shall rank (i) senior to the Corporation’s (A) Common Stock, par value $0.0001 per share ( “Common Stock” ), and any other class or series of capital stock of the Corporation hereafter created, except as otherwise provided in clauses (ii) and (iii) of this Section 4, (ii) pari passu with any class or series of capital stock of the Corporation hereafter created and specifically ranking, by its terms, on par with the Series K Super Voting Preferred-Stock and (iii) junior to any class or series of capital stock of the Corporation hereafter created specifically ranking, by its terms, senior to the Series K Preferred Stock, in each case as to distribution of assets upon liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary.

Voting Rights.

A. If at least one share of Series K Super Voting Preferred Stock is issued and outstanding, then the total aggregate issued shares of Series K Super Voting Preferred Stock at any given time, regardless of their number, shall have voting rights equal to 20 times the sum of: i) the total number of shares of Common stock which are issued and outstanding at the time of voting, plus ii) the total number of shares of any and all Preferred stocks which are issued and outstanding at the time of voting.

F-14

GLOBAL TECHNOLOGIES, LTD

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the years ended June 30, 2019 and 2018 and six months ended December 31, 2019 and 2018 (Unaudited)

NOTE I - CAPITAL STOCK (cont’d)

B. Each individual share of Series K Super Voting Preferred Stock shall have the voting rights equal to:

[twenty times the sum of: {all shares of Common stock issued and outstanding at the time of voting + all shares of any other Preferred stocks issued and outstanding at the time of voting}]

Divided by:

[the number of shares of Series K Super Voting Preferred Stock issued and outstanding at the time of voting]

With respect to all matters upon which stockholders are entitled to vote or to which stockholders are entitled to give consent, the holders of the outstanding shares of Series K Super Voting Preferred Stock shall vote together with the holders of Common Stock without regard to class, except as to those matters on which separate class voting is required by applicable law or the Certificate of Incorporation or By-laws.

Series L Preferred Stock

On July 31, 2019, the Company filed a Certificate of Designations, Rights, Preferences and Limitations for a newly designated Series L Preferred Stock, par value $0.01. The designation of the new Series L Preferred Stock was approved by the Board of Directors on July 16, 2019. The Company is authorized to issue five hundred thousand (500,000) shares of the Series L Preferred Stock. At December 31, 2019, June 30, 2019 and 2018, the Company had 10, 0 and 0 shares issued and outstanding, respectively.

Dividends. The holders of Series L Preferred Stock shall be entitled to receive dividends when, as and if declared by the Board of Directors, in its sole discretion.

Voting.

a. If at least one share of Series L Preferred Stock is issued and outstanding, then the total aggregate issued shares of Series L Preferred Stock at any given time, regardless of their number, shall have voting rights equal to four times the sum of: i) the total number of shares of Common Stock which are issued and outstanding at the time of voting, plus ii) the total number of shares of all series of Preferred Stock which are issued and outstanding at the time of voting.

b. Each individual share of Series L Preferred Stock shall have the voting rights equal to:

[four times the sum of: {all shares of Common Stock issued and outstanding at time of voting + the total number of shares of all series of Preferred Stock issued and outstanding at time of voting}]

divided by:

[the number of shares of Series L Preferred Stock issued and outstanding at the time of voting]

Conversion Rights.

a) Outstanding. If at least one share of Series L Preferred Stock is issued and outstanding, then the total aggregate issued shares of Series L Preferred Stock at any given time, regardless of their number, shall be convertible into the number of shares of Common Stock defined by the formula set forth is section 4.b.

b) Method of Conversion.

i. Procedure- Before any holder of Series L Preferred Stock shall be entitled to convert the same into shares of common stock, such holder shall surrender the certificate or certificates therefore, duly endorsed, at the office of the Company or of any transfer agent for the Series L Preferred Stock, and shall give written notice 5 business days prior to date of conversion to the Company at its principal corporate office, of the election to convert the same and shall state therein the name or names in which the certificate or certificates for shares of common stock are to be issued. The Company shall, within five business days, issue and deliver at such office to such holder of Series L Preferred Stock, or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of common stock to which such holder shall be entitled as aforesaid. Conversion shall be deemed to have been effected on the date when delivery of notice of an election to convert and certificates for shares is made, and such date is referred to herein as the “Conversion Date.”

F-15

GLOBAL TECHNOLOGIES, LTD

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the years ended June 30, 2019 and 2018 and six months ended December 31, 2019 and 2018 (Unaudited)

NOTE I - CAPITAL STOCK (cont’d)

ii. Issuance- Shares of Series L Preferred Stock may only be issued in exchange for the partial or full retirement of debt held by Management, Employees, Consultants or as directed by a majority vote of the Board of Directors. The number of Shares of Series L Preferred Stock to be issued to each qualified person (member of Management, Employee or Consultant) holding a Note shall be determined by the following formula:

For retirement of debt: One (1) share of Series L Preferred stock shall be issued for each Five Thousand Dollar ($5,000) tranche of outstanding liability. As an example: If an officer has accrued wages due to him or her in the amount of $25,000, the officer can elect to accept 5 shares of Series L Preferred stock to satisfy the outstanding obligation of the Company.

iii. Calculation for conversion into Common Stock- Each individual share of Series L Preferred Stock shall be convertible into the number of shares of Common Stock equal to:

[5000]

divided by:

[.50 times the lowest closing price of the Company’s common stock for the immediate five-day period prior to the receipt of the Notice of Conversion remitted to the Company by the Series L Preferred stockholder]

Common Stock

Class A and Class B:

Identical Rights. Except as otherwise expressly provided in ARTICLE FIVE of the Company’s Amended and Restated Certificate of Incorporation dated August 13, 1999, all Common Shares shall be identical and shall entitle the holders thereof to the same rights and privileges.

F-16

GLOBAL TECHNOLOGIES, LTD

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the years ended June 30, 2019 and 2018 and six months ended December 31, 2019 and 2018 (Unaudited)

NOTE I - CAPITAL STOCK (cont’d)

Stock Splits. The Corporation shall not in any manner subdivide (by any stock split, reclassification, stock dividend, recapitalization, or otherwise) or combine the outstanding shares of one class of Common Shares unless the outstanding shares of all classes of Common Shares shall be proportionately subdivided or combined.

Liquidation Rights. Upon any voluntary or involuntary liquidation, dissolution, or winding up of the affairs of the Corporation, after payment shall have been made to holders of outstanding Preferred Shares, if any, of the full amount to which they are entitled pursuant to the Certificate of Incorporation, the holders of Common Shares shall be entitled, to the exclusion of the holders of the Preferred Shares, if any, to share ratably, in accordance with the number of Common Shares held by each such holder, in all remaining assets of the Corporation available for distribution among the holders of Common Shares, whether such assets are capital, surplus, or earnings. For the purposes of this paragraph, neither the consolidation or merger of the Corporation with or into any other corporation or corporations in which the stockholders of the Corporation receive capital stock and/or securities (including debt securities) of the acquiring corporation (or of the direct or indirect parent corporation of the acquiring corporation) nor the sale, lease or transfer of the Corporation, shall be deemed to be a voluntary or involuntary liquidation, dissolution, or winding up of the Corporation as those terms are used in this paragraph.

Voting Rights.

(a) The holders of the Class A Shares and the Class B Shares shall vote as a single class on all matters submitted to a vote of the stockholders, with each Class A Share being entitled to one (1) vote and each Class B Share being entitled to six (6) votes, except as otherwise provided by law.

(b) The holders of Class A Shares and Class B Shares are not entitled to cumulative votes in the election of any directors.

Preemptive or Subscription Rights. No holder of Common Shares shall be entitled to preemptive or subscription rights.

F-17

GLOBAL TECHNOLOGIES, LTD

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the years ended June 30, 2019 and 2018 and six months ended December 31, 2019 and 2018 (Unaudited)

NOTE I - CAPITAL STOCK (cont’d)

Conversion Rights.

(a) Automatic Conversion. Each Class B Share shall (subject to receipt of any and all necessary approvals) convert automatically into one fully paid and non-assessable Class A Share (i) upon its sale, gift, or other transfer to a party other than a Principal Stockholder (as defined below) or an Affiliate of a Principal Stockholder (as defined below), (ii) upon the death of the Class B Stockholder holding such Class B Share, unless the Class B Shares are transferred by operation of law to a Principal Stockholder or an Affiliate of a Principal Stockholder, or (iii) in the event of a sale, gift, or other transfer of a Class B Share to an Affiliate of a Principal Stockholder, upon the death of the transferor. Each of the foregoing automatic conversion events shall be referred to hereinafter as an “Event of Automatic Conversion.” For purposes of this ARTICLE FIVE, “Principal Stockholder” includes any of Donald H. Goldman, Steven M. Fieldman, Lance Fieldman, Yuri Itkis, Michall Itkis and Boris Itkis and an “Affiliate of a Principal Stockholder” is a person that directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the person specified. For purposes of this definition, “control,” when used with respect to any specified person, means the power to direct or cause the direction of the management, and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise. Without limitation, an Affiliate also includes the estate of such individual.

(b) Voluntary Conversion. Each Class B Share shall be convertible at the option of the holder, for no additional consideration, into one fully paid and non-assessable Class A Share at any time.

(c) Conversion Procedure. Promptly upon the occurrence of an Event of Automatic Conversion such that Class B shares are converted automatically into Class A Shares, or upon the voluntary conversion by the holder, the holder of such shares shall surrender the certificate or certificates therefor, duly endorsed in blank or accompanied by proper instruments of transfer, at the office of the Corporation or of any transfer agent for the Class A Shares, and shall give written notice to the Corporation at such office (i) stating that the shares are being converted pursuant to an Event of Automatic Conversion into Class A Shares as provided in subparagraph 5.6(a) hereof or a voluntary conversion as provided in subparagraph 5.6(b) hereof, (ii) specifying the Event of Automatic Conversion (and, if the occurrence of such event is within the control of the transferor, stating the transferor’s intent to effect an Event of Automatic Conversion) or whether such conversion is voluntary, (iii) identifying the number of Class B Shares being converted, and (iv) setting out the name or names (with addresses) and denominations in which the certificate or certificates for Class A Shares shall be issued and including instructions for delivery thereof. Delivery of such notice together with the certificates representing the Class B Shares shall obligate the Corporation to issue such Class A Shares and the Corporation shall be justified in relying upon the information and the certification contained in such notice and shall not be liable for the result of any inaccuracy with respect thereto. Thereupon, the Corporation or its transfer agent shall promptly issue and deliver at such stated address to such holder or to the transferee of Class B Shares a certificate or certificates for the number of Class A Shares to which such holder or transferee is entitled, registered in the name of such holder, the designee of such holder or transferee, as specified in such notice. To the extent permitted by law, conversion pursuant to (i) an Event of Automatic Conversion shall be deemed to have been effected as of the date on which the Event of Automatic Conversion occurred or (ii) a voluntary conversion shall be deemed to have been effected as of the date the Corporation receives the written notice pursuant to this subparagraph (c) (each date being the “Conversion Date”). The person entitled to receive the Class A Shares issuable upon such conversion shall be treated for all purposes as the record holder of such Class A Shares at and as of the Conversion Date, and the right of such person as the holder of Class B Shares shall cease and terminate at and as of the Conversion Date, in each case without regard to any failure by the holder to deliver the certificates or the notice by this subparagraph (c).

(d) Unconverted Shares. In the event of the conversion of fewer than all of the Class B Shares evidenced by a certificate surrendered to the Corporation in accordance with the procedures of this Paragraph 5.6, the Corporation shall execute and deliver to or upon the written order of the holder of such certificate, without charge to such holder, a new certificate evidencing the number of Class B Shares not converted.

(e) Reissue of Shares. Class B Shares that are converted into Class A Shares as provided herein shall be retired and canceled and shall not be reissued.

(f) Reservation. The Corporation hereby reserves and shall at all times reserve and keep available, out of its authorized and unissued Class A Shares, for the purpose of effecting conversions, such number of duly authorized Class A Shares as shall from time to time be sufficient to effect the conversion of all outstanding Class B Shares. The Corporation covenants that all the Class A Shares so issuable shall, when so issued, be duly and validly issued, fully paid and non-assessable, and free from liens and charges with respect to the issue. The Corporation will take all such action as may be necessary to assure that all such Class A Shares may be so issued without violation of any applicable law or regulation, or any of the requirements of any national securities exchange upon which the Class A Shares may be listed. The Corporation will not take any action that results in any adjustment of the conversion ratio if the total number of Class A Shares issued and issuable after such action upon conversion of the Class B Shares would exceed the total number of Class A Shares then authorized by the Amended and Restated Certificate of Incorporation, as amended.

F-18

GLOBAL TECHNOLOGIES, LTD

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the years ended June 30, 2019 and 2018 and six months ended December 31, 2019 and 2018 (Unaudited)

NOTE I - CAPITAL STOCK (cont’d)

At December 31, 2019, June 30, 2019 and 2018, the Company is authorized to issue 14,991,000,000, 14,991,000,000 and 14,991,000,000 shares of Class A Common Stock, respectively. At December 31, 2019, June 30, 2019 and 2018, the Company has 12,189,293,609, 12,189,293,609 and 12,189,293,609 shares issued and outstanding, respectively. At December 31, 2019, June 30, 2019 and 2018, the Company is authorized to issue 4,000,000, 4,000,000 and 4,000,000 shares of Class B Common Stock, respectively. At December 31, 2019, June 30, 2019 and 2018, the Company has 0, 0 and 0 shares issued and outstanding, respectively.

Common Stock, Preferred Stock and Warrant Issuances

For the six months ended December 31, 2019 and fiscal years ended in June 30, 2019 and 2018, the Company issued and/or sold the following unregistered securities:

Common Stock:

2020

None

2019

None

2018

On February 20, 2018, Wayne Anderson returned 100,000,000 shares of the Company’s Class A Common Stock in order for the Company to enter a financing transaction with Tri-Bridge Ventures, LLC. The Company agreed to issue Mr. Anderson 200,000,000 shares of its Class A Common Stock when shares were available under its authorized shares or to issue Mr. Anderson the equivalent of 200,000,000 shares upon an effective reverse stock split.

On February 14, 2019, the Company issued 500,000,000 shares of its Class A Common Stock to Jody A. DellaDonna as payment for services rendered on behalf of the Company.

On February 2, 2018, the Company issued 500,000,000 shares of its Class A Common Stock to a Valvasone Trust affiliate as payment for services rendered on behalf of the Company.

On February 2, 2018, the Company issued 1,000,000,000 shares of its Class A Common Stock to Wayne Anderson, the Company’s chief executive officer and sole officer and director of the Company for services rendered on behalf of the Company.

Preferred Stock:

On August 2, 2019, the Company issued three (3) shares of its Series K Super Voting Preferred Stock to its sole officer and director, Jimmy Wayne Anderson.

On September 2, 2019, the Company issued ten (10) shares of its Series L Preferred Stock to Sylios Corp, an entity controlled by the Company’s sole officer and director.

Warrants and Options:

On December 17, 2019, the Company entered into a Securities Purchase Agreement (the “Agreement”) with Armada Capital Partners, LLC (“Armada”) wherein the Company issued Armada a Convertible Promissory Note (the “Note”) in the amount of $11,000 ($1,000 OID). The Note has a term of one (1) year (due on December 17, 2020) and bears interest at 8% annually. As part and parcel of the foregoing transaction, Armada was issued a warrant granting the holder the right to purchase up to 560,800 shares of the Company’s common stock at an exercise price of $0.024 for a term of 5-years. The transaction closed on December 17, 2019. Please see NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES for further information.

NOTE J - INCOME TAXES

The Company accounts for income taxes using the asset and liability method described in SFAS No. 109, “Accounting For Income Taxes”, the objective of which is to establish deferred tax assets and liabilities for the temporary differences between the financial reporting and the tax basis of the Company’s assets and liabilities at the enacted tax rates expected to be in effect when such amounts are realized or settled. A valuation allowance related to deferred tax assets is recorded when it is more likely than not that some portion or all of the deferred tax assets will not be realized. In recognition of the uncertainty regarding the ultimate amount of income tax benefits to be derived, the Company has recorded a full valuation allowance at December 31, 2019, and June 30, 2019 and 2018.

The provision (benefit) for income taxes includes income taxes currently payable and those deferred because of temporary differences between the financial statement and tax bases of assets and liabilities.

Significant components of the Company’s deferred tax assets and liabilities are calculated at an estimated effective tax rate of 21%. (35% for tax year 2017)

The provision for (benefit from) income taxes differs from the amount computed by applying the statutory United States federal income tax rate for the periods presented to income (loss) before income taxes. The income tax rate was 21% for the six months ended December 31, 2019 and year ended June 30, 2019 and 35% for the year ended June 30, 2018. The sources of the difference are as follows:

F-19

GLOBAL TECHNOLOGIES, LTD

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the years ended June 30, 2019 and 2018 and six months ended December 31, 2019 and 2018 (Unaudited)

NOTE J - INCOME TAXES (cont’d)

	Six Months Ended	Year Ended
	December 31, 2019	June 30, 2019	June 30, 2018
Expected tax at 21%, 21% and 35%, respectively	$(281,944)	$(161,718)	$(108,819)
Non-deductible stock-based compensation	16,800	8,400	73,500
Non-deductible loss (nontaxable income) from derivative liability	212,261	69,943	49,228
Non-deductible amortization of debt discounts	35,760	50,228	6,083
Increase (decrease) in Valuation allowance	17,123	38,147	(19,992)
Provision for (benefit from) income taxes	$-	$-	$-

(a)	As a result of the Tax Cuts and Jobs Act enacted on December 22, 2017, the United States corporate income tax rate is 21% effective January 1, 2018. Accordingly, we reduced our deferred income tax asset relating to our net operating loss carryforward (and the valuation allowance thereon) by $1,490,874 from $3,727,185 to $2,236,311 as of June 30, 2019.

All tax years remain subject to examination by the Internal Revenue Service.

Significant components of the Company’s deferred income tax are as follows:

	December 31, 2019	June 30, 2019	June 30, 2018
Unpaid accrued officer and director compensation	$12,559	$8,359	$-
Net operating loss carry-forwards	29,346,959	29,329,836	29,254,563
Valuation allowance	(29,359,518)	(29,338,195)	(29,254,563)
Net non-current deferred tax asset	$-	$-	$-

Based on management’s present assessment, the Company has not yet determined it to be more likely than not that a deferred tax asset of $29,359,518 attributable to the future utilization of the $12,559 timing difference relating to unpaid officer and director compensation and the $29,346,959 net operating loss carryforward as of December 31, 2019 will be realized. Accordingly, the Company has provided a 100% allowance against the deferred tax asset in the financial statements at December 31, 2019. The Company will continue to review this valuation allowance and make adjustments as appropriate. $28,980,000 of the net operating loss carryforward expires in the year 2022.

Current tax laws limit the amount of loss available to be offset against future taxable income when a substantial change in ownership occurs. Therefore, the amount available to offset future taxable income may be limited.

NOTE K - COMMITMENTS AND CONTINGENCIES

Occupancy

Currently, the Company shares office space with Sylios Corp at 501 1st Ave N., Suite 901, St. Petersburg, FL 33701 and is not required to reimburse Sylios Corp for monthly rent. The Company anticipates that this relationship will change with the additional employees and it will be required to enter into a lease for a separate office space.

Employment and Director Agreements

On January 26, 2018, the Company executed a new Board of Directors Service Agreement with Jimmy Wayne Anderson. Under the terms of the Agreement, commencing the first calendar quarter of 2018 the Company is to pay Mr. Anderson $10,000 per quarter for which Mr. Anderson serves on the Board of Directors. In addition to cash compensation, the Company is to issue Mr. Anderson the equivalent of $10,000 of the Company’s common stock on the last calendar day of each quarter. The calculation for the number of shares to be issued to Mr. Anderson shall be as follows: $10,000/(Closing stock price on the last trading day of each quarter x .80). Please see NOTE E – ACCRUED OFFICER AND DIRECTOR COMPENSATION for further information.

NOTE L - GOING CONCERN UNCERTAINTY

Under ASC 205-40, we have the responsibility to evaluate whether conditions and/or events raise substantial doubt about our ability to meet our future financial obligations as they become due within one year after the date that the financial statements are issued. As required by this standard, our evaluation shall initially not take into consideration the potential mitigating effects of our plans that have not been fully implemented as of the date the financial statements are issued.

In performing the first step of this assessment, we concluded that the following conditions raise substantial doubt about our ability to meet our financial obligations as they become due. We have a history of net losses: As of December 31, 2019 and June 30, 2019, we had an accumulated deficit of $161,730,012 and $160,386,420, respectively. For the six months ended December 31, 2019 and for the year ended June 30, 2019, cash provided (used) from operating activities of $109,867 and $(1,689), respectively. We expect to continue to incur negative cash flows until such time as our operating segments generate sufficient cash inflows to finance our operations and debt service requirements.

In performing the second step of this assessment, we are required to evaluate whether our plans to mitigate the conditions above alleviate the substantial doubt about our ability to meet our obligations as they become due within one year after the date that the financial statements are issued. Our future plans include securing additional funding sources that may include establishing corporate partnerships, establishing licensing revenue agreements, issuing additional convertible debentures and issuing public or private equity securities, including selling common stock through an at-the-market facility (ATM).

There is no assurance that sufficient funds required during the next year or thereafter will be generated from operations or that funds will be available through external sources. The lack of additional capital resulting from the inability to generate cash flow from operations or to raise capital from external sources would force the Company to substantially curtail or cease operations and would, therefore, have a material effect on the business. Furthermore, there can be no assurance that any such required funds, if available, will be available on attractive terms or they will not have a significant dilutive effect on the Company’s existing shareholders. We have therefore concluded there is substantial doubt about our ability to continue as a going concern through April 2020.

F-20

GLOBAL TECHNOLOGIES, LTD

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the years ended June 30, 2019 and 2018 and six months ended December 31, 2019 and 2018 (Unaudited)

NOTE L - GOING CONCERN UNCERTAINTY (cont’d)

The accompanying consolidated financial statements have been prepared on a going-concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The accompanying consolidated financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from our failure to continue as a going concern.

NOTE M - SUBSEQUENT EVENTS

On January 2, 2020, the Company entered into a Consulting Agreement (the “Agreement”) with Brian McFadden (the “Consultant”). Under the terms of the Agreement, the Consultant is to provide services to further the business plan of the Company’s subsidiaries, seek and advise the Company on the acquisition of potential products, seek acquisition candidates and on the sale of any inventory. The Agreement has a term of one (1) year and the Consultant is to be compensated Two Hundred Fifty Thousand and NO/100 Dollars ($250,000).

On January 2, 2020, the Company entered into a Consulting Agreement (the “Agreement”) with Timothy Cabrera (the “Consultant”). Under the terms of the Agreement, the Consultant is to provide services to further the business plan of the Company’s subsidiaries, seek and advise the Company on the acquisition of potential products, seek acquisition candidates and on the sale of any inventory. The Agreement has a term of one (1) year and the Consultant is to be compensated Two Hundred Fifty Thousand and NO/100 Dollars ($250,000).

On March 11, 2020, the Company, through its two wholly owned subsidiaries, HMNRTH, LLC (the “Seller”) and TCBM Holdings, LLC (the “Owner”) (together Seller and Owner the “Selling Parties”) entered into an Asset Purchase Agreement (the “Agreement”) with Edison Nation, Inc. and its wholly owned subsidiary, Scalematix, LLC (together the “Buyer”), for the sale of certain assets in the health wellness industry and related consumer products industry that are included on Schedule 1.01 of the Agreement. Under the terms of the Agreement, Buyer is to remit $70,850 via wire transfer at Closing and shall issue to a representative of the Selling Parties Two Hundred Thirty-Eight Thousand Seven Hundred and Fifty (238,750) shares of restricted common stock. In addition, the Selling Parties shall have the right to additional earn out compensation based upon the following metrics: (i) at such time as the purchased assets achieve cumulative revenue of $2,500,000, the Selling Parties shall earn One Hundred Twenty-Five Thousand (125,000) shares of common stock; and (ii) at such time as the purchased assets achieve cumulative revenue of $5,000,000, the Selling Parties shall earn One Hundred Twenty-Five Thousand (125,000) shares of common stock. The Closing of the transaction occurred on March 11, 2020.

On March 20, 2020, the Company executed a Convertible Note (the “Convertible Note”) payable to Jetco Holdings, LLC in the principal amount of $20,000. The Convertible Note was fully funded on March 20, 2020. The Convertible Note is convertible, in whole or in part, at any time and from time to time before maturity (March 20, 2021) at the option of the holder. The conversion price for the principal and interest in connection with voluntary conversions by the Holder shall be 70% multiplied by the Market Price (as defined herein)(representing a discount rate of 30%), subject to adjustment as described herein (“Conversion Price”). Market Price” means the lowest one (1) Trading Prices (as defined below) for the Common Stock during the twenty (20) Trading Day period ending on the last complete Trading Day prior to the Conversion Date. “Trading Prices” means, for any security as of any date, the lowest traded price on the Over-the Counter Pink Marketplace, OTCQB, or applicable trading market (the “OTCQB”) as reported by a reliable reporting service (“Reporting Service”) designated by the Holder (i.e. www.Nasdaq.com) or, if the OTCQB is not the principal trading market for such security, on the principal securities exchange or trading market where such security is listed or traded or, if the lowest intraday trading price of such security is not available in any of the foregoing manners, the lowest intraday price of any market makers for such security that are quoted on the OTC Markets. The Convertible Note has a term of one (1) year and bears interest at 3% annually.

On March 24, 2020, the Company’s Board of Directors elected to form a new wholly owned subsidiary, Markets on Main, LLC. Articles of Organization were filed with the State of Florida on April 2, 2020.

F-21

EXHIBIT INDEX

Exhibit	Description

3.1	Articles of Incorporation of New IFT Corporation
3.2	Amended and Restated Certificate of Incorporation of New IFT Corporation
3.3	Certificate of Designation, Rights, Preferences and Limitations of Series A 8% Convertible Preferred Stock
3.4	Certificate of Designation, Rights, Preferences and Limitations of Series B 8% Convertible Preferred Stock
3.5	Certificate of Merger of Interactive Flight Technologies, Inc. into Global Technologies, Ltd
3.6	Certificate of Designation, Rights, Preferences and Limitations of Series C Convertible Preferred Stock
3.7	Certificate of Designation, Rights, Preferences and Limitations of Series D Convertible Preferred Stock
3.8	Certificate of Designation, Rights, Preferences and Limitations of Series E 8% Convertible Preferred Stock
3.9	Certificate of Amendment to the Company’s Amended and Restated Certificate of Incorporation
3.10	Foreign Profit Corporation Articles of Continuance filed with the State of Wyoming
3.11	Certificate of Designation, Rights, Preferences and Limitations of Series K Super Voting Preferred Stock filed with the State of Wyoming
3.12	Certificate of Designation, Rights, Preferences and Limitations of Series L Preferred Stock filed with the State of Wyoming
3.13	Certificate of Designation, Rights, Preferences and Limitations of Series K Super Voting Preferred Stock filed with the State of Delaware
3.14	Certificate of Designation, Rights, Preferences and Limitations of Series L Preferred Stock filed with the State of Delaware
4.1	Specimen Certificate common stock
10.1	Board of Directors Services Agreement with Jimmy Wayne Anderson dated January 26, 2018
10.2	Convertible Note between the Company and Tri-Bridge Ventures, LLC dated January 24, 2018
10.3	Convertible Note between the Company and Tri-Bridge Ventures, LLC dated February 16, 2018
10.4	Convertible Note between the Company and Valvasone Trust dated June 3 2018
10.5	Convertible Note between the Company and Jody A. DellaDonna dated June 29, 2018
10.6	Convertible Note between the Company and Around the Clock Partners, LP dated July 27, 2018
10.7	Indemnification Agreement between the Company and Jimmy Wayne Anderson dated January 25, 2018
10.8	Consulting Agreement between Global Technologies, Ltd and Sylios Corp dated August 22, 2019
10.9	Securities Purchase Agreement between Global Technologies, Ltd and Armada Capital Partners, LLC dated December 13, 2019
10.10	Convertible Promissory Note between Global Technologies, Ltd and Armada Capital Partners, LLC dated December 13, 2019
10.11	Common Stock Purchase Warrant Agreement between Global Technologies, Ltd and Armada Capital Partners, LLC dated December 13, 2019
10.12	TCBM, LLC Purchase and Sale Agreement dated November 30, 2019
10.13	Convertible Promissory Note between Global Technologies, Ltd and Jetco Holdings, LLC dated March 20, 2020
10.14	Securities Purchase Agreement between Global Technologies, Ltd and Jetco Holdings, LLC dated March 20, 2020
10.15	Consulting Agreement between Global Technologies, Ltd and Brian McFadden dated January 2, 2020
10.16	Consulting Agreement between Global Technologies, Ltd and Timothy Cabrera dated January 2, 2020
10.17	Asset Purchase Agreement between HMNRTH, LLC, TCBM Holdings, LLC and Edison Nation, Inc. and Scalematix, LLC dated March 11, 2020
21.1	Articles of Organization for Markets on Main, LLC dated April 2, 2020
21.2	Certificate of Formation TCBM Holdings, LLC dated
21.3	Certificate of Formation of HMNRTH, LLC dated July 30, 2019
21.4	Certificate of Formation of 911 Help Now, LLC dated February 2, 2018
23.2	Consent of Fruci & Associates, PLLC
Graphic	Corporate logo- Global Technologies, Ltd

40

The undersigned Company hereby undertakes to:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement, and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes:

That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

41

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement on Form 10 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Petersburg, State of Florida, on June 8, 2020.

GLOBAL TECHNOLOGIES, LTD

By:	/s/ Jimmy Wayne Anderson
Jimmy Wayne Anderson
President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

/s/ Jimmy Wayne Anderson	President (Principal Executive Officer), Acting Chief Financial Officer	June 8, 2020
(Principal Accounting Officer) and Chairman of the Board of Directors

42